Table of Contents

As filed with the Securities and Exchange Commission on August 3, 2023

Registration No. 333-273324

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

Amendment No. 1 to

FORM S-1/A
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Cardiff Lexington Corporation

(Exact name of registrant as specified in its charter)

Nevada	8011	84-1044583
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

____________________________

3200 Bel Air Drive

Las Vegas, NV 89109

(844) 628-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Alex Cunningham

Chief Executive Officer

Cardiff Lexington Corporation

3200 Bel Air Drive

Las Vegas, NV 89109

(844) 628-2100

(Names, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:
Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW Suite 500 Washington, DC 20036 (202) 869-0888	Lance Brunson, Esq. Callie Tempest Jones, Esq. Brunson Chandler & Jones, PLLC Walker Center 175 S. Main Street, Suite 1410 Salt Lake City, UT 84111 (801) 303-5737

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 3, 2023

Cardiff Lexington Corporation

               Shares of Common Stock

____________________________

We are offering            shares of common stock, assuming a public offering price of $       per share (which is the midpoint of the estimated range of the public offering price). We currently estimate that the public offering price will be between $       and $       per share.

Our common stock is currently quoted on the OTC Pink Market operated by OTC Markets Group Inc. under the symbol “CDIX.” On August 2, 2023, the closing price of our common stock on the OTC Pink Market was $0.0003. In connection with this offering, we intend to apply for the listing of our common stock on NYSE American under the symbol “CDIX.” The closing of this offering is contingent upon our uplisting to NYSE American.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the material risks of investing in our securities under the heading “Risk Factors” beginning on page 10 of this prospectus

.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses(2)	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Craft Capital Management LLC and R.F. Lafferty & Co., Inc., the representatives of the underwriters. We have also agreed to issue to the representatives or their designees warrants to purchase up to a number of shares of common stock equal to 5% of the number of shares sold in this offering at an exercise price equal to 125% of the public offering price. The registration statement of which this prospectus forms a part also registers the representatives’ warrants and the shares of common stock issuable upon exercise of the representatives’ warrants. See “Underwriting” for a complete description of the compensation arrangements.

(2)	We estimate the total expenses payable by us, excluding the underwriting discount and non-accountable expense allowance, will be approximately $ .

We have granted the underwriters an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts and commissions.

The underwriters expect to deliver the shares against payment as set forth under “Underwriting” on or about            , 2023.

Craft Capital Management LLC	R.F. Lafferty & Co., Inc.

The date of this prospectus is                , 2023

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from market research, publicly available information and industry publications. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. However, this data involves a number of assumptions and limitations regarding our industry which are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Forward-looking information obtained from these sources is also subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Unless otherwise indicated by the context, reference in this prospectus to “we,” “us,” “our,” “our company” and similar references are to Cardiff Lexington Corporation and its consolidated subsidiaries.

Our Company

Overview

We are an acquisition holding company focused on locating undervalued and undercapitalized companies, primarily in the healthcare industry, and providing them capitalization and leadership to maximize the value and potential of their private enterprises while also providing diversification and risk mitigation for our stockholders. Specifically, we have and will continue to look at a diverse variety of acquisitions in the healthcare sector in terms of growth stages and capital structures and we intend to focus our portfolio of subsidiaries approximately as follows: 80% will be targeted to established profitable niche small to mid-sized healthcare companies and 20% will be targeted to second stage startups in healthcare and related financial services (emerging businesses with a strong organic growth plan that is materially cash generative).

On May 31, 2021, we acquired Nova Ortho and Spine, PLLC, or Nova, which operates a group of regional primary specialty and ancillary care facilities throughout Florida that provide traumatic injury victims with primary care evaluations, interventional pain management, and specialty consultation services. We focus on plaintiff related care are and a highly efficient provider of emergency medical condition, or EMC, assessments. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. From sports injuries, to sprains, strains, and fractures, our doctors are dedicated to helping patients return to active lifestyles.

Our service model is designed to promote referral relationships, facilitate patient access, and coordinate administration among medical providers, personal injury attorneys, and chiropractors. This “referral relationship” approach to case management results in increased revenue as attorneys consider the value of our patient management process when brokering settlements. As EMC and early stage continued care providers, we believe that we have superior access to patient information to determine the validity of each case and manage cases appropriately. Revenue is primarily provided by bodily injury policies, general liability policies, and personal injury protection policies, which partially insulates our business from the declining reimbursement programs paid from or correlated to Medicare/Medicaid and traditional health insurance companies.

This business accounted for approximately 88% and 54% of our revenues for the years ended December 31, 2022 and 2021, respectively, and for approximately 95% and 84% of our revenues for the three months ended March 31, 2023 and 2022, respectively.

We also own a real estate company, Edge View Properties, Inc., or Edge View, which we acquired on July 16, 2014. Edge View owns five (5) acres zoned medium density residential (MDR) with 12 lots already platted, six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs, and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond. Salmon is known as Idaho’s premier whitewater destination as well as one of the easier accesses to the Frank Church Wilderness Area - the largest wilderness in the lower 48 states. Salmon’s airport has service to Boise, Idaho and serves as a hub to access whitewater rafting start points and wilderness landing strips. Management has invested years working to develop a new and exciting housing development in Salmon, Idaho and plans to enter into a joint venture agreement with a developer for this planned concept development. This business accounted for approximately 2% of our revenues for the year ended December 31, 2021 due to the sale of three parcels of land. We did not generate any revenues from this business for the year ended December 31, 2022 or the three months ended March 31, 2023 and 2022.

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We also previously operated a tax resolution business through Platinum Tax Defenders, or Platinum Tax, which we acquired on July 31, 2018. Platinum Tax is a full-service tax resolution firm located in Las Vegas, Nevada that provides fee-based tax resolution services to individuals and companies that have federal and state tax liabilities by assisting clients to settle outstanding tax debts. This business accounted for approximately 11% and 43% of our revenues for the years ended December 31, 2022 and 2021, respectively, and for approximately 5% and 16% of our revenues for the three months ended March 31, 2023 and 2022, respectively. Given the significant decline in revenues over the past 18 months due to the effects of the COVID-19 pandemic and mounting monthly operating losses, combined with our current focus on acquisitions in the healthcare sector, in July 2023 our board of directors decided to cease operating this business and plans to consider alternatives in the future as economic and market conditions change.

Our Corporate History and Structure

We were incorporated on September 3, 1986 in Colorado as Cardiff International Inc. On November 10, 2005, we merged with Legacy Card Company and became Cardiff Lexington Corporation. On August 27, 2014, we redomiciled and became a corporation under the laws of Florida. On April 13, 2021, we redomiciled and became a corporation under the laws of Nevada.

All of our operations are conducted through our operating subsidiaries, Nova, Edge View and Platinum Tax. Nova was organized in the State of Florida on December 3, 2018. Edge View was incorporated in the State of Idaho on February 9, 2005. Platinum Tax was incorporated in the State of Nevada on July 12, 2022. Its processor company, Platinum Tax Defenders, LLC was organized in the State of California on January 3, 2012 and was terminated on November 4, 2021.

Our Business Strategy

We employ an acquisition and value creation strategy, with the goal of locating undervalued and undercapitalized healthcare companies and providing them capitalization and leadership in order to maximize the value and potential of their private, often family run, enterprises while also providing diversification and risk mitigation for our stockholders. Our primary focus is on the healthcare sector, with holdings in financial services, and real estate, where we utilize our management team’s relationship networks, industry experiences and deal sourcing capabilities to target companies we believe have an experienced management team and compelling assets which we believe are well positioned for growth. Our culture emphasizes core values, teamwork, accountability, and performance. Specifically, we have and will continue to look at a diverse variety of acquisitions in the healthcare sector in terms of growth stages and capital structures and we intend to focus our portfolio of subsidiaries approximately as follows: 80% will be targeted to established profitable niche small to mid-sized healthcare companies and 20% will be targeted to second stage startups in healthcare and related financial services (emerging businesses with a strong organic growth plan that is materially cash generative). Our acquisition strategy is driven by structure, transaction value, alignment, resources and return on investment. As we identify potential targets, it is also our strategy and goal to identify and recruit the right operating executive partners that have the requisite tools and experience to manage and grow our existing and newly acquired subsidiaries. Based on our management’s long history and experience in building relationships with a vast number of executives and their teams, we are confident that we have placed or left successful executives in charge of our current subsidiaries and will be able to identify appropriate executives to add long term value to any future acquisitions.

After our acquisitions, the entities become wholly owned subsidiaries and the target company’s management team either maintains responsibility for the day-to-day operations or we locate suitable executives to overtake responsibility for the entities. We believe that we can then provide these entities with some of the benefits of being a publicly traded company, including but not limited to, providing them with increased access to funding that we can obtain on their behalf in the capital markets for operations or expansion and our management team’s experience operating businesses. Our combined acquisition and value creation strategy drives our goal to deliver our public stockholders an opportunity to own a long term, stable, durable compounding equity investment that can produce strong returns.

Our Market Opportunity

Utilizing our management teams and principals’ expansive network of relationships, we believe there are a substantial number of small to mid-sized healthcare companies, second stage startups – emerging businesses with a strong organic growth plan that is materially cash generative and income producing real estate holdings that we can seek to acquire that can potentially generate attractive returns for our stockholders. We further believe the economic and market dislocation resulting from the COVID-19 pandemic enhanced our opportunity to obtain potentially profitable businesses, which are facing lingering working capital challenges post pandemic, but have rebounded and returned to or near previous levels of profitability. In this environment, we believe the expertise and relationships of our management team represent a compelling value proposition for potential business targets looking for additional working capital infusion, a pathway to exit some equity, and leadership to assist them to grow and expand.

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Our Competitive Strengths

We believe that we have several competitive advantages that differentiate us from other holding companies. Our competitive strengths include:

•	Management operating and investing experience. Our directors and executive officers have significant executive, investment and operational experience in the management and growing of small and middle market companies. We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities.

•	Extensive network of small to middle market companies. As a result of their experience with acquisitions and in providing services to small to middle market companies around the United States, our management team members have developed a broad array of contacts at private and closely held companies. We believe that these contacts will be important in generating potential acquisition opportunities for us.

•	Public company benefits. We believe our structure will make us an attractive business transaction partner to prospective acquisition targets. As an existing public company, we will be able to raise capital to deploy to our acquired businesses for their business operations. Additionally, we will be able to offer to the employees of our subsidiaries equity in our company as an additional means of creating management incentives that are better aligned with stockholder’s interests.

•	Maintaining of day-to-day control of operations. As part of our acquisition criteria for a target company, we search for companies with what we believe are strong management teams, which allows us to have the management team maintain control of the day-to-day operations of the companies. We believe this model is attractive to target companies with management desiring to obtain the benefits of being a public company while maintaining control over the operations of their company.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

Risks Related to Our Business and Structure

•	The report of our independent registered public accounting firm included a “going concern” explanatory paragraph.

•	Our acquisition strategy exposes us to substantial risk.

•	We may not be able to effectively integrate the businesses that we acquire.

•	Failure to manage our growing and changing business could have a material adverse effect on our business, prospects, financial condition, and results of operations.

•	We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.

•	We may not be able to successfully fund acquisitions due to the unavailability of equity or debt financing on acceptable terms, which could impede the implementation of our acquisition strategy.

•	Our future success is dependent on the management teams of our businesses, the loss of any of whom could materially adversely affect our financial condition, business and results of operations.

•	We may engage in a business transaction with one or more target businesses that have relationships with our executive officers, our directors, or any of their respective affiliates, which may create or present conflicts of interest.

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Risks Related to our Healthcare Business

•	Our ability to grow our business through organic expansion either by developing new facilities or by modifying existing facilities is dependent upon many factors.

•	Changes to payment rates or methods of third-party payors, including government healthcare programs, changes to the laws and regulations that regulate payments for medical services, the failure of payment rates to increase as our costs increase, or changes to our payor mix, could adversely affect our operating margins and revenues.

•	An increase in uninsured or underinsured patients or the deterioration in the collectability of the accounts of such patients could harm our results of operations.

•	Failure to timely or accurately bill for services could have a negative impact on our net revenue, bad debt expense and cash flow.

•	Our facilities face competition for patients from other healthcare providers.

•	Our performance depends on our ability to recruit and retain quality physicians.

•	Our performance depends on our ability to attract and retain qualified nurses and medical support staff and we face competition for staffing that may increase our labor costs and harm our results of operations.

•	If we fail to comply with extensive laws and government regulations, we could suffer civil or criminal penalties or be required to make significant changes to our operations that could reduce our revenue and profitability.

•	If any of our existing healthcare facilities lose their accreditation or any of our new facilities fail to receive accreditation, such facilities could become ineligible to receive reimbursement under Medicare or Medicaid.

•	We could be subject to lawsuits which could harm the value of our business, including litigation for which we are not fully reserved.

Risks Related to our Real Estate Business

•	We are subject to demand fluctuations in the real estate industry and ny reduction in demand could adversely affect our business, results of operations, and financial condition.

•	Adverse weather conditions, natural disasters, and other unforeseen and/or unplanned conditions could disrupt our real estate developments.

•	If the market value of our real estate investments decreases, our results of operations will also likely decrease.

•	The real estate industry is highly competitive and if other property developers are more successful or offer better value to customers, our business could suffer.

•	We may incur environmental liabilities with respect to our real estate assets.

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Risks Related to This Offering and Ownership of Our Common Stock

•	We may not be able to satisfy NYSE American’s listing requirements or maintain a listing of our common stock on NYSE American.

•	The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

•	Our officers and directors own a significant percentage of our outstanding voting securities which could reduce the ability of minority stockholders to effect certain corporate actions.

Corporate Information

Our principal executive office is located at 3200 Bel Air Drive, Las Vegas, NV 89109. Our telephone number is (844) 628-2100. We maintain a website at www.cardifflexington.com. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus and investors should not rely on such information in deciding whether to purchase shares of our common stock.

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The Offering

Shares offered:	shares of common stock (or shares if the underwriters exercise the over-allotment in full).

Offering price:	We currently estimate that the public offering price will be between $ and $ per share. For purposes of this prospectus, the assumed public offering price per share is $ , the midpoint of the anticipated price range. The actual offering price per share will be as determined between the underwriters and us based on market conditions at the time of pricing and the actual number of shares we will offer will be determined based on the actual public offering price. Therefore, the assumed offering price used throughout this prospectus may not be indicative of the final offering price.

Shares to be outstanding after this offering(1):	shares of common stock (or shares if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of $ per share, which is the midpoint of the estimated range of the public offering price shown on the cover page of this prospectus. The number of shares of common stock outstanding after this offering includes the conversion of all shares of our outstanding series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series I preferred stock, series J preferred stock and series L preferred stock into an aggregate of shares of common stock and the conversion of a convertible promissory note into an estimated shares of common stock, effective automatically on the date on which our common stock begins trading on NYSE American. See “Description of Capital Stock” for more information regarding the automatic conversion of our preferred stock and convertible note.

Over-allotment option:	We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the shares sold in the offering ( additional shares) at the public offering price, less the underwriting discounts and commissions.

Representatives’ warrants:	We have agreed to issue to Craft Capital Management LLC and R.F. Lafferty & Co., Inc., as representatives of the underwriters, or their designees, warrants to purchase up to a total number of shares of common stock equal to 5% of the total number of shares sold in this offering at an exercise price equal to 125% of the public offering price of the shares sold in this offering (subject to adjustments). The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the date of the commencement of the sales of the public securities. The representatives’ warrants will have a cashless exercise provision and will provide for immediate “piggyback” registration rights with respect to the registration of the shares underlying the warrants for a period of seven years from commencement of sales of this offering. The registration statement of which this prospectus forms a part also registers the representatives’ warrants and the shares of common stock issuable upon exercise of the representatives’ warrants. See the “Underwriting” section for more information.

Use of proceeds:

We expect to receive net proceeds of approximately $           million from this offering (or $          million if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of $      per share, which is the midpoint of the estimated range of the public offering price shown on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for the repayment of certain debt, working capital for Nova, and for other working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors:	Investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10.

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Lock-up:	We and our directors, officers, and stockholders holding more than 5% of our common stock as of the effective date of this prospectus have agreed not to sell, transfer or dispose of any common stock for a period of six months from the date of this prospectus, subject to certain exceptions. See “Underwriting” for more information.

Trading market and symbol:	Our common stock is currently quoted on the OTC Pink Market under the symbol “CDIX.” In connection with this offering, we intend to apply for the listing of our common stock on NYSE American under the symbol “CDIX.” The closing of this offering is contingent upon our uplisting to NYSE American.

(1)	The number of shares of common stock outstanding immediately following this offering is based on 1,064,475,613 shares outstanding as of July 31, 2023 and excludes:

•	2 shares of common stock issuable upon the conversion of our series A preferred stock upon a transfer thereof;

•	shares of common stock issuable upon the conversion of 868,056 shares of our series N senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to $0.012 (subject to adjustments);

•	165 shares of common stock issuable upon the conversion of our series R preferred stock;

•	shares of common stock issuable upon the conversion of 375,000 shares of our series X senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest volume weighted average price of our common stock on our principal trading market during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, including this offering;

•	235,557,856 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.02 per share;

•	shares of common stock that may be issued upon the exercise of outstanding warrants issued to Leonite Capital LLC in connection with convertible promissory notes, which such warrants are for a number of shares of common stock equal to two hundred percent (200%) of the number of shares of common stock that would be issued upon full conversion of such notes, at exercise prices ranging from $0.002 to $0.04;

•	up to shares of common stock issuable upon exercise of the representatives’ warrants issued in connection with this offering (or shares if the underwriters exercise the over-allotment option in full);

•	shares of common stock issuable upon the conversion of a consolidated senior secured convertible promissory note in the principal amount of $3,238,167 issued to Leonite Capital LLC, which is convertible into shares of common stock at a conversion price equal to the lower of (i) the lowest volume weighted average price of our common stock during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, including this offering;

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $216,066 issued to Power Up Lending Group Ltd, which are convertible into shares of common stock at a conversion price equal to 62% of the average of the two (2) lowest closing prices of our common stock during the fifteen (15) trading days prior to the conversion date;

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•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $130,000 issued to Greentree Financial Group, Inc., which is convertible into shares of common stock at a conversion price equal to the lower of $0.25 or 50% of the lowest closing price of our common stock for the ten (10) trading days immediately prior to the conversion date;

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $50,080 issued to Greentree Financial Group, Inc., which is convertible into shares of common stock at a conversion price equal to the lower of $0.03 or 50% of the lowest closing price of our common stock for the five (5) trading days immediately prior to the conversion date; and

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $36,604 issued to GHS Investments, LLC, which is convertible into shares of common stock at a conversion price equal to 60% of the lowest closing price of our common stock for the twenty (20) trading days immediately prior to the conversion date.

Please see “Description of Capital Stock” for additional details regarding our outstanding convertible securities.

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Summary Financial Information

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our summary consolidated financial data as of December 31, 2022 and 2021 and for the years then ended are derived from our audited consolidated financial statements included elsewhere in this prospectus. We derived our summary consolidated financial data as of March 31, 2023 and for the three months ended March 31, 2023 and 2022 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP. The summary financial information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

Statements of Operations Data	Three Months Ended March 31,		Years Ended December 31,
	2023	2022	2022	2021
	(unaudited)	(restated and unaudited)		(restated)
Total revenue	$2,860,798	$2,897,150	$11,998,273	$9,879,057
Total cost of sales	983,124	1,116,228	4,457,381	3,768,453
Gross profit	1,877,674	1,780,922	7,540,892	6,110,604
Total operating expenses	1,164,113	1,059,439	5,848,908	4,448,480
Income from operations	713,561	721,483	1,691,984	1,662,124
Total other income (expense)	(729,552)	(2,264,722)	(7,162,454)	(1,965,736)
Net loss before discontinued operations	(15,991)	(1,543,239)	(5,470,470)	(303,612)
Gain (loss) from discontinued operations	–	(19,215)	40,949	2,171,076
Loss from disposal of discontinued operations	–	–	–	(1,201,171)
Income from discontinued operations	–	–	40,949	969,905
Net income (loss)	$(15,991)	$(1,562,454)	$(5,429,521)	$666,293
Deemed dividends on preferred stock	(336,811)	–	(307,188)	(201,782)
Net income (loss) attributable to common shareholders	$(352,802)	$(1,562,454)	$(5,736,709)	$464,511
Income (loss) per share - continued operations	$0.00	$(0.01)	$(0.01)	$0.00
Weighted average shares outstanding - continued operations	871,989,778	166,130,069	436,636,918	128,021,527

Balance Sheet Data	As of March 31, 2023	As of December 31, 2022	As of December 31, 2021
	(unaudited)		(restated)
Cash	$350,329	$226,802	$580,968
Total current assets	7,801,745	6,836,582	6,592,367
Total assets	14,284,585	13,353,357	15,297,039
Total current liabilities	10,545,044	9,973,503	11,174,656
Total liabilities	10,745,097	10,198,163	11,439,675
Total mezzanine equity	5,171,861	4,625,002	3,125,002
Total stockholders’ equity (deficit)	(1,632,373)	(1,469,808)	732,362
Total liabilities, mezzanine equity and stockholders’ equity	$14,284,585	$13,353,357	$15,297,039

9

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to Our Business and Structure

The report of our independent registered public accounting firm included a “going concern” explanatory paragraph.

The report of our independent registered public accounting firm that accompanies our financial statements for the year ended December 31, 2022 contains an explanatory paragraph relating to our ability to continue as a going concern due to the fact that we have sustained net losses and have accumulated and working capital deficits. As of December 31, 2022, we had an accumulated deficit of approximately $70.9 million and a working capital deficit of approximately $3.1 million.

However, management believes, based on our operating plan, that current working capital and current and expected additional financing should be sufficient to fund operations and satisfy our obligations as they come due for at least one year from the financial statement issuance date. However, additional funds from new financing and/or future equity raises are required for continued operations and to execute our business plan and our strategy of acquiring additional businesses. The funds required to sustain operations ranges between $600,000 to $1 million and additional funds execute our business plan will depend on the size, capital structure and purchase price consideration that the seller of a target business deems acceptable in a given transaction. The amount of funds needed to execute our business plan also depends on what portion of the purchase price of a target business the seller of that business is willing to take in the form of seller notes or our equity or equity in one of our subsidiaries. Given these factors, we believe that the amount of outside additional capital necessary to execute our business plan on the low end (assuming target company sellers accept a significant portion of the purchase price in the form of seller notes or our equity or equity in one of our subsidiaries) ranges between $5 million to $7 million. If, and to the extent, that sellers are unwilling to accept a significant portion of the purchase price in seller notes and equity, then the cash required to execute our business plan could be as much as $10 million.

Although we do not believe that we will require additional cash to continue our operations over the next twelve months, there are no assurances that we will be able to raise our revenues to a level which supports profitable operations and provides sufficient funds to pay obligations in the future. Our prior losses have had an adverse effect on our financial condition. In addition, continued operations and our ability to acquire additional businesses may be dependent on our ability to obtain additional financing in the future, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through our operations, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our stockholders would likely lose most or all of their investment in our company.

Our acquisition strategy exposes us to substantial risk.

Our acquisition of companies is subject to substantial risk, including but not limited to the failure to identify material problems during due diligence (for which we may not be indemnified post-closing), the risk of over-paying for assets (or not making acquisitions on an accretive basis), the ability to obtain or retain customers and the risks of entering markets where we have limited experience. While we perform due diligence on prospective acquisitions, we may not be able to discover all potential operational deficiencies in such entities.

Our prior and future businesses may not perform as expected or the returns from such businesses may not support the financing utilized to acquire them or maintain them. Furthermore, integration and consolidation of acquired businesses requires substantial human, financial and other resources and may divert management’s attention from our existing business concerns, disrupt our ongoing business or not be successfully integrated. Even if we consummate businesses that we believe will be accretive, those businesses may in fact result in a decrease in revenues as a result of incorrect assumptions in our evaluation of such businesses, unforeseen consequences, or other external events beyond our control. Furthermore, if we consummate any future acquisitions, our capitalization and results of operations may change significantly, and stockholders will generally not have the opportunity to evaluate the economic, financial, and other relevant information that we will consider in determining the application of these funds and other resources. As a result, the consummation of acquisitions may have a material adverse effect on our business, financial condition, results of operations and cash flows.

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We may experience difficulty as we evaluate, acquire and integrate businesses that we may acquire, which could result in drains on our resources, including the attention of our management, and disruptions of our on-going business.

We acquire small to mid-sized businesses in various industries. Generally, because such businesses are privately held, we may experience difficulty in evaluating potential target businesses as much of the information concerning these businesses is not publicly available. Therefore, our estimates and assumptions used to evaluate the operations, management and market risks with respect to potential target businesses may be subject to various risks and uncertainties. Further, the time and costs associated with identifying and evaluating potential target businesses may cause a substantial drain on our resources and may divert our management team’s attention away from the operations of our businesses for significant periods of time.

In addition, we may have difficulty effectively integrating and managing acquisitions. The management or improvement of businesses we acquire may be hindered by a number of factors, including limitations in the standards, controls, procedures and policies implemented in connection with such acquisitions. Further, the management of an acquired business may involve a substantial reorganization of the business’ operations resulting in the loss of employees and customers or the disruption of our ongoing businesses. We may experience greater than expected costs or difficulties relating to an acquisition, in which case, we might not achieve the anticipated returns from any particular acquisition.

We may not be able to effectively integrate the businesses that we acquire.

Our ability to realize the anticipated benefits of acquisitions will depend on our ability to integrate those businesses with our own. The combination of multiple independent businesses is a complex, costly and time-consuming process and there can be no assurance that we will be able to successfully integrate businesses into our business, or if such integration is successfully accomplished, that such integration will not be costlier or take longer than presently contemplated. Integration of future acquisitions may include various risks and uncertainties, including the factors discussed in the paragraph below. If we cannot successfully integrate and manage the businesses within a reasonable time, we may not be able to realize the potential and anticipated benefits of such acquisitions, which could have a material adverse effect on our stock price, business, cash flows, results of operations and financial position.

We will consider acquisitions that we believe will complement, strengthen and enhance our growth. We evaluate opportunities on a preliminary basis from time to time, but these transactions may not advance beyond the preliminary stages or be completed. Such acquisitions are subject to various risks and uncertainties, including:

•	the inability to integrate effectively the operations, products, technologies and personnel of the acquired companies (some of which are in diverse geographic regions) and achieve expected synergies;

•	the potential disruption of existing business and diversion of management’s attention from day-to-day operations;

•	the inability to maintain uniform standards, controls, procedures and policies;

•	the need or obligation to divest portions of the acquired companies;

•	the potential failure to identify material problems and liabilities during due diligence review of acquisition targets;

•	the potential failure to obtain sufficient indemnification rights to fully offset possible liabilities associated with acquired businesses; and

•	the challenges associated with operating in new geographic regions.

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Failure to manage our growing and changing business could have a material adverse effect on our business, prospects, financial condition, and results of operations.

As we grow, we expect to encounter additional challenges to our internal processes, capital commitment process, and acquisition funding and financing capabilities. Our existing operations, personnel, systems, and internal control may not be adequate to support our growth and expansion and may require us to make additional unanticipated investments in our infrastructure. To manage the future growth of our operations, we will be required to improve our administrative, operational, and financial systems, procedures, and controls, and maintain, expand, train, and manage our growing employee base. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies successfully or respond to competitive pressures. As a result, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.

We have been formed to acquire and manage small to mid-sized businesses. In pursuing such acquisitions, we expect to face strong competition from a wide range of other potential purchasers. Although the pool of potential purchasers for such businesses is typically smaller than for larger businesses, those potential purchasers can be aggressive in their approach to acquiring such businesses. Furthermore, we expect that we may need to use third-party financing in order to fund some or all of these potential acquisitions, thereby increasing our acquisition costs. To the extent that other potential purchasers do not need to obtain third-party financing or are able to obtain such financing on more favorable terms, they may be in a position to be more aggressive with their acquisition proposals. As a result, in order to be competitive, our acquisition proposals may need to be aggressively priced, including at price levels that exceed what we originally determined to be fair or appropriate. Alternatively, we may determine that we cannot pursue on a cost-effective basis what would otherwise be an attractive acquisition opportunity.

We may not be able to successfully fund acquisitions due to the unavailability of equity or debt financing on acceptable terms, which could impede the implementation of our acquisition strategy.

We finance acquisitions primarily through additional equity and debt financings. Because the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. The sale of additional shares of any class of equity will be subject to market conditions and investor demand for such shares at prices that may not be in the best interest of our stockholders. The sale of additional equity securities could also result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. These risks may materially adversely affect our ability to pursue our acquisition strategy.

We may change our management and acquisition strategies without the consent of our stockholders, which may result in a determination by us to pursue riskier business activities.

We may change our strategy at any time without the consent of our stockholders, which may result in our acquiring businesses or assets that are different from, and possibly riskier than, the strategy described in this prospectus. A change in our strategy may increase our exposure to interest rate and currency fluctuations, subject us to regulation under the Investment Company Act of 1940, as amended, or the Investment Company Act, or subject us to other risks and uncertainties that affect our operations and profitability.

We are a holding company and rely on distributions and other payments, advances, and transfers of funds from our subsidiaries to meet our obligations.

Our primary business is the holding and managing of controlling interests our operating businesses. Therefore, we will be dependent upon the ability of our businesses to generate cash flows and, in turn, distribute cash to us in the form of distributions, advances and other transfers of funds to enable us to satisfy our financial obligations. The ability of our businesses to make payments to us may also be subject to limitations under laws of the jurisdictions in which they are incorporated or organized.

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In the future, we may seek to enter into credit facilities to help fund our acquisition capital and working capital needs. These credit facilities may expose us to additional risks associated with leverage and may inhibit our operating flexibility.

We may seek to enter into credit facilities with third-party lenders to help fund our acquisitions. Such credit facilities will likely require us to pay a commitment fee on the undrawn amount and will likely contain a number of affirmative and restrictive covenants. If we violate any such covenants, our lenders could accelerate the maturity of any debt outstanding. Such debt may be secured by our assets, including the stock we may own in businesses that we acquire and the rights we have under intercompany loan agreements that we may enter into with our businesses. Our ability to meet our debt service obligations may be affected by events beyond our control and will depend primarily upon cash produced by businesses that we currently manage and may acquire in the future and distributed or paid to us. Any failure to comply with the terms of our indebtedness may have a material adverse effect on our financial condition.

In addition, we expect that such credit facilities will bear interest at floating rates which will generally change as interest rates change. We will bear the risk that the rates that we are charged by our lenders will increase faster than we can grow the cash flow from our businesses or businesses that we may acquire in the future, which could reduce profitability, materially adversely affect our ability to service our debt, cause us to breach covenants contained in our third-party credit facilities and reduce cash flow available for distribution.

The loss of the services of the current officers and directors could severely impact our business operations and future development, which could result in a loss of revenues and one’s ability to ever sell any shares.

Our performance is substantially dependent upon the professional expertise of the current officers and board of directors. Each has extensive expertise in business development and acquisitions, and we are dependent on their abilities. If they are unable to perform their duties, this could have an adverse effect on business operations, financial condition, and operating results if we are unable to replace them with other individuals qualified to develop and market our business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you hold as well as the complete loss of your investment.

Our future success is dependent on the management teams of our businesses, the loss of any of whom could materially adversely affect our financial condition, business and results of operations.

The future success of our existing and future businesses depends on the respective management teams of those businesses because we intend to operate our businesses on a stand-alone basis, primarily relying on their existing management teams for day-to-day operations. Consequently, their operational success, as well as the success of any organic growth strategy, will be dependent on the continuing efforts of the management teams of our businesses. We will seek to provide these individuals with equity incentives and to have employment agreements with certain persons we have identified as key to their businesses. However, these measures may not prevent these individuals from leaving their employment. The loss of services of one or more of these individuals may materially adversely affect our financial condition, business and results of operations.

We may engage in a business transaction with one or more target businesses that have relationships with our executive officers, our directors, or any of their respective affiliates, which may create or present conflicts of interest.

We may decide to engage in a business transaction with one or more target businesses with which our executive officers, our directors, or any of their respective affiliates, have a relationship, which may create or present conflicts of interest. Regardless of whether we obtain a fairness opinion from an independent investment banking firm with respect to such a transaction, conflicts of interest may still exist with respect to a particular acquisition and, as a result, the terms of the acquisition of a target business may not be as advantageous to our shareholders as it would have been absent any conflicts of interest.

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The operational objectives and business plans of our businesses may conflict with our operational and business objectives or with the plans and objective of another business we own and operate.

Our businesses operate in different industries and face different risks and opportunities depending on market and economic conditions in their respective industries and regions. A business’ operational objectives and business plans may not be similar to our objectives and plans or the objectives and plans of another business that we own and operate. This could create competing demands for resources, such as management attention and funding needed for operations or acquisitions, in the future.

If, in the future, we cease to control and operate our businesses or other businesses that we acquire in the future or engage in certain other activities, we may be deemed to be an investment company under the Investment Company Act.

We have the ability to make investments in businesses that we will not operate or control. If we make significant investments in businesses that we do not operate or control, or that we cease to operate or control, or if we commence certain investment-related activities, we may be deemed to be an investment company under the Investment Company Act. Our decision to sell a business will be based upon financial, operating and other considerations rather than a plan to complete a sale of a business within any specific time frame. If we were deemed to be an investment company, we would either have to register as an investment company under the Investment Company Act, obtain exemptive relief from the Securities and Exchange Commission, or the SEC, or modify our investments or organizational structure or our contract rights to fall outside the definition of an investment company. Registering as an investment company could, among other things, materially adversely affect our financial condition, business and results of operations, materially limit our ability to borrow funds or engage in other transactions involving leverage and require us to add directors who are independent of us and otherwise will subject us to additional regulation that will be costly and time-consuming.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results and prevent fraud. As a result, current and potential shareholders could lose confidence in our financial statements, which would harm the trading price of our common shares.

Companies that file reports with the SEC, including us, are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404. SOX 404 requires management to establish and maintain a system of internal control over financial reporting and annual reports on Form 10-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to contain a report from management assessing the effectiveness of a company’s internal control over financial reporting. Separately, under SOX 404, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, public companies that are large accelerated filers or accelerated filers must include in their annual reports on Form 10-K an attestation report of their regular auditors attesting to and reporting on management’s assessment of internal control over financial reporting. Non-accelerated filers and smaller reporting companies, like us, are not required to include an attestation report of their auditors in annual reports.

A report of our management is included under Item 9A “Controls and Procedures” of our annual report on Form 10-K for the year ended December 31, 2022. We are a smaller reporting company and, consequently, are not required to include an attestation report of our auditor in our annual report. However, if and when we become subject to the auditor attestation requirements under SOX 404, we can provide no assurance that we will receive a positive attestation from our independent auditors.

During its evaluation of the effectiveness of internal control over financial reporting as of December 31, 2022, management identified material weaknesses. These material weaknesses were associated with (i) the fact that we have not developed and effectively communicated to our employees our accounting policies and procedure, which has resulted in inconsistent practices; (ii) our lack of formal documentation over internal control procedures and environment, (iii) our lack of proper segregation of duties and multiple level of reviews and (iv) our lack of expertise in accounting of derivative liabilities. We are undertaking remedial measures, which measures will take time to implement and test, to address these material weaknesses. There can be no assurance that such measures will be sufficient to remedy the material weaknesses identified or that additional material weaknesses or other control or significant deficiencies will not be identified in the future. If we continue to experience material weaknesses in our internal controls or fail to maintain or implement required new or improved controls, such circumstances could cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements, or adversely affect the results of periodic management evaluations and, if required, annual auditor attestation reports. Each of the foregoing results could cause investors to lose confidence in our reported financial information and lead to a decline in our stock price.

14

Risks Related to our Healthcare Business

Our ability to grow our business through organic expansion either by developing new facilities or by modifying existing facilities is dependent upon many factors.

Our ability to grow our business through organic expansion is dependent on capacity and occupancy at our facilities. Should our facilities reach maximum occupancy, we may need to implement other growth strategies either by developing new facilities or by modifying existing facilities.

Our facilities typically need to be purpose-designed in order to enable the type and quality of service that we provide. Consequently, we must either develop sites to create facilities or purchase or lease existing facilities, which may require substantial modification. We must be able to identify suitable sites and there is no guarantee that such sites will be available at all, or at an economically viable cost or in areas of sufficient demand for our services. The subsequent successful development and construction of a new facility is contingent upon, among other things, negotiation of construction contracts, regulatory permits and planning consents and satisfactory completion of construction. Similarly, our ability to expand existing facilities is also dependent upon various factors, including identification of appropriate expansion projects, permitting, licensure, financing, integration into our relationships with payors and referral sources, and margin pressure as new facilities are filled with patients.

Delays caused by difficulties in respect of any of the above factors may lead to cost overruns and longer periods before a return is generated on an investment, if at all. We may incur significant capital expenditure but due to a regulatory, planning or other reason, may find that we are prevented from opening a new facility or modifying an existing facility. Moreover, even when incurring such development capital expenditure, there is no guarantee that we can fill beds when they become available. Upon operational commencement of a new facility, we typically expect that it will take approximately 12-18 months to reach our targeted occupancy level. Any delays or stoppages in our projects, the unsatisfactory completion or construction of such projects or the failure of such projects to increase our occupancy levels could have a material adverse effect on our business, results of operations and financial condition.

Changes to payment rates or methods of third-party payors, including government healthcare programs, changes to the laws and regulations that regulate payments for medical services, the failure of payment rates to increase as our costs increase, or changes to our payor mix, could adversely affect our operating margins and revenues.

Our revenue is primarily provided by bodily injury policies, general liability policies, and personal injury protection policies, which partially insulates our business from the declining reimbursement programs paid from or correlated to Medicare/Medicaid and traditional health insurance companies. However, we do also depend on private and governmental third-party sources of payment for the services provided to patients and assume financial risks related to changes in third-party reimbursement rates and changes in payor mix. In some cases, our revenue decreases if our volume or reimbursement decreases, but our expenses, including physician compensation, may not decrease proportionately.

The amount we receive for our services may be adversely affected by market and cost factors as well as other factors over which we have no control, including changes to the Medicare and Medicaid payment systems. Health reform efforts at the federal and state levels may increase the likelihood of significant changes affecting government healthcare programs and private insurance coverage. Government healthcare programs are subject to, among other things, statutory and regulatory changes, administrative rulings, interpretations and determinations concerning patient eligibility requirements, funding levels and the method of calculating payments or reimbursements, all of which could materially increase or decrease payments we receive from these government programs. Further, Medicare reimbursement rates are increasingly used by private payors as benchmarks to establish commercial reimbursement rates and any adjustment in Medicare reimbursement rates may impact our reimbursement rates from such private payors as well.

There are significant private and public sector pressures to restrain healthcare costs and to restrict reimbursement rates for medical services, and we believe that such pressures will continue. Many states are continuing to collect less revenue than they did in prior years, and as a result may face ongoing budget shortfalls and underfunded pension and other liabilities. Deteriorating financial conditions in the states in which we operate could lead to reduced or delayed funding for Medicaid programs, which may reduce or delay the reimbursement we receive for services provided. Major payors of healthcare, including federal and state governments and private insurers, have taken steps in recent years to monitor and control costs, eligibility for and use and delivery of healthcare services, and to revise payment methodologies. As part of their efforts to contain healthcare costs, purchasers increasingly are demanding discounted or global fee structures or the assumption by healthcare providers of all or a portion of the financial risk through shared risk, capitation and care management arrangements, often in exchange for exclusive or preferred participation in their benefit plans. Further, the ability of commercial payors to control healthcare costs may be enhanced by the increasing consolidation of insurance and managed care companies, which may reduce our ability to negotiate favorable contracts with such payors.

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We expect efforts to impose greater discounts and more stringent cost controls by government and other payors to continue, thereby reducing the payments we receive for our services. The effect of cost containment trends will depend, in part, on our payor mix. We cannot assure you that we will be able to offset reduced operating margins through cost reductions, increased volume, the introduction of additional procedures or otherwise. In addition, we cannot assure you that future changes to reimbursement rates by government healthcare programs, cost containment measures by private third-party payors, including fixed fee schedules and capitated payment arrangements, or other factors affecting payments for healthcare services will not adversely affect our future revenues, operating margins, or profitability.

An increase in uninsured or underinsured patients or the deterioration in the collectability of the accounts of such patients could harm our results of operations.

Collection of receivables from third-party payors and patients is critical to our operating performance. Our primary collection risks relate to uninsured patients and the portion of the bill that is the patient’s responsibility, which primarily includes co-payments and deductibles. We determine the transaction price based on established billing rates reduced by contractual adjustments provided to third-party payors, discounts provided to uninsured patients and implicit price concessions. Contractual adjustments and discounts are based on contractual agreements, discount policies and historical experience. Implicit price concessions are based on historical collection experience. Significant changes in business office operations, payor mix, economic conditions or trends in federal and state governmental health coverage could affect our collection of accounts receivable, cash flow and results of operations. If we experience unexpected increases in the growth of uninsured and underinsured patients or in bad debt expenses, our results of operations will be harmed.

Failure to timely or accurately bill for services could have a negative impact on our net revenue, bad debt expense and cash flow.

Billing for healthcare services is an important but complex aspect of our business. In particular, the current practice of providing physician services in advance of payment or, in some cases, irrespective of the patient’s ability to pay for such services, may have significant negative impact on our net revenue, bad debt expense and cash flow. We bill numerous and varied payors, such as bodily injury policies, general liability policies, and personal injury protection policies, self-pay patients, managed care payors and Medicare and Medicaid. These different payors typically have different billing requirements that must be satisfied prior to receiving payment for services rendered. Reimbursement is typically conditioned on our documenting medical necessity, the appropriate level of service and correctly applying diagnosis codes. Incorrect or incomplete documentation and billing information could result in non-payment for services rendered.

Additional factors that could complicate our ability to timely or accurately bill payors include:

•	disputes between payors as to which party is responsible for payment;

•	failure of information systems and processes to submit and collect claims in a timely manner;

•	variation in coverage for similar services among various payors;

•	our reliance on third-parties to provide billing services for certain of our service lines;

•	the difficulty of adherence to specific compliance requirements, diagnosis coding and other procedures mandated by various payors; and

•	in connection with billing for physician services, failure to obtain proper physician credentialing and documentation in order to bill various payors.

To the extent that the complexity associated with billing for healthcare services we provide causes delays in our cash collections, we may experience increased carrying costs associated with the aging of our accounts receivable as well as increased potential for bad debt expense.

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Our facilities face competition for patients from other healthcare providers.

The healthcare industry is highly competitive, and competition among healthcare providers for patients and physicians has intensified in recent years. In all of the geographical areas in which we operate, there are other facilities that provide services comparable to those offered by our facilities. Some of our competitors include facilities that are owned by tax-supported governmental agencies or by nonprofit corporations and may be supported by endowments and charitable contributions and exempt from property, sales and income taxes. Such exemptions and support are not available to us.

Certain of our competitors may have greater financial resources, be better equipped and offer a broader range of services than we offer. The number of facilities in the geographic areas in which we operate has increased significantly. As a result, most of our facilities operate in an increasingly competitive environment.

If our competitors are better able to attract patients, recruit physicians and other healthcare professionals, expand services or obtain favorable managed care contracts at their facilities, we may experience a decline in patient volume and our business may be harmed.

Our performance depends on our ability to recruit and retain quality physicians.

The success and competitive advantage of our facilities depends, in part, on the number and quality of the physicians on the medical staffs of our facilities, the admitting practices of those physicians and our maintenance of good relations with those physicians. Physicians generally are not employees of our facilities and may have admitting privileges at other similar facilities to ours. They may terminate their affiliation with us at any time. If we are unable to provide high ethical and professional standards, adequate support personnel and technologically advanced equipment and facilities that meet the needs of those physicians, they may be discouraged from referring patients to our facilities and our results of operations may decline.

Our performance depends on our ability to attract and retain qualified nurses and medical support staff and we face competition for staffing that may increase our labor costs and harm our results of operations.

We depend on the efforts, abilities, and experience of our medical support personnel, including our nurses, pharmacists and lab technicians and other healthcare professionals. We compete with other healthcare providers in recruiting and retaining qualified hospital management, nurses and other medical personnel.

The nationwide shortage of nurses and other clinical staff and support personnel has been a significant operating issue facing us and other healthcare providers. In particular, like others in the healthcare industry, we continue to experience a shortage of nurses and other clinical staff and support personnel at our facilities in many geographic areas, which shortage has been exacerbated by the COVID-19 pandemic. In some areas, the increased demand for care is putting a strain on our resources and staff, which has required us to utilize higher-cost temporary labor and pay premiums above standard compensation for essential workers. The length and extent of the disruptions caused by the COVID-19 pandemic are currently unknown; however, we expect such disruptions to continue in 2023 and potentially throughout the duration of the pandemic and beyond. This staffing shortage may require us to further enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel or require us to hire expensive temporary personnel. To the extent we cannot maintain sufficient staffing levels at our facilities, we may be required to limit our services at certain of our facilities which would have a corresponding adverse effect on our net revenues.

We cannot predict the degree to which we will be affected by the future availability or cost of attracting and retaining talented medical support staff. If our general labor and related expenses increase, we may not be able to raise our rates correspondingly. Our failure to either recruit and retain qualified management, nurses and other medical support personnel or control our labor costs could harm our results of operations.

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If we do not continually enhance our facilities with the most recent technological advances in diagnostic and surgical equipment, our ability to maintain and expand our markets will be adversely affected.

The technology used in medical equipment and related devices is constantly evolving and, as a result, manufacturers and distributors continue to offer new and upgraded products to healthcare providers. To compete effectively, we must continually assess our equipment needs and upgrade when significant technological advances occur. If our facilities do not stay current with technological advances in the healthcare industry, patients may seek treatment from other providers and/or physicians may refer their patients to alternate sources, which could adversely affect our results of operations and harm our business.

If we fail to comply with extensive laws and government regulations, we could suffer civil or criminal penalties or be required to make significant changes to our operations that could reduce our revenue and profitability.

The healthcare industry is required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things: hospital billing practices and prices for services; relationships with physicians and other referral sources; adequacy of medical care and quality of medical equipment and services; ownership of facilities; qualifications of medical and support personnel; confidentiality, maintenance, privacy and security issues associated with health-related information and patient medical records; certification, licensure and accreditation of our facilities; operating policies and procedures, and; construction or expansion of facilities and services.

Among these laws are the federal False Claims Act, the Health Insurance Portability and Accountability Act of 1996, or HIPAA, the federal anti-kickback statute and the provision of the Social Security Act commonly known as the “Stark Law.” These laws, and particularly the anti-kickback statute and the Stark Law, impact the relationships that we may have with physicians and other referral sources. We have a variety of financial relationships with physicians who refer patients to our facilities. The Office of the Inspector General of the Department of Health and Human Services, or OIG, has enacted safe harbor regulations that outline practices that are deemed protected from prosecution under the anti-kickback statute. A number of our current arrangements, including financial relationships with physicians and other referral sources, may not qualify for safe harbor protection under the anti-kickback statute. Failure to meet a safe harbor does not mean that the arrangement necessarily violates the anti-kickback statute, but it may subject the arrangement to greater scrutiny. We cannot assure that practices that are outside of a safe harbor will not be found to violate the anti-kickback statute. The Centers for Medicare and Medicaid Services, or CMS, published a Medicare self-referral disclosure protocol, which is intended to allow providers to self-disclose actual or potential violations of the Stark Law. Because there are only a few judicial decisions interpreting the Stark Law, there can be no assurance that our facilities will not be found in violation of the Stark Law or that self-disclosure of a potential violation would result in reduced penalties.

Federal regulations issued under HIPAA contain provisions that require us to implement and, in the future, may require us to implement additional costly electronic media security systems and to adopt new business practices designed to protect the privacy and security of each of our patient’s health and related financial information. Such privacy and security regulations impose extensive administrative, physical and technical requirements on us, restrict our use and disclosure of certain patient health and financial information, provide patients with rights with respect to their health information and require us to enter into contracts extending many of the privacy and security regulatory requirements to third parties that perform duties on our behalf. Additionally, recent changes to HIPAA regulations may result in greater compliance requirements, including obligations to report breaches of unsecured patient data, as well as create new liabilities for the actions of parties acting as business associates on our behalf.

These laws and regulations are extremely complex, and, in many cases, we do not have the benefit of regulatory or judicial interpretation. In the future, it is possible that different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses. A determination that we have violated one or more of these laws, or the public announcement that we are being investigated for possible violations of one or more of these laws, could have a material adverse effect on our business, financial condition or results of operations and our business reputation could suffer significantly. In addition, we cannot predict whether other legislation or regulations at the federal or state level will be adopted, what form such legislation or regulations may take or what their impact on us may be.

If we are deemed to have failed to comply with the anti-kickback statute, the Stark Law or other applicable laws and regulations, we could be subjected to liabilities, including criminal penalties, civil penalties (including the loss of our licenses to operate one or more facilities), and exclusion of one or more facilities from participation in the Medicare, Medicaid and other federal and state healthcare programs. The imposition of such penalties could have a material adverse effect on our business, financial condition or results of operations.

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We are subject to occupational health, safety and other similar regulations and failure to comply with such regulations could harm our business and results of operations.

We are subject to a wide variety of federal, state and local occupational health and safety laws and regulations. Regulatory requirements affecting us include, but are not limited to, those covering: (i) air and water quality control; (ii) occupational health and safety (e.g., standards regarding blood-borne pathogens and ergonomics, etc.); (iii) waste management; (iv) the handling of asbestos, polychlorinated biphenyls and radioactive substances; and (v) other hazardous materials. If we fail to comply with those standards, we may be subject to sanctions and penalties that could harm our business and results of operations.

We may be required to spend substantial amounts to comply with statutes and regulations relating to privacy and security of protected health information.

There are currently numerous legislative and regulatory initiatives in the U.S. addressing patient privacy and information security concerns. In particular, federal regulations issued under HIPAA require our facilities to comply with standards to protect the privacy, security and integrity of protected health information, or PHI. These requirements include the adoption of certain administrative, physical, and technical safeguards; development of adequate policies and procedures, training programs and other initiatives to ensure the privacy of PHI is maintained; entry into appropriate agreements with so-called business associates; and affording patients certain rights with respect to their PHI, including notification of any breaches. Compliance with these regulations requires substantial expenditures, which could negatively impact our business, financial condition or results of operations. In addition, our management has spent, and may spend in the future, substantial time and effort on compliance measures.

Violations of the privacy and security regulations could subject our operations to substantial civil monetary penalties and substantial other costs and penalties associated with a breach of data security, including criminal penalties. We may also be subject to substantial reputational harm if we experience a substantial security breach involving PHI.

State efforts to regulate the construction or expansion of health care facilities could impair our ability to expand.

Many states, including Florida, have enacted certificates of need, or CON, laws as a condition prior to capital expenditures, construction, expansion, modernization or initiation of major new services. Failure to obtain necessary state approval can result in our inability to complete an acquisition, expansion or replacement, the imposition of civil or, in some cases, criminal sanctions, the inability to receive Medicare or Medicaid reimbursement or the revocation of a facility’s license, which could harm our business. In addition, significant CON reforms have been proposed in a number of states that would increase the capital spending thresholds and provide exemptions of various services from review requirements. In the past, we have not experienced any material adverse effects from those requirements, but we cannot predict the impact of these changes upon our operations.

A cyber security incident could cause a violation of HIPAA, breach of member privacy, or other negative impacts.

We rely extensively on our information technology, or IT, systems to manage clinical and financial data, communicate with our patients, payers, vendors and other third parties and summarize and analyze operating results. In addition, we have made significant investments in technology to adopt and utilize electronic health records and to become meaningful users of health information technology pursuant to the American Recovery and Reinvestment Act of 2009. Our IT systems are subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches including credit card or personally identifiable information breaches, vandalism, theft, natural disasters, catastrophic events, human error and potential cyber threats, including malicious codes, worms, phishing attacks, denial of service attacks, ransomware and other sophisticated cyber-attacks, and our disaster recovery planning cannot account for all eventualities. As cyber criminals continue to become more sophisticated through evolution of their tactics, techniques and procedures, we have taken, and will continue to take, additional preventive measures to strengthen the cyber defenses of our networks and data.  However, if any of our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss or corruption of critical data such as protected health information or other data subject to privacy laws and proprietary business information and interruptions or disruptions and delays in our ability to perform critical functions, which could materially and adversely affect our businesses and results of operations and could result in significant penalties or fines, litigation, loss of customers, significant damage to our reputation and business, and other losses. In addition, our future results of operations, as well as our reputation, could be adversely impacted by theft, destruction, loss, or misappropriation of public health information, other confidential data or proprietary business information.

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We may fail to deal with clinical waste in accordance with applicable regulations or otherwise be in breach of relevant medical, health and safety or environmental laws and regulations.

As part of our normal business activities, we produce and store clinical waste which may produce effects harmful to the environment or human health. The storage and transportation of such waste is strictly regulated. Our waste disposal services are outsourced and should the relevant service provider fail to comply with relevant regulations, we could face sanctions or fines which could adversely affect our brand, reputation, business or financial condition. Health and safety risks are inherent in the services that we provide and are constantly present in our facilities, primarily in respect of food and water quality, as well as fire safety and the risk that service users may cause harm to themselves, other service users or employees. From time to time, we have experienced, like other providers of similar services, undesirable health and safety incidents. Some of our activities are particularly exposed to significant medical risks relating to the transmission of infections or the prescription and administration of drugs for residents and patients. If any of the above medical or health and safety risks were to materialize, we may be held liable, fined and any registration certificate could be suspended or withdrawn for failure to comply with applicable regulations, which may have a material adverse impact on our business, results of operations and financial condition.

If any of our existing healthcare facilities lose their accreditation or any of our new facilities fail to receive accreditation, such facilities could become ineligible to receive reimbursement under Medicare or Medicaid.

The construction and operation of healthcare facilities are subject to extensive federal, state and local regulation relating to, among other things, the adequacy of medical care, equipment, personnel, operating policies and procedures, fire prevention, rate-setting and compliance with building codes and environmental protection. Additionally, such facilities are subject to periodic inspection by government authorities to assure their continued compliance with these various standards.

All of our healthcare facilities are deemed certified, meaning that they are accredited, properly licensed under the relevant state laws and regulations and certified under the Medicare program. The effect of maintaining certified facilities is to allow such facilities to participate in the Medicare and Medicaid programs. We believe that all of our healthcare facilities are in material compliance with applicable federal, state, local and other relevant regulations and standards. However, should any of our healthcare facilities lose their deemed certified status and thereby lose certification under the Medicare or Medicaid programs, such facilities would be unable to receive reimbursement from either of those programs and our business could be materially adversely effected.

We could be subject to lawsuits which could harm the value of our business, including litigation for which we are not fully reserved.

From time-to-time we are involved in lawsuits, claims, audits and investigations, including those arising out of services provided, personal injury claims, professional liability claims, billing and marketing practices, employment disputes and contractual claims. Physicians, hospitals and other participants in healthcare delivery have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories such as negligent hiring, supervision and credentialing. Some of these lawsuits may involve large claim amounts and substantial defense costs.

We generally procure professional liability insurance coverage for our medical professionals. A substantial portion of our professional liability loss risks are provided by third-party insurers. Moreover, in the normal course of our business, we are involved in lawsuits, claims, audits and investigations, including those arising out of our billing and marketing practices, employment disputes, contractual claims and other business disputes for which we may have no insurance coverage, and which are not subject to actuarial estimates. The outcome of these matters could have a material effect on our results of operations in the period when we identify the matter, and the ultimate outcome could have a material adverse effect on our financial position, results of operations, or cash flows.

We may become subject to future lawsuits, claims, audits and investigations that could result in substantial costs and divert our attention and resources and adversely affect our business condition. In addition, since our current growth strategy includes acquisitions, among other things, we may become exposed to legal claims for the activities of an acquired business prior to the acquisition. These lawsuits, claims, audits or investigations, regardless of their merit or outcome, may also adversely affect our reputation and ability to expand our business.

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Risks Related to our Real Estate Business

We are subject to demand fluctuations in the real estate industry. Any reduction in demand could adversely affect our business, results of operations, and financial condition.

Demand for properties similar to those owned by us is subject to fluctuations that are often due to factors outside our control. We are not able to predict the course of the real estate markets or whether the current favorable trends in those markets can, or will, continue. In the event of an economic downturn, our results of operations may be adversely affected, and we may incur significant impairments and other write-offs and substantial losses from this business.

Adverse weather conditions, natural disasters, and other unforeseen and/or unplanned conditions could disrupt our real estate developments.

Adverse weather conditions and natural disasters, such as hurricanes, tornadoes, earthquakes, floods, droughts, and fires, could have serious impacts on our ability to develop and market our real estate assets. Properties may also be affected by unforeseen planning, engineering, environmental, or geological conditions or problems, including conditions or problems which arise on third party properties adjacent to or in the vicinity of properties which own and which may result in unfavorable impacts on our properties. Any adverse event or circumstance could cause a delay in, prevent the completion of, or increase the cost of, one or more of our properties expected to be developed and brought to market by us, thereby resulting in a negative impact on our operations and financial results.

If the market value of our real estate investments decreases, our results of operations will also likely decrease.

The market value of our real estate assets will depend on market conditions. If local and/or global economic conditions deteriorate, or if the demand for our properties decreases, we may not be able to make a profit on such property. As a result of declining economic conditions, we may experience lower than anticipated profits and/or may not be able to recover our costs of a project when a property is brought to market.

Changes in tax laws, taxes or fees may increase the cost of development, and such changes could adversely impact our finances and operational results.

Any increase or change in such laws, taxes, or fees, including real estate property taxes, could increase the cost of development and thus have an adverse effect on our operations. Such changes could also negatively impact potential and/or actual users and purchasers of our properties because potential buyers may factor such changes into their decisions to utilize or purchase a property.

The real estate industry is highly competitive and if other property developers are more successful or offer better value to customers, our business could suffer.

The real estate industry is highly competitive, regardless of locale. Competitors range from small local companies to large international conglomerates with financial resources much greater than those of our company. We have to compete for raw materials, construction components, financing, environmental resources, utilities, infrastructure, labor, skilled management, governmental permits and licensing and other factors critical to the successful development of our real estate assets. We compete against both new and existing developments and developers. Any increase in or change to any competitive factor could result in our inability to begin development of our real estate assets in a timely manner and/or increase costs for the design, development and completion. As a result, we may experience decreased profits due to these factors, impacting our operations and our overall financial results.

We may incur environmental liabilities with respect to our real estate assets.

Our properties are subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. Environmental laws may result in delays, may cause us to incur substantial compliance and other costs and may prohibit or severely restrict development. Furthermore, under various federal, state, and local laws, ordinances and regulations, an owner of real property may be liable for the costs or removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether we knew of, or were responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and our liability therefor as to our properties are generally not limited under such laws and could exceed the value of the property and/or the aggregate assets of our company. The presence of such substances, or the failure to properly remediate contamination from such substances, may adversely affect our ability to sell the real estate or to borrow using such property as collateral.

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Our co-venture partners or other partners in co-ownership arrangements could take actions that decrease the value of our real estate assets.

The development of our real estate assets could involve joint ventures or other co-ownership arrangements with third parties. Such relationships may involve risks, including, for example:

•	the possibility that a co-venturer or partner might become bankrupt;

•	the possibility that development may require additional capital that we or our partner do not have;

•	the possibility that a co-venturer or partner might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with the business interests or goals of our company;

•	the possibility that we may incur liabilities as the result of the action taken by our partner;

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	that such co-partner may exercise buy/sell rights that force us to or dispose of our share, at a time and price that may not be consistent with our objectives.

Any of the above might subject our real estate assets to liabilities in excess of those contemplated and thus reduce our returns on our investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect the value of your stock.

The nature of our activities could expose us to potential liability for personal injuries and, in certain instances, property damage claims. For instance, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, pollution, environmental matters, or extreme weather conditions such as hurricanes, floods, and snow storms that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not carry all the usual and customary insurance policies which would be carried by a similarly-positioned company, and we may not be carrying those insurance policies in amounts and types sufficient to cover every risk which may be encountered by our company. Insurance risks associated with potential terrorist acts could sharply increase the premiums we will pay for coverage against property and casualty claims. We cannot assure you that we will have adequate coverage for all losses. If any of our properties incur a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss. In addition, other than the capital reserve or other reserves we may establish, we do not expect to have any contingent sources of funding in place to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in a decreased value attributed to our publicly traded stock.

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Risks Related to This Offering and Ownership of Our Common Stock

We may not be able to satisfy NYSE American’s listing requirements or maintain a listing of our common stock on NYSE American.

Our common stock is currently quoted on the OTC Pink Market. In connection with this offering, we intend to apply to list our common stock on NYSE American. The closing of this offering is contingent upon our uplisting to NYSE American. In addition, we must meet certain financial and liquidity criteria to maintain the listing of our common stock on NYSE American. If we fail to meet any listing standards or if we violate any listing requirements, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from NYSE American may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

The market for our common stock may be characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our stock price will be more volatile than the shares of such larger, more established companies for the indefinite future. The stock market has recently been highly volatile. Furthermore, there have been recent instances of extreme stock price run-ups followed by rapid price declines and stock price volatility following a number of recent public offerings, particularly among companies with relatively smaller public floats. We may also experience such volatility, including stock run-ups, upon completion of this offering, which may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

The market price of our common stock is likely to be volatile due to a number of factors. First, as noted above, our common stock is likely to be more sporadically and thinly traded compared to the shares of such larger, more established companies. The price for our common stock could, for example, decline precipitously in the event that a large number of shares is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance. The market price of our common stock could also be subject to wide fluctuations in response to a broad and diverse range of factors, including the following:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead investors of our common stock to demand a higher investment return;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the media, online forums, or investment community; and

•	our intentions and ability to list our common shares on NYSE American and our subsequent ability to maintain such listing (if approved).

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The public offering price of our common stock has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our common stock may prevent investors from being able to sell their shares at or above the public offering price. As a result, you may suffer a loss on your investment.

An active, liquid trading market for our common stock may not be sustained, which may cause our common stock to trade at a discount from the public offering price and make it difficult for you to sell the shares you purchase.

We cannot predict the extent to which investor interest in us will sustain a trading market or how active and liquid that market may remain. If an active and liquid trading market is not sustained, you may have difficulty selling any of our common stock that you purchase at a price above the price you purchase it or at all. The failure of an active and liquid trading market to continue would likely have a material adverse effect on the value of our common stock. The market price of our common stock may decline below the public offering price, and you may not be able to sell your common stock at or above the price you paid or at all. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire other companies or technologies by using our securities as consideration.

Our officers and directors own a significant percentage of our outstanding voting securities which could reduce the ability of minority stockholders to effect certain corporate actions.

Upon the completion of this offering, our executive officers and directors will collectively be able to exercise approximately % of our total voting power, or approximately % of the underwriters exercise the over-allotment option in full. As a result, they will possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions without the votes of any other stockholders. They are expected to have significant influence over a decision to enter into any corporate transaction and have the ability to prevent any transaction that requires the approval of stockholders, regardless of whether or not our other stockholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our common stock or prevent our stockholder from realizing a premium over the then-prevailing market price for their common stock.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds of this offering. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it and any potential investor who anticipates the need for current dividends should not purchase our securities. See the section entitled “Dividend Policy.”

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You will experience immediate and substantial dilution as a result of this offering.

As of March 31, 2023, our pro forma net tangible book value (deficit) was approximately $             , or approximately $      per share. Since the price per share being offered in this offering is substantially higher than the pro forma net tangible book value per common share, you will suffer substantial dilution with respect to the net tangible book value of the shares you purchase in this offering. Based on the assumed public offering price of $      per share being sold in this offering, which is the midpoint of the estimated range of the public offering price shown on the cover page of this prospectus, and our pro forma net tangible book value per share as of March 31, 2023, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $      per share (or $      per share if the underwriters exercise the over-allotment option in full) with respect to the net tangible book value of our common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

We are issuing a significant number of shares of our common stock in this offering. We are also registering shares of common stock issuable upon exercise of the representatives’ warrants. The offering of so many shares may result in stock price volatility and cause the market price of our common stock to decline. Furthermore, future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline and would result in the dilution of your holdings.

The issuance of a significant number of shares in this offering and the registration of the shares underlying the representatives’ warrants, along with future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could result in significant market volatility and could cause the market price of our common stock to decline. We cannot predict the effect, if any, of the issuance of shares in this offering and the registration of the shares underlying the representatives’ warrants, or of future issuances of our securities or the future expirations of lock-up agreements, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our common stock. In connection with this offering, we and our directors, officers, and stockholders holding more than 5% of our common stock as of the effective date of this prospectus have agreed not to sell, transfer or dispose of any common stock for a period of six months from the date of the prospectus, subject to certain exceptions. See “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our common stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our common stock.

Rule 144 sales in the future may have a depressive effect on our share price.

All of the outstanding common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common shares. There is no limitation on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if our company is a current, reporting company under the Exchange Act. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registration of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

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If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on NYSE American or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

We are subject to ongoing public reporting requirements that are less rigorous than for larger, more established companies, which could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are a “smaller reporting company” within the meaning of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that had (i) a public float of less than $250 million or (ii) annual revenues of less than $100 million and either had no public float or a public float of less than $700 million.

As a smaller reporting company, we will not be required to, and may not, include a compensation discussion and analysis section in our proxy statements, and we will provide only two years of financial statements. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not smaller reporting companies, our stockholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our common stock less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our common stock.

Anti-takeover provisions in our charter documents and under Nevada law could make an acquisition of our company more difficult, and limit attempts by our stockholders to replace or remove our current management.

Provisions in our amended and restated articles of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control of our company or changes in our management. As described above, our executive officers and directors are collectively able to exercise a significant portion of our voting power. Furthermore, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by our management of a significant portion of our issued and outstanding voting power and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

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In addition, our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval, subject to NYSE American’s rules. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of our company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our amended and restated articles of incorporation 1,000,000,000 shares of preferred stock. Our board acting alone and without approval of our stockholders, subject to NYSE American’s rules, can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

In addition, various provisions of our amended and restated bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our amended and restated bylaws may be adopted, amended or repealed only by our board of directors. Our amended and restated bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our amended and restated bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our amended and restated bylaws also permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Our amended and restated bylaws also establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to successfully identify and acquire additional businesses;

•	our ability to effectively integrate and operate the businesses that we acquire;

•	our expectations around the performance of our current businesses;

•	our ability to maintain our business model and improve our capital efficiency;

•	our ability to effectively manage the growth of our business;

•	our lack of operating history and ability to attain profitability;

•	the competitive environment in which our businesses operate;

•	trends in the industries in which our businesses operate;

•	the regulatory environment in which our businesses operate under;

•	changes in general economic or business conditions or economic or demographic trends in the United States, including changes in interest rates and inflation;

•	our ability to service and comply with the terms of indebtedness;

•	our ability to retain or replace qualified employees of our businesses;

•	labor disputes, strikes or other employee disputes or grievances;

•	casualties, condemnation or catastrophic failures with respect to any of our business’ facilities;

•	costs and effects of legal and administrative proceedings, settlements, investigations and claims; and

•	extraordinary or force majeure events affecting the business or operations of our businesses.

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In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

After deducting the estimated underwriters’ discounts and commissions and offering expenses payable by us, we expect to receive net proceeds of approximately $           million from this offering (or approximately $        million if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of $       per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus.

We intend to use the net proceeds from this offering for the repayment of certain debt, working capital for Nova, and for other working capital and general corporate purposes, which could include future acquisitions. As of the date of this prospectus, we have not entered into any agreements for such potential future acquisitions. For purposes of calculation of the debt payoff amounts, we have used a payoff date of                  , 2023. Additional interest will accrue at the given rates from                , 2023 to the closing date of this offering.

The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them.

		Amount without Over-Allotment Option		Amount with Over-Allotment Option
Repayment of debt(1)	$		$
Working capital for Nova
Working capital and general corporate
Total use of proceeds	$		$

(1)	We plan to use a portion of the proceeds of this offering to repay accrued interest on that certain senior secured convertible promissory note in the principal amount of $3,195,666 issued to Leonite Capital LLC. On September 22, 2022, we issued a consolidated senior secured convertible promissory note in the principal amount of $2,600,000 to Leonite Capital LLC. Leonite Capital LLC subsequently advanced additional funds under this note. As of the date of this prospectus, the principal amount outstanding is $3,238,167. Each advance matures one year from the date of issuance; provided that such maturity date shall be extended to the date that is eighteen months from the closing of this offering if such offering is completed prior to the maturity date. The note bears interest at a rate of 10% per annum; provided that upon an event of default (as defined in the note), such rate shall increase to the lesser of 15% or the maximum legal rate. For additional details regarding this note, please see “Description of Capital Stock—Convertible Promissory Notes.”

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities. See “Risk Factors—Risks Related to This Offering and Ownership of Our Common Stock—Our management has broad discretion as to the use of the net proceeds from this offering.”

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. See also “Risk Factors—Risks Related to This Offering and Ownership of Our Common Stock—We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.”

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023:

•	on an actual basis;

•	on a pro forma basis to reflect (i) the issuance of 156,000,000 shares of common stock issued upon the conversion of convertible promissory notes and the cancellation of 3,500 shares of common stock, (ii) the cancellation of all outstanding shares of series K preferred stock and (iii) the conversion of all shares of our outstanding series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series I preferred stock, series J preferred stock and series L preferred stock into an aggregate of shares of common stock and the conversion of a convertible promissory note into an estimated shares of common stock, effective automatically on the date on which our common stock begins trading on NYSE American; and

•	on a pro forma as adjusted basis to reflect the sale of shares of common stock by us in this offering at an assumed price to the public of $ per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the over-allotment option), and after giving effect to the use of proceeds to repay certain debt as described herein.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2023
	Actual	Pro Forma	As Adjusted
Cash	$350,329	$	$
Long-term debt:
Notes payable	$144,646	$	$
Total long-term debt	144,646
Mezzanine equity:
Series N Senior Convertible Preferred Stock, $0.001 par value, 3,000,000 shares authorized, 868,058 shares issued and outstanding, actual, pro forma and as adjusted	3,578,656
Series X Senior Convertible Preferred Stock, $0.001 par value, 5,000,000 shares authorized, 375,000 shares issued and outstanding, actual, pro forma and as adjusted	1,593,205
Total mezzanine equity	5,171,861
Stockholders’ equity:
Series B Preferred Stock, $0.001 par value, 3,000,000 shares authorized, 2,131,328 shares issued and outstanding, actual; no shares issued and outstanding, pro forma and as adjusted	8,525,313
Series C Preferred Stock, $0.001 par value, 500 shares authorized, 122 shares issued and outstanding, actual; no shares issued and outstanding, pro forma and as adjusted	488
Series E Preferred Stock, $0.001 par value, 1,000,000 shares authorized, 150,750 shares issued and outstanding, actual; no shares issued and outstanding, pro forma and as adjusted	603,000
Series F-1 Preferred Stock, $0.001 par value, 800,000 shares authorized, 35,752 shares issued and outstanding, actual; no shares issued and outstanding, pro forma and as adjusted	143,008
Series I Preferred Stock, $0.001 par value, 500,000,000 shares authorized, 14,885,000 shares issued and outstanding, actual; no shares issued and outstanding, pro forma and as adjusted	59,540,000

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Series J Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 1,713,584 shares issued and outstanding, actual; no shares issued and outstanding, pro forma and as adjusted	6,854,336
Series K Preferred Stock, $0.001 par value, 10,937,500 shares authorized, 8,200,562 shares issued and outstanding, actual; no shares issued and outstanding pro forma and as adjusted	8,201
Series L Preferred Stock, $0.001 par value, 100,000,000 shares authorized, 319,493 shares issued and outstanding, actual; no shares issued and outstanding, pro forma and as adjusted	1,277,972
Series R Preferred Stock, $0.001 par value, 5,000 shares authorized, 165 shares issued and outstanding, actual, pro forma and as adjusted	198,000
Common Stock, $0.001 par value, 7,500,000,000 shares authorized, 908,479,113 shares issued and outstanding, actual; shares issued and outstanding, pro forma; and shares issued and outstanding, as adjusted	908,378
Additional paid-in capital	(8,482,814)
Accumulated deficit	(71,208,254)
Total stockholders’ equity	(1,632,372)
Total capitalization	$3,684,135	$	$

The table above excludes the following shares:

•	2 shares of common stock issuable upon the conversion of our series A preferred stock upon a transfer thereof;

•	shares of common stock issuable upon the conversion of 868,056 shares of our series N senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to $0.012 (subject to adjustments);

•	165 shares of common stock issuable upon the conversion of our series R preferred stock;

•	shares of common stock issuable upon the conversion of 375,000 shares of our series X senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest volume weighted average price of our common stock on our principal trading market during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, including this offering;

•	235,557,856 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.02 per share;

•	shares of common stock that may be issued upon the exercise of outstanding warrants issued to Leonite Capital LLC in connection with convertible promissory notes, which such warrants are for a number of shares of common stock equal to two hundred percent (200%) of the number of shares of common stock that would be issued upon full conversion of such notes, at exercise prices ranging from $0.002 to $0.04;

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•	up to shares of common stock issuable upon exercise of the representatives’ warrants issued in connection with this offering (or shares if the underwriters exercise the over-allotment option in full);

•	shares of common stock issuable upon the conversion of a consolidated senior secured convertible promissory note in the principal amount of $3,238,167 issued to Leonite Capital LLC, which is convertible into shares of common stock at a conversion price equal to the lower of (i) the lowest volume weighted average price of our common stock during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, including this offering;

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $216,066 issued to Power Up Lending Group Ltd, which are convertible into shares of common stock at a conversion price equal to 62% of the average of the two (2) lowest closing prices of our common stock during the fifteen (15) trading days prior to the conversion date;

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $130,000 issued to Greentree Financial Group, Inc., which is convertible into shares of common stock at a conversion price equal to the lower of $0.25 or 50% of the lowest closing price of our common stock for the ten (10) trading days immediately prior to the conversion date;

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $50,080 issued to Greentree Financial Group, Inc., which is convertible into shares of common stock at a conversion price equal to the lower of $0.03 or 50% of the lowest closing price of our common stock for the five (5) trading days immediately prior to the conversion date; and

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $36,604 issued to GHS Investments, LLC, which is convertible into shares of common stock at a conversion price equal to 60% of the lowest closing price of our common stock for the twenty (20) trading days immediately prior to the conversion date.

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DILUTION

If you invest in our common stock in this offering, your ownership will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of common stock immediately after this offering. Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the shares sold in this offering exceeds the pro forma as adjusted net tangible book value per share after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

As of March 31, 2023, our net tangible book value (deficit) was approximately $(2,127,120), or approximately $(0.00) per share. After giving effect to (i) the issuance of 156,000,000 shares of common stock issued upon the conversion of convertible promissory notes and the cancellation of 3,500 shares of common stock, (ii) the cancellation of all outstanding shares of series K preferred stock and (iii) the conversion of all shares of our outstanding series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series I preferred stock, series J preferred stock and series L preferred stock into an aggregate of             shares of common stock and the conversion of a convertible promissory note into an estimated            shares of common stock, effective automatically on the date on which our common stock begins trading on NYSE American, the pro forma net tangible book value (deficit) of our common stock as of March 31, 2023 is approximately $          , or approximately $      per share.

After giving effect to our sale of                 shares of common stock in this offering at an assumed public offering price of $      per share, which is the midpoint of the estimated range of the public offering price shown on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value (deficit) as of March 31, 2023 would have been approximately $      , or approximately $         per share. This amount represents an immediate increase in net tangible book value of $        per share to existing stockholders and an immediate dilution in net tangible book value of $       per share to purchasers of our shares in this offering, as illustrated in the following table.

Assumed public offering price per share			$
Historical net tangible book value (deficit) per share as of March 31, 2023		$(0.00)
Increase per share attributable to the pro forma adjustments described above
Pro forma net tangible book value (deficit) per share as of March 31, 2023
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing shares in this offering
Pro forma as adjusted net tangible book value (deficit) per share after this offering
Dilution per share to new investors purchasing shares in this offering	$		$

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value (deficit) would be $     per share, and the dilution in net tangible book value per share to new investors purchasing shares in this offering would be $      per share.

The discussion and table above exclude the following shares:

•	2 shares of common stock issuable upon the conversion of our series A preferred stock upon a transfer thereof;

•	shares of common stock issuable upon the conversion of 868,056 shares of our series N senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to $0.012 (subject to adjustments);

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•	165 shares of common stock issuable upon the conversion of our series R preferred stock;

•	shares of common stock issuable upon the conversion of 375,000 shares of our series X senior convertible preferred stock, which are convertible into a number of shares of common stock determined by dividing the stated value ($4.00 per share), plus accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest volume weighted average price of our common stock on our principal trading market during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, including this offering;

•	235,557,856 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.02 per share;

•	shares of common stock that may be issued upon the exercise of outstanding warrants issued to Leonite Capital LLC in connection with convertible promissory notes, which such warrants are for a number of shares of common stock equal to two hundred percent (200%) of the number of shares of common stock that would be issued upon full conversion of such notes, at exercise prices ranging from $0.002 to $0.04;

•	up to shares of common stock issuable upon exercise of the representatives’ warrants issued in connection with this offering (or shares if the underwriters exercise the over-allotment option in full);

•	shares of common stock issuable upon the conversion of a consolidated senior secured convertible promissory note in the principal amount of $3,238,167 issued to Leonite Capital LLC, which is convertible into shares of common stock at a conversion price equal to the lower of (i) the lowest volume weighted average price of our common stock during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, including this offering;

•	shares of common stock issuable upon the conversion of convertible promissory notes in the aggregate principal amount of $216,066 issued to Power Up Lending Group Ltd, which are convertible into shares of common stock at a conversion price equal to 62% of the average of the two (2) lowest closing prices of our common stock during the fifteen (15) trading days prior to the conversion date;

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $130,000 issued to Greentree Financial Group, Inc., which is convertible into shares of common stock at a conversion price equal to the lower of $0.25 or 50% of the lowest closing price of our common stock for the ten (10) trading days immediately prior to the conversion date;

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $50,080 issued to Greentree Financial Group, Inc., which is convertible into shares of common stock at a conversion price equal to the lower of $0.03 or 50% of the lowest closing price of our common stock for the five (5) trading days immediately prior to the conversion date; and

•	shares of common stock issuable upon the conversion of a convertible promissory note in the principal amount of $36,604 issued to GHS Investments, LLC, which is convertible into shares of common stock at a conversion price equal to 60% of the lowest closing price of our common stock for the twenty (20) trading days immediately prior to the conversion date.

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MARKET PRICE OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Pink Market under the symbol “CDIX.” In connection with this offering, we intend to apply for the listing of our common stock on NYSE American under the symbol “CDIX.” The closing of this offering is contingent upon our uplisting to NYSE American.

The following table sets forth, for the periods indicated, the high and low closing prices of our common stock (prior to the reverse split). These prices reflect inter-dealer prices, without retain mark-up or commission, and may not represent actual transactions.

	Closing Prices
	High	Low

Fiscal Year Ended December 31, 2021
1st Quarter	$0.0500	$0.0132
2nd Quarter	0.0178	0.0116
3rd Quarter	0.0127	0.0045
4th Quarter	0.0070	0.0001

Fiscal Year Ended December 31, 2022
1st Quarter	0.0014	0.0002
2nd Quarter	0.0002	0.0002
3rd Quarter	0.0050	0.0002
4th Quarter	0.0029	0.0003

Fiscal Year Ended December 31, 2023
1st Quarter	0.0035	0.0002
2nd Quarter	0.0006	0.0001
3rd Quarter (through August 2, 2023)	0.0007	0.0002

Number of Holders of our Common Shares

As of July 31, 2023, there were approximately 853 stockholders of record of our common stock. In computing the number of holders of record of our common stock, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single stockholder.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2022, we did not have in effect any compensation plans under which our equity securities were authorized for issuance.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are an acquisition holding company focused on locating undervalued and undercapitalized companies, primarily in the healthcare industry, and providing them capitalization and leadership to maximize the value and potential of their private enterprises while also providing diversification and risk mitigation for our stockholders. Specifically, we have and will continue to look at a diverse variety of acquisitions in the healthcare sector in terms of growth stages and capital structures and we intend to focus our portfolio of subsidiaries approximately as follows: 80% will be targeted to established profitable niche small to mid-sized healthcare companies and 20% will be targeted to second stage startups in healthcare and related financial services (emerging businesses with a strong organic growth plan that is materially cash generative).

All of our operations are conducted through, and our income derived from, our various subsidiaries. As of March 31, 2023, we operate the following businesses through our wholly owned subsidiaries.

•	Healthcare Business. Nova, which we acquired May 31, 2021, operates a group of regional primary specialty and ancillary care facilities throughout Florida that provide traumatic injury victims with primary care evaluations, interventional pain management, and specialty consultation services. We focus on plaintiff related care are and a highly efficient provider of EMC assessments. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. From sports injuries, to sprains, strains, and fractures, our doctors are dedicated to helping patients return to active lifestyles.

•	Financial Services (Tax Resolution) Business. Platinum Tax, which we acquired on July 31, 2018, is a full-service tax resolution firm located in Las Vegas, Nevada that provides fee-based tax resolution services to individuals and companies that have federal and state tax liabilities by assisting clients to settle outstanding tax debts. Given the significant decline in revenues over the past 18 months due to the effects of the COVID-19 pandemic and mounting monthly operating losses, combined with our current focus on acquisitions in the healthcare sector, in July 2023 our board of directors decided to cease operating this business and plans to consider alternatives in the future as economic and market conditions change.

•	Real Estate Business. Edge View, which we acquired on July 16, 2014, is a real estate company that owns five (5) acres zoned medium density residential (MDR) with 12 lots already platted; six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs; and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond. Salmon is known as Idaho’s premier whitewater destination as well as one of the easier accesses to the Frank Church Wilderness Area - the largest wilderness in the lower 48 states. Salmon’s airport has service to Boise, Idaho and serves as a hub to access whitewater rafting start points and wilderness landing strips. Management has invested years working to develop a new and exciting housing development in Salmon, Idaho and plans to enter into a joint venture agreement with a developer for this planned concept development.

We previously owned We Three, LLC dba Affordable Housing Initiative, or AHI, which was acquired on May 15, 2014 and sold on October 31, 2022. AHI leased and sold mobile homes and also provided a “lease to own” option.

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Recent Developments

On June 5, 2023, we executed a seventh tranche under Note 40 described below in the principal amount of $136,667. On June 13, 2023, we executed an eighth tranche under Note 40 described below in the principal amount of $20,667. On July 19, 2023, we executed a ninth tranche under Note 40 described below in the principal amount of $35,500. On July 24, 2023, we executed a tenth tranche under Note 40 described below in the principal amount of $14,000.

Segments

As of March 31, 2023, we had three reportable operating segments as determined by management using the “management approach” as defined by the authoritative guidance on Disclosures about Segments of an Enterprise and Related Information:

(1)	Financial Services (Platinum Tax)
(2)	Healthcare (Nova)
(3)	Real Estate (Edge View)

These segments are a result of differences in the nature of the products and services sold. Corporate administration costs, which include, but are not limited to, general accounting, human resources, legal and credit and collections, are partially allocated to the three operating segments. Other revenue consists of nonrecurring items.

The financial services segment provides tax resolution services to individuals and companies that have federal and state tax liabilities. It collects fees based on efforts to negotiate and assist in the settlement of outstanding tax debts.

The healthcare segment provides a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves.

The Real Estate segment consists of Edge View, a real estate company that owns five (5) acres zoned medium density residential (MDR) with 12 lots already platted, six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs, and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond.

Discontinued Operations

AHI

We and the managers of AHI entered into a resignation, release and buyback agreement and addendum, effective October 31, 2022, pursuant to which the managers purchased AHI in exchange for returning 175,045 shares of series F preferred stock. There was a loss on disposal in the amount of $217,769 on October 31, 2022, which represented net assets and liabilities at the time of sale back.

We had no net liabilities of discontinued operations at March 31, 2023 and December 31, 2022. We had $0 and $19,215 of loss from discontinued operations for the three months ended March 31, 2023 and 2022, respectively.

Red Rock

On May 1, 2018, we entered into a stock for stock purchase agreement with the sellers of Red Rock Travel, LLC, or Red Rock, and a related management agreement to manage Red Rock. The terms and conditions of those agreements were subsequently violated causing the transaction to be reversed and dissolved on May 31, 2019. Red Rock reverted to its previous ownership, we canceled the shares of series K preferred stock related to the aborted acquisition and we filed notice with the State of Florida of the dissolution.

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On April 26, 2021, we filed a lawsuit against investors in Red Rock seeking a judgement declaring that convertible secured notes issued to them by Red Rock purportedly convertible into our common stock to be null and void, and defendants subsequently filed a counterclaim. On July 29, 2022, the parties entered into a mediated settlement agreement whereby defendants agreed to dismiss all claims against our company related to the notes and accrued interest in the amount of $510,418 and further agreed to cancel and return common stock and warrants issued to claimants in a related 2020 settlement. We agreed to issue defendants 592,000,000 shares of common stock. As a result of the settlement agreement, the convertible notes and accrued interest were written-off in the third quarter of 2022 resulting in a gain of $510,417, which is recorded in discontinued operations. As of December 31, 2022, in a separate settlement an additional 66,666,666 shares were added to the settlement for a total of 658,666,666 shares issued and recorded in common stock for $658,666, additional paid in capital for $(409,775). The settlement also required the previous owners to relinquish 35,000,000 shares of common stock.

Prior to the settlement, we continued to carry Red Rock liabilities on our balance sheet including accounts payables and accrued expenses of $1,872,086, convertible notes payable of $240,000, accrued interest of $214,318 and a derivative liability of $378,877 as of September 30, 2021. The party responsible for the convertible notes and related accrued interest is in dispute and is currently in litigation. The derivative liability is a function of the convertible notes and accrued interest and the accounts payable and accrued expenses of $1,872,086 is deemed to be the responsibility of the current owners of Red Rock and was written-off by us in the third quarter of 2021 resulting in a gain of $328,718, which is recorded in discontinued operations.

Results of Operations

Comparison of Three Months Ended March 31, 2023 and 2022

The following table sets forth key components of our results of operations during the three months ended March 31, 2023 and 2022, both in dollars and as a percentage of our revenue.

	March 31, 2023		March 31, 2022 (restated)
	Amount	% of Revenue	Amount	% of Revenue
Revenue
Financial services	$154,399	5.40%	$464,843	16.04%
Healthcare	2,706,399	94.60%	2,432,307	83.96%
Total revenue	2,860,798	100.00%	2,897,150	100.00%
Cost of sales
Financial services	26,829	0.94%	212,446	7.33%
Healthcare	956,295	33.43%	903,782	31.20%
Total cost of sales	983,124	34.37%	1,116,228	38.53%
Gross profit	1,877,674	65.63%	1,780,922	61.47%
Operating expenses
Depreciation expense	4,635	0.16%	5,783	0.20%
Selling, general and administrative	1,159,478	40.53%	1,053,656	36.37%
Total operating expenses	1,164,113	40.69%	1,059,439	36.57%
Income from operations	713,561	24.94%	721,483	24.90%
Other income (expense)
Other income	205	0.01%	–	–
Gain on forgiveness of debt	390	0.01%	–	–
Penalties and fees	(15,000)	(0.52)%	–	–
Interest expense and finance charge	(695,164)	(24.30)%	(2,220,176)	(76.63)%
Conversion cost penalty and reimbursement	(2,000)	(0.07)%	–	–
Amortization of debt discounts	(17,983)	(0.63)%	(44,546)	(1.54)%
Total other income (expense)	(729,552)	(25.50)%	(2,264,722)	(78.17)%
Net loss before discontinued operations	(15,991)	(0.56)%	(1,543,239)	(53.27)%
Loss from discontinued operations	–	–	(19,215)	(0.66)%
Net loss	$(15,991)	(0.56)%	$(1,562,454)	(53.93)%

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Revenue. Our total revenue decreased by $36,352, or 1.25%, to $2,860,798 for the three months ended March 31, 2023 from $2,897,150 for the three months ended March 31, 2022. Such decrease was primarily due to a decrease in revenue from the financial services segment, offset by an increase in revenue from the healthcare segment.

The financial services segment generates revenue through the provision of tax resolution services to individuals and business owners. Revenue from the financial services segment decreased by $310,444, or 66.78%, to $154,399 for the three months ended March 31, 2023 from $464,843 for the three months ended March 31, 2022. Such decrease was primarily due to the loss of leads from the discontinued service with Optima Tax Relief, which affected the significant revenue reduction in the tax resolution business.

The healthcare segment generates revenue through a full range of diagnostic and surgical services. Revenue from the healthcare services segment increased by $274,092, or 11.27%, to $2,706,399 for the three months ended March 31, 2023 from $2,432,307 for the three months ended March 31, 2022. Such increase was primarily due to increased personal injury protection (PIP) services.

Cost of sales. Our total cost of sales decreased by $133,104, or 11.92%, to $983,124 for the three months ended March 31, 2023 from $1,116,228 for the three months ended March 31, 2022. Such decrease was primarily due a decrease from the financial service segment, offset by an increase from the healthcare segment. As a percentage of revenue, our total cost of sales was 34.37% and 38.53% for the three months ended March 31, 2023 and 2022, respectively.

Cost of sales for the financial services segment consists of advertising, contract labor and merchant fees. Cost of sales for the financial services segment decreased by $185,617, or 87.37%, to $26,829 for the three months ended March 31, 2023 from $212,446 for the three months ended March 31, 2022. As a percentage of financial services revenue, cost of sales was 17.38% and 45.70% for the three months ended March 31, 2023 and 2022, respectively. Such decrease was generally in line with the decrease in revenue from this segment.

Cost of sales for the healthcare segment consists of surgical center fees, physician and professional fees, salaries and wages and medical supplies. Cost of sales from the healthcare services segment increased by $52,513, or 5.81%, to $956,295 for the three months ended March 31, 2023 from $903,782 for the three months ended March 31, 2022. This slight increase was primarily due to increased labor costs. As a percentage of healthcare revenue, cost of sales was 35.33% and 37.16% for the three months ended March 31, 2023 and 2022, respectively.

Gross profit. As a result of the foregoing, our total gross profit increased by $96,752, or 5.43%, to $1,877,674 for the three months ended March 31, 2023 from $1,780,922 for three months ended March 31, 2022. Our total gross margin (percent of revenue) was 65.63% and 61.47% for three months ended March 31, 2023 and 2022, respectively.

Gross profit for the financial services segment decreased by $124,827, or 49.46%, to $127,570 for the three months ended March 31, 2023 from $252,397 for the three months ended March 31, 2022. Gross margin (percent of revenue) for the financial services segment was 82.62% and 54.30% for the three months ended March 31, 2023 and 2022, respectively.

Gross profit for the healthcare services segment increased by $221,579, or 14.50%, to $1,750,104 for the three months ended March 31, 2023 from $1,528,525 for the three months ended March 31, 2022. Gross margin (percent of revenue) for the healthcare segment was 64.67% and 62.84% for the for the three months ended March 31, 2023 and 2022, respectively.

Depreciation expense. Our depreciation expense was $4,635, or 0.16% of revenue, for the three months ended March 31, 2023, as compared to $5,783, or 0.20% of revenue, for the three months ended March 31, 2022.

Selling, general and administrative expenses. Our selling, general and administrative expenses consist primarily of accounting, auditing, legal and public reporting expenses, personnel expenses, including employee salaries and bonuses plus related payroll taxes, advertising expenses, professional advisor fees, bad debts, rent expense, insurance and other expenses incurred in connection with general operations. Our selling, general and administrative expenses increased by $105,822, or 10.04%, to $1,159,478 for the three months ended March 31, 2023 from $1,053,656 for the three months ended March 31, 2022. As a percentage of revenue, our selling, general and administrative expenses were 40.53% and 36.37% for the three months ended March 31, 2023 and 2022, respectively. Such increase was primarily due to the bad debt expense for allowances for doubtful accounts relating to our healthcare services business.

Total other income (expense). We had $729,552 in total other expense, net, for the three months ended March 31, 2023, as compared to other expense, net, of $2,264,722 for the three months ended March 31, 2022. Other expense, net, for the three months ended March 31, 2023 consisted of interest expense and finance charges of $695,164, amortization of debt discounts of $17,983, financing penalties and fees of $15,000 and conversion cost penalty and reimbursement related to convertible notes of $2,000, offset by other income of $205 and a gain on forgiveness of debt of $390. Other expense, net, for the three months ended March 31, 2022 consisted of interest expense and finance charges of $2,220,176 and amortization of debt discounts of $44,546.

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Discontinued operations. For the three months ended March 31, 2023 and 2022, we recorded a loss from discontinued operations of $0 and $19,215, respectively.

Net loss. As a result of the cumulative effect of the factors described above, our net loss was $15,991 for the three months ended March 31, 2023, as compared to net loss of $1,562,454 for the three months ended March 31, 2022, a decrease of $1,546,463, or 98.98%.

Comparison of Years Ended December 31, 2022 and 2021

The following table sets forth key components of our results of operations during the years ended December 31, 2022 and 2021, both in dollars and as a percentage of our revenue.

	December 31, 2022		December 31, 2021 (restated)
	Amount	% of Revenue	Amount	% of Revenue
Revenue
Financial services	$1,305,077	10.88%	$4,313,167	43.66%
Healthcare	10,693,196	89.12%	5,413,890	54.80%
Real estate	–	–	152,000	1.54%
Total revenue	11,998,273	100.00%	9,879,057	100.00%
Cost of sales
Financial services	397,347	3.31%	1,942,411	19.66%
Healthcare	4,060,034	33.84%	1,746,561	17.68%
Real estate	–	–	79,481	0.80%
Total cost of sales	4,457,381	37.15%	3,768,453	38.15%
Gross profit	7,540,892	62.85%	6,110,604	61.85%
Operating expenses
Depreciation expense	23,132	0.19%	13,886	0.14%
Goodwill impairment	2,092,048	17.44%	–	–
Selling, general and administrative	3,733,728	31.12%	4,434,594	44.89%
Total operating expenses	5,848,908	48.75%	4,448,480	45.03%
Income from operations	1,691,984	14.10%	1,662,124	16.82%
Other income (expense)
Other income	150,256	1.25%	32,629	0.33%
Gain on divestiture	–	–	788,500	7.98%
Gain on debt refinance and forgiveness	1,397,271	11.65%	–	–
Gain on change of estimate	–	–	184,243	1.86%
Penalties and fees	(2,063,916)	(17.20)%	–	–
Interest expense	(6,392,242)	(53.28)%	(1,906,844)	(19.30)%
Conversion cost penalty and reimbursement	–	–	(13,000)	(0.13)%
Amortization of debt discounts	(253,823)	(2.12)%	(1,051,264)	(10.64)%
Total other income (expense)	(7,162,454)	(59.70)%	(1,965,736)	(19.90)%
Net loss before discontinued operations	(5,470,470)	(45.59)%	(303,612)	(3.07)%
Gain from discontinued operations	40,949	0.34%	2,171,076	21.98%
Loss from disposal of discontinued operations	–	–	(1,201,171)	(12.16)%
Net income (loss)	$(5,429,521)	(45.25)%	$666,905	6.74%

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Revenue. Our total revenue increased by $2,119,216, or 21.45%, to $11,998,273 for the year ended December 31, 2022 from $9,879,057 for the year ended December 31, 2021. Such increase was primarily due to the increase in revenue from the healthcare segment due to the acquisition of Nova in May 2021, offset by decreases in revenue from the financial services segment and real estate segment.

Revenue from the financial services segment decreased by $3,008,090, or 69.74%, to $1,305,077 for the year ended December 31, 2022 from $4,313,167 for the year ended December 31, 2021. Such decrease was primarily due to the loss of leads from Optima Tax Relief which affected the significant revenue reduction in the tax resolution business.

The healthcare segment generates revenue through a full range of diagnostic and surgical services. Revenue from the healthcare services segment was $10,693,196 for the year ended December 31, 2022, as compared to $5,413,890 for the period of May 31, 2021 (date of acquisition) to December 31, 2021.

Revenue from the real estate segment decreased by $152,000, or 100%, to $0 for the year ended December 31, 2022 from $152,000 for the year ended December 31, 2021. Such decrease was primarily due to the sale of three parcels of land in 2021.

Cost of sales. Our total cost of sales increased by $688,928, or 18.28%, to $4,457,381 for the year ended December 31, 2022 from $3,768,453 for the year ended December 31, 2021. Such increase was primarily due an increase from the healthcare segment due to the acquisition of Nova in May 2021, offset by decreases from the other segments. As a percentage of revenue, our total cost of sales was 37.15% and 38.15% for the years ended December 31, 2022 and 2021, respectively.

Cost of sales for the financial services segment decreased by $1,545,064, or 79.54%, to $397,347 for the year ended December 31, 2022 from $1,942,411 for the year ended December 31, 2021. Such decrease was generally in line with the decrease in revenue from this segment. As a percentage of financial services revenue, cost of sales was 30.45% and 45.03% for the years ended December 31, 2022 and 2021, respectively.

Cost of sales from the healthcare services segment was $4,060,034 for the year ended December 31, 2022, as compared to $1,746,561 for the period from May 31, 2021 (date of acquisition) to December 31, 2021. As a percentage of healthcare revenue, cost of sales was 37.97% and 32.26% for the year ended December 31, 2022 and for the period from May 31, 2021 (date of acquisition) to December 31, 2021, respectively.

Cost of sales for the real estate segment was $0 for the year ended December 31, 2022, as compared to $79,481 the year ended December 31, 2021, which consisted of costs related to the sale of the three parcels of land by Edge View.

Gross profit. As a result of the foregoing, our total gross profit increased by $1,430,288, or 23.41%, to $7,540,892 for the year ended December 31, 2022 from $6,110,604 for the year ended December 31, 2021. Our total gross margin (percent of revenue) was 62.85% and 61.85% for the years ended December 31, 2022 and 2021, respectively.

Gross profit for the financial services segment decreased by $1,463,026, or 61.71%, to $907,730 for the year ended December 31, 2022 from $2,370,756 for the year ended December 31, 2021. Gross margin (percent of revenue) for the financial services segment was 69.55% and 54.97% for the years ended December 31, 2022 and 2021, respectively.

Gross profit for the healthcare services segment was $6,633,162 for the year ended December 31, 2022, as compared to $3,667,329 for the period from May 31, 2021 (date of acquisition) to December 31, 2021. Gross margin (percent of revenue) for the healthcare segment was 62.03% and 67.74% for the year ended December 31, 2022 and for the period from May 31, 2021 (date of acquisition) to December 31, 2021, respectively.

Gross profit for the real estate segment was $72,519 for the year ended December 31, 2021 and gross margin (percent of revenue) was 47.71%.

Depreciation expense. Our depreciation expense was $23,132, or 0.19% of revenue, for the year ended December 31, 2022, as compared to $13,886, or 0.14% of revenue, for the year ended December 31, 2021.

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Goodwill impairment. We performed the goodwill impairment test of the underlying assets, expected cash flows, decreased asset value and other factors. As a result, we recognized a goodwill impairment in the amount of $2,092,048 and $0 for the years ended December 31, 2022 and 2021, respectively.

Selling, general and administrative expenses. Our selling, general and administrative expenses decreased by $700,866, or 15.80%, to $3,733,728 for the year ended December 31, 2022 from $4,434,594 for the year ended December 31, 2021. As a percentage of revenue, our selling, general and administrative expenses were 31.12% and 44.89% for the years ended December 31, 2022 and 2021, respectively. Such decrease was primarily due to the decline in our financial services business.

Total other income (expense). We had $7,162,454 in total other expense, net, for the year ended December 31, 2022, as compared to other expense, net, of $1,965,736 for the year ended December 31, 2021. Other expense, net, for the year ended December 31, 2022 consisted of interest expense of $6,392,242, financing penalties and fees of $2,063,916 and amortization of debt discounts of $253,823, offset by a gain on forgiveness of debt of $1,397,271 and other income of $150,256. Other expense, net, for the year ended December 31, 2021 consisted of interest expense of $1,906,844, amortization of debt discounts of $1,051,264 and a conversion cost penalty and reimbursement of $13,000, offset by a gain on divestiture of $788,500 related to the divestiture of our former subsidiary JM Enterprises 1, Inc. dba Key Tax Group, a gain on change of estimate of $184,243 related to a change in income tax provision and other income of $32,629, which consisted primarily of a gain from conversion of debt to preferred stock.

Discontinued operations.  For the year ended December 31, 2022, we recorded a gain from discontinued operations of $40,949 and a loss from disposal of discontinued operations of $0. For the year ended December 31, 2021, we recorded a gain from discontinued operations of $2,171,076 and a loss from disposal of discontinued operations of $1,201,171.

Net income (loss). As a result of the cumulative effect of the factors described above, our net loss was $5,429,521 for the year ended December 31, 2022, as compared to net income of $666,293 for the year ended December 31, 2021, a decrease of $6,095,814, or 914.88%.

Liquidity and Capital Resources

As of March 31, 2023, we had $350,329 in cash. To date, we have financed our operations primarily through revenue generated from operations, sales of securities, advances from stockholders and third-party and related party debt.

We believe, based on our operating plan, that current working capital and current and expected additional financing should be sufficient to fund operations and satisfy our obligations as they come due for at least one year from the financial statement issuance date. However, additional funds from new financing and/or future equity raises are required for continued operations and to execute our business plan and our strategy of acquiring additional businesses. The funds required to sustain operations ranges between $600,000 to $1 million and additional funds execute our business plan will depend on the size, capital structure and purchase price consideration that the seller of a target business deems acceptable in a given transaction. The amount of funds needed to execute our business plan also depends on what portion of the purchase price of a target business the seller of that business is willing to take in the form of seller notes or our equity or equity in one of our subsidiaries. Given these factors, we believe that the amount of outside additional capital necessary to execute our business plan on the low end (assuming target company sellers accept a significant portion of the purchase price in the form of seller notes or our equity or equity in one of our subsidiaries) ranges between $5 million to $7 million. If, and to the extent, that sellers are unwilling to accept a significant portion of the purchase price in seller notes and equity, then the cash required to execute our business plan could be as much as $10 million.

We intend to raise capital for additional acquisitions primarily through equity and debt financings. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. There is no guarantee that we will be able to acquire additional businesses under the terms outlined above.

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Summary of Cash Flow

The following table provides detailed information about our net cash flow for all financial statement periods presented in this prospectus.

	Three Months Ended March 31,		Years Ended December 31,
	2023	2022 (restated)	2022	2021 (restated)
Net cash used in operating activities from continued operations	$(189,507)	$(376,453)	$(1,100,327)	$(850,141)
Net cash used in operating activities from discontinued operations	–	19,215	(42,633)	(201,208)
Net cash used in investing activities	–	–	–	(2,323,642)
Net cash provided by financing activities	313,034	300,307	788,794	3,676,648
Net change in cash	123,527	(56,931)	(354,166)	301,657
Cash and cash equivalents at beginning of period	226,802	595,987	580,968	279,311
Cash and cash equivalents at end of period	$350,329	$539,056	$226,802	$580,968

Our net cash used in operating activities from continuing operations was $189,507 for the three months ended March 31, 2023, as compared to $376,453 for the three months ended March 31, 2022. For the three months ended March 31, 2023, our net loss of $15,991 and an increase in accounts receivable of $1,111,636, offset by bad debt expense of $270,000, an increase in accounts payable and accrued expense of $241,945, an increase in accrued officer’s compensation of $154,000, fair value settled upon conversion of $123,566 and an increase in accrued interest of $123,074, were the primary drivers for the cash used in operations. For the three months ended March 31, 2022, our net loss of $1,562,454, offset by an increase in accounts payable and accrued expense of $569,508, a decrease in account receivable of $343,840, an increase in accrued officers’ compensation of $120,000 and an increase in accrued interest of $110,559 were the primary drivers for the cash used in operations.

Our net cash used in operating activities from continuing operations was $1,100,327 for the year ended December 31, 2022, as compared to $850,141 for the year ended December 31, 2021. For the year ended December 31, 2022, our net loss of $5,429,521 and a gain on refinance of debt of $1,397,271, offset by a loss on finance penalties and fees of $2,063,916 and impairment of goodwill of $2,092,048, were the primary drivers for the cash used in operations. For the year ended December 31, 2021, our net income of $666,293, amortization of loan discount of $1,051,264 and an increase in accrued officers’ compensation of $764,835, offset by an increase in accounts receivable of $2,157,880 and a gain on forgiveness of debt of $739,450, were the primary drivers for the cash used in operations.

We had no investing activities for the three months ended March 31, 2023 and 2022 or for the year ended December 31, 2022. For the year ended December 31, 2021, our net cash used in investing activities was $2,323,642, which consisted of cash used for the acquisition of Nova of $2,320,235 and purchases of furniture and equipment of $3,407.

Our net cash provided by financing activities was $313,034 for the three months ended March 31, 2023, as compared to $300,307 for the three months ended March 31, 2023. Net cash provided by operating activities for the three months ended March 31, 2023 consisted of proceeds from convertible notes payable of $240,000, proceeds from related party notes payable of $54,000 and proceeds from line of credit of $37,000, offset by repayments of line of credit of $16,381, payment of related party notes payable of $835 and payment of the SBA loan described below of $750. Net cash provided by financing activities for the three months ended March 31, 2022 consisted of proceeds from convertible notes payable of $405,730 and proceeds from related party notes payable of $4,803, offset by preferred stock dividends of $102,746, repayment of convertible notes payable of $5,908, payment of related party notes payable of $816 and payment of the SBA loan described below of $756.

Our net cash provided by financing activities was $788,794 for the year ended December 31, 2022, as compared to $3,676,648 for the year ended December 31, 2021. Net cash provided by operating activities for the year ended December 31, 2022 consisted of proceeds from convertible notes payable of $879,083 and proceeds from the issuance of preferred stock of $25,000, offset by preferred stock dividends of $102,740, repayment of convertible notes payable of $5,908, repayments to directors and officers of $3,573 and repayments of related party notes payable of $3,068. Net cash provided by financing activities for the year ended December 31, 2021 consisted of proceeds from the issuance of preferred stock of $3,000,000, proceeds from paycheck protection program and small business administration loans of $547,050 and proceeds from convertible notes payable of $444,500, offset by preferred stock dividends of $203,880, repayment of line of credit of $51,927, repayment of convertible notes payable of $30,777 and payment of notes payable of $28,318.

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Convertible Notes

As of March 31, 2023, we had convertible debt outstanding net of amortized debt discount of $3,717,936. During the three months ended March 31, 2023, we received net proceeds of $240,000 from convertible notes and converted $58,800 of convertible debt, $5,873 in accrued interest and $1,390 in penalties and fees into 118,682,378 shares of common stock. We recognized $123,566 of interest expense and additional paid-in capital to adjust fair value for the debt settlement during the three months ended March 31, 2023. For the three months ended March 31, 2023 and 2022, we recorded amortization of debt discounts of $17,983 and $44,546, respectively.

The following is a schedule of convertible notes payable outstanding as of March 31, 2023:

Note #	Issuance Date	Maturity Date	Principal Balance	Accrued Interest	Unamortized Debt Discount
9	09/12/2016	09/12/2017	50,080	16,627	–
10	01/24/2017	1/24/2018	55,000	72,588	–
10-1	02/10/2023	02/10/2024	50,000	1,007	–
10-2	03/30/2023	03/30/2024	25,000	10
29-2	11/08/2019	11/08/2020	36,604	22,326	–
31	08/28/2019	08/28/2020	–	8,385	–
37-1	09/03/2020	06/30/2021	113,666	38,801	–
37-2	11/02/2020	08/31/2021	113,167	37,533	–
37-3	12/29/2020	09/30/2021	113,167	36,497	–
38	02/09/2021	02/09/2022	47,200	31,260	–
39	04/26/2021	04/26/2022	168,866	48,844	–
40-1	09/22/2022	09/22/2023	2,600,000	131,342	–
40-2	11/04/2022	11/04/2023	68,666	2,765	10,253
40-3	11/28/2022	11/28/2023	68,667	2,313	11,382
40-4	12/21/2022	12/21/2023	68,667	1,880	12,464
40-5	01/24/2023	01/24/2024	90,166	1,630	19,387
40-6	03/21/2023	03/21/2024	138,167	379	35,661
			$3,807,083	$454,188	$89,147

Note 9. On September 12, 2016, we issued a convertible promissory note in the principal amount of $80,000 to Greentree Financial Group, Inc. for services rendered, which matured on September 12, 2017. This note is currently in default and accrues interest at a default interest rate of 20% per annum.

Notes 10, 10-1 and 10-2. On January 24, 2017, we issued a convertible promissory note in the principal amount of $80,000 to Greentree Financial Group, Inc. for services rendered, which matured on January 24, 2018. This note is currently in default and accrues interest at a default interest rate of 20% per annum. On February 10, 2023, we executed a second tranche under this note in the principal amount of $50,000 (Note 10-1). On March 30, 2023, we executed a third tranche under this note in the principal amount of $25,000 (Note 10-2). These notes accrue interest at a rate of 15% per annum.

Note 29-2. On May 10, 2019, we issued a convertible promissory note in the principal amount of $150,000. On November 8, 2019, this note (Note 29) was purchased by and assigned to GHS Investments, LLC. The amount assigned was the existing principal amount of $150,000 and accrued interest of $5,917.81, which was issued as Note 29-1, plus a new convertible promissory note in the principal amount of $62,367.12, which was issued as Note 29-2. This note is currently in default and accrues interest at a default interest rate of 24% per annum.

Note 31. On August 28, 2019, we issued a convertible promissory note in the principal amount of $120,000, which matured on August 28, 2020. This note is currently in default and accrues interest at a default interest rate of 24% per annum.

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Notes 37-1, 37-2 and 37-3. On September 3, 2020, we issued a convertible promissory note in the principal amount of $200,000 to GHS Investments, LLC, with an original issue discount of $50,000, which could be drawn in several tranches. On September 3, 2020, we executed the first tranche in the principal amount of $67,000, less an original issue discount of $17,000, which matured on June 30, 2021 (Note 37-1). On November 2, 2020, we executed the second tranche in the principal amount of $66,500, less an original issue discount of $16,500, which matured on August 31, 2021 (Note 37-2). On December 29, 2020, we executed the third tranche in the principal amount of $66,500, less an original issue discount of $16,500, which matured on September 30, 2021 (Note 37-3). These notes are currently in default and accrue interest at a default interest rate of 18% per annum.

Note 38. On February 9, 2021, we issued a convertible promissory note in the principal amount $103,500 to Power Up Lending Group Ltd., which matured on February 9, 2022. This note is currently in default and accrues interest at a default interest rate of 22% per annum.

Note 39. On April 26, 2021, we issued a convertible promissory note in the principal amount $153,500 to Power Up Lending Group Ltd., which matured on May 10, 2022. This note is currently in default and accrues interest at a default interest rate of 22% per annum.

Notes 40-1, 40-2, 40-3, 40-4, 40-5 and 40-6. On September 22, 2022, we issued a convertible promissory note in the principal amount of $2,600,000 to Leonite Capital LLC in exchange for total of $4,791,099 of defaulted promissory notes balances (Note 40-1). On November 4, 2022, we executed a second tranche under this note in the principal amount of $68,667, less an original issue discount and fee of $18,667 (Note 40-2). On November 28, 2022, we executed the third tranche under this note in the principal amount of $68,667, less an original issue discount and fee of $18,667 (Note 40-3). On November 28, 2022, we executed a fourth tranche under this note in the principal amount of $68,667, less an original issue discount and fee of $18,667 (Note 40-4). On January 24, 2023, we executed a fifth tranche under this note in the principal amount of $88,667, less an original issue discount and fee of $25,166 (Note 40-5). On March 21, 2023, we executed a sixth tranche under this note in the principal amount of $136,667, less an original issue discount and fee of $39,166 (Note 40-6). All of the these tranches mature in one year from the note issuance date and accrue interest at a rate of 10% per annum.

Line of Credit

In February 2018, we entered into a revolving line of credit with a financial institution for $92,500 which was personally guaranteed by the manager of Platinum Tax. The loan accrues interest at 11.20% as of March 31, 2023. As of March 31, 2023, the outstanding balance was $20,619.

Small Business Administration Loan

On June 2, 2020, we obtained a loan from the U.S. Small Business Administration, or SBA, in the principal amount of $150,000 with an interest rate of 3.75% and a maturity date of June 2, 2050. We reclassified $5,723 of accrued interest to the principal amount for the three months ended March 31, 2023. The principal balance and accrued interest at March 31, 2023 was $149,633 and $0, respectively.

Debenture

On March 12, 2009, we issued a debenture in the principal amount of $20,000. The debenture bears interest at 12% per annum and matured on September 12, 2009. The balance of the debenture was $10,989 at March 31, 2023 and the accrued interest was $6,554. We assigned all of our receivables from consumer activations of our rewards program as collateral on this debenture.

Related Party Loans

From time to time, the previous owner and current manager of Platinum Tax loaned funds to Platinum Tax to cover short term operating needs. The amount owed as of March 31, 2023 was $90,189.

In connection with the acquisition of Edge View on July 16, 2014, we assumed amounts due to previous owners who are current managers of Edge View. These amounts are due on demand and do not bear interest. The balance of these amounts is $4,979 as of March 31, 2023.

We have obtained short-term advances from the Chairman of the Board that are non-interest bearing and due on demand. As of March 31, 2023, we owed the Chairman $123,192.

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Contractual Obligations

Our principal commitments consist mostly of obligations under the loans described above and the operating leases described under “Business—Facilities”.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The following discussion relates to critical accounting policies for our consolidated company. The preparation of financial statements in conformity with GAAP requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition. On January 1, 2018, we adopted ASC 606, Revenue from contracts with customers, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. We apply the following five-step model to determine revenue recognition:

•	Identification of a contract with a customer

•	Identification of the performance obligations in the contact

•	Determination of the transaction price

•	Allocation of the transaction price to the separate performance allocation

•	Recognition of revenue when performance obligations are satisfied.

We only apply the five-step model when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services we transfer to the customer. At contract inception and once the contract is determined to be within the scope of ASC 606, we assess services promised within each contract and determine those that are performance obligations and assess whether each promised service is distinct.

Our financial services sector report revenues as services are performed and our healthcare sector reports revenues at the time control of the services transfer to the customer and from providing licensed and/or certified orthopedic procedures. Our healthcare subsidiary does not have contract liabilities or deferred revenue as there are no amounts prepaid for services.

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Healthcare Income

Established billing rates are not the same as actual amounts recovered for our healthcare segment. They generally do not reflect what we are ultimately paid and therefore are not reported in the condensed consolidated financial statements. We are typically paid amounts based on established charges per procedure with guidance from the annually updated Current Procedural Terminology, or CPT, guidelines (a code set maintained by the American Medical Association through the CPT Editorial Panel), that designates relative value units and a suggested range of charges for each procedure which is then assigned a CPT code.

This fee is discounted to reflect the percentage paid to us “using a modifier” recognized by each insurance carrier for services, less deductible, co-pay, and contractual adjustments which are deducted from the calculated fee. The net revenue is recorded at the time the services are rendered.

Contract Fees (Non-PIP)

We have contract fees for amounts earned from our Non-Personal Injury Protection, or PIP, related procedures, typically car accidents, and are collected on a contingency basis. These cases are sold to a factor, who bears the risk of economic benefit or loss. After selling patient cases to the factor, any additional funds collected by us are remitted to the factor.

Service Fees – Net (PIP)

We generate services fees from performing various procedures on the date the services are performed. These services primarily include slip and falls as well as smaller nominal non-PIP services. Fees are collected primarily from third party insurance providers. These revenues are based on established insurance billing rates less allowances for contractual adjustments and uncollectible amounts. These contractual adjustments vary by insurance company and self-pay patients. We compute these contractual adjustments and collection allowances based on our historical collection experience.

Completing the paperwork for each case and preparing it for billing takes approximately ten business days after a procedure is performed. The majority of claims are then filed electronically except for those remaining insurance carriers requiring paper filing. An initial response is usually received within four weeks from electronic filing and up to six weeks from paper filing. Responses may be a payment, a denial, or a request for additional information.

Our healthcare revenues are generated from professional medical billings including facility and anesthesia services. With respect to facility and anesthesia services, we are the primary obligor as the facility and anesthesia services are considered part of one integrated performance obligation. Historically, we receive approximately 49.9% of collections from total gross billed. Accordingly, we recognized net healthcare service revenue as 49.9% of gross billed amounts. Historical collection rates are estimated using the most current prior 12-month historical payment and collection percentages.

Our healthcare segment has contractual medical receivable sales and purchase agreements with third party factors which result in approximately 51% to 56% reduction from the accounts receivables amounts when a receivable is sold to the factors. We evaluated the factored adjustments considering the actual factored amounts per patient quarterly, and the reductions from accounts receivable that are factored were recorded in finance charges as other expenses on the consolidated statement of operations.

Our contracts for both our contract and service fees each contain a single performance obligation (providing orthopedic services), as the promise to transfer the individual services is not separately identifiable from other promises in the contracts and, therefore, not distinct, as a result, the entire transaction price is allocated to this single performance obligation.

Accordingly, we recognize revenues (net) when the patient receives orthopedic care services. Our patient service contracts generally have performance obligations which are satisfied at a point in time. The performance obligation is for onsite or off-site care provided. Patient service contracts are generally fixed-price, and the transaction price is in the contract. Revenue is recognized when obligations under the terms of the contract with our patients are satisfied; generally, at the time of patient care.

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Financial Services Income

We generate revenue from providing tax resolution services to individuals and business owners that have federal and state tax liabilities by assisting clients to settle outstanding tax debts. Additionally, services include back taxes, offer in compromise, audit representation, amending tax returns, tax preparation, wage garnishment relief, removal of bank levies and liens, and other financial challenges. We recognize revenues for these services as services are performed.

Property and Equipment. Property and equipment are carried at cost. Expenditures for renewals and betterments that extend the useful lives of property, equipment or leasehold improvements are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method for financial reporting purposes based on the following estimated useful lives:

Classification	Useful Life
Equipment, furniture, and fixtures	5 - 7 years
Medical equipment	10 years
Leasehold improvements	10 years or lease term, if shorter

Goodwill and Other Intangible Assets. Goodwill and indefinite-lived brands are not amortized but are evaluated for impairment annually or when indicators of a potential impairment are present. Our impairment testing of goodwill is performed separately from its impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. We believe such assumptions are also comparable to those that would be used by other marketplace participants.

Valuation of Long-lived Assets. In accordance with the provisions of ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and construction in progress held and used by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Fair Value Measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the condensed consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs, other than quoted prices included in Level 1, which are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

Distinguishing Liabilities from Equity. We account for our series N senior convertible preferred stock and series X senior convertible preferred stock subject to possible redemption in accordance with ASC 480, “Distinguishing Liabilities from Equity”. Conditionally redeemable preferred shares are classified as temporary equity within our condensed consolidated balance sheet.

Stock-Based Compensation. We account for our stock-based compensation in which we obtain employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the ASC. Pursuant to paragraph 718-10-30-6 of the ASC, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest. The expense resulting from share-based payments is recorded in general and administrative expense in the condensed consolidated statements of operations.

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BUSINESS

Overview

We are an acquisition holding company focused on locating undervalued and undercapitalized companies, primarily in the healthcare industry, and providing them capitalization and leadership to maximize the value and potential of their private enterprises while also providing diversification and risk mitigation for our stockholders. Specifically, we have and will continue to look at a diverse variety of acquisitions in the healthcare sector in terms of growth stages and capital structures and we intend to focus our portfolio of subsidiaries approximately as follows: 80% will be targeted to established profitable niche small to mid-sized healthcare companies and 20% will be targeted to second stage startups in healthcare and related financial services (emerging businesses with a strong organic growth plan that is materially cash generative).

On May 31, 2021, we acquired Nova, which operates a group of regional primary specialty and ancillary care facilities throughout Florida that provide traumatic injury victims with primary care evaluations, interventional pain management, and specialty consultation services. We focus on plaintiff related care are and a highly efficient provider of EMC assessments. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. From sports injuries, to sprains, strains, and fractures, our doctors are dedicated to helping patients return to active lifestyles.

We also own a real estate company, Edge View, which we acquired on July 16, 2014. Edge View owns five (5) acres zoned medium density residential (MDR) with 12 lots already platted, six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs, and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond.  Salmon is known as Idaho’s premier whitewater destination as well as one of the easier accesses to the Frank Church Wilderness Area - the largest wilderness in the lower 48 states. Management has invested years working to develop a new and exciting housing development in Salmon, Idaho and plans to enter into a joint venture agreement with a developer for this planned concept development.

We also previously operated a tax resolution business through Platinum Tax, which we acquired on July 31, 2018. Platinum Tax is a full-service tax resolution firm located in Las Vegas, Nevada that provides fee-based tax resolution services to individuals and companies that have federal and state tax liabilities by assisting clients to settle outstanding tax debts. Given the significant decline in revenues over the past 18 months due to the effects of the COVID-19 pandemic and mounting monthly operating losses, combined with our current focus on acquisitions in the healthcare sector, in July 2023 our board of directors decided to cease operating this business and plans to consider alternatives in the future as economic and market conditions change.

Our Corporate History and Structure

We were incorporated on September 3, 1986 in Colorado as Cardiff International Inc. On November 10, 2005, we merged with Legacy Card Company and became Cardiff Lexington Corporation. On August 27, 2014, we redomiciled and became a corporation under the laws of Florida. On April 13, 2021, we redomiciled and became a corporation under the laws of Nevada.

All of our operations are conducted through our operating subsidiaries, Nova, Edge View and Platinum Tax. Nova was organized in the State of Florida on December 3, 2018. Edge View was incorporated in the State of Idaho on February 9, 2005. Platinum Tax was incorporated in the State of Nevada on July 12, 2022. Its processor company, Platinum Tax Defenders, LLC was organized in the State of California on January 3, 2012 and was terminated on November 4, 2021.

The following chart depicts our current organizational structure:

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Our Business Strategy

We employ an acquisition and value creation strategy, with the goal of locating undervalued and undercapitalized healthcare companies and providing them capitalization and leadership in order to maximize the value and potential of their private, often family run, enterprises while also providing diversification and risk mitigation for our stockholders. Our primary focus is on the healthcare sector, with holdings in financial services, and real estate, where we utilize our management team’s relationship networks, industry experiences and deal sourcing capabilities to target companies we believe have an experienced management team and compelling assets which we believe are well positioned for growth. Our culture emphasizes core values, teamwork, accountability, and performance. Specifically, we have and will continue to look at a diverse variety of acquisitions in the healthcare sector in terms of growth stages and capital structures and we intend to focus our portfolio of subsidiaries approximately as follows: 80% will be targeted to established profitable niche small to mid-sized healthcare companies and 20% will be targeted to second stage startups in healthcare and related financial services (emerging businesses with a strong organic growth plan that is materially cash generative). Our acquisition strategy is driven by structure, transaction value, alignment, resources and return on investment. As we identify potential targets, it is also our strategy and goal to identify and recruit the right operating executive partners that have the requisite tools and experience to manage and grow our existing and newly acquired subsidiaries. Based on our management’s long history and experience in building relationships with a vast number of executives and their teams, we are confident that we have placed or left successful executives in charge of our current subsidiaries and will be able to identify appropriate executives to add long term value to any future acquisitions.

After our acquisitions, the entities become wholly owned subsidiaries and the target company’s management team either maintains responsibility for the day-to-day operations or we locate suitable executives to overtake responsibility for the entities. We believe that we can then provide these entities with some of the benefits of being a publicly traded company, including but not limited to, providing them with increased access to funding that we can obtain on their behalf in the capital markets for operations or expansion and our management team’s experience operating businesses. Our combined acquisition and value creation strategy drives our goal to deliver our public stockholders an opportunity to own a long term, stable, durable compounding equity investment that can produce strong returns.

Our Market Opportunity

Utilizing our management teams and principals’ expansive network of relationships, we believe there are a substantial number of small to mid-sized healthcare companies, second stage startups – emerging businesses with a strong organic growth plan that is materially cash generative and income producing real estate holdings that we can seek to acquire that can potentially generate attractive returns for our stockholders. We further believe the economic and market dislocation resulting from the COVID-19 pandemic enhanced our opportunity to obtain potentially profitable businesses, which are facing lingering working capital challenges post pandemic, but have rebounded and returned to or near previous levels of profitability. In this environment, we believe the expertise and relationships of our management team represent a compelling value proposition for potential business targets looking for additional working capital infusion, a pathway to exit some equity, and leadership to assist them to grow and expand.

Our Acquisition Process

In evaluating a potential target business, we conduct a comprehensive due diligence review to seek to determine a company’s quality and its intrinsic value. That due diligence review may include, among other things, financial statement analysis, detailed document reviews, multiple meetings with management, consultations with relevant industry experts, competitors, customers, and suppliers, as well as a review of additional information that we will seek to obtain as part of our analysis of a target company. Upon the consummation of an acquisition agreement with a target company, it becomes a wholly owned subsidiary of our company.

We anticipate structuring our acquisitions is such a way so that the post-business combination subsidiary company will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure future acquisitions such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such acquisition if the post-business subsidiary company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

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If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the board of directors is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board of directors determines that outside expertise would be helpful or necessary in conducting such analysis.

We finance acquisitions primarily through additional equity and debt financings. We believe that having the ability to finance most, if not all, acquisitions with the general capital resources raised by our company, rather than financing relating to the acquisition of individual businesses, provides us with an advantage in acquiring attractive businesses by minimizing delay and closing conditions that are often related to acquisition-specific financings. Because the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. The sale of additional shares of any class of equity will be subject to market conditions and investor demand for such shares at prices that may not be in the best interest of our stockholders. The sale of additional equity securities could also result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. See also “Risk Factors—Risks Related to Our Business and Structure—We may not be able to successfully fund acquisitions due to the unavailability of equity or debt financing on acceptable terms, which could impede the implementation of our acquisition strategy.”

The time required to select and evaluate a target business and to structure and complete acquisitions, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which any acquisition is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another acquisition.

Members of our management team, including our officers and directors, will directly or indirectly own a majority of our securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target company is an appropriate business with which to effectuate our initial business combination.

We have not selected any specific business combination target for our next acquisition, and we have not entered into any letters of intent, nor has anyone on our behalf, initiated any substantive acquisition discussions, directly or indirectly, with any specific business combination target.

To the extent we effect any future acquisition with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

There are several risks associated with our acquisition strategy, including the following risks, which are described more fully in “Risk Factors—Risks Related to Our Business and Structure”:

•	our acquisition strategy exposes us to substantial risk;

•	we may experience difficulty as we evaluate, acquire and integrate businesses that we may acquire, which could result in drains on our resources, including the attention of our management, and disruptions of our on-going business;

•	we may not be able to effectively integrate the businesses that we acquire;

•	we face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities;

•	we may not be able to successfully fund acquisitions due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy; and

•	we may change our management and acquisition strategies without the consent of our stockholders, which may result in a determination by us to pursue riskier business activities.

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Competition

In identifying, evaluating, and selecting potential target business for acquisition, we may encounter intense competition from other entities having a business objective similar to ours, including blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting acquisitions directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human, and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Any of these factors may place us at a competitive disadvantage in successfully negotiating an acquisition.

Competitive Strengths

We believe that we have several competitive advantages that differentiate us from other holding companies. Our competitive strengths include:

•

Management Operating and Investing Experience. Our directors and executive officers have significant executive, investment and operational experience in the management and growing of small and middle market companies. We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities.

•

Extensive Network of Small to Middle Market Companies. As a result of their experience with acquisitions and in providing services to small to middle market companies around the United States, our management team members have developed a broad array of contacts at private and closely held companies. We believe that these contacts will be important in generating potential acquisition opportunities for us.

•

Public Company Benefits. We believe our structure will make us an attractive business transaction partner to prospective acquisition targets. As an existing public company, we will be able to raise capital to deploy to our acquired businesses for their business operations. Additionally, we will be able to offer to the employees of our subsidiaries equity in our company as an additional means of creating management incentives that are better aligned with stockholder’s interests.

•	Maintaining of day-to-day control of operations. As part of our acquisition criteria for a target company, we search for companies with what we believe are strong management teams, which allows us to have the management team maintain control of the day-to-day operations of the companies. We believe this model is attractive to target companies with management desiring to obtain the benefits of being a public company while maintaining control over the operations of their company.

Intellectual Property

We do not have any intellectual property at our holding company.

Facilities

Our principal office is located at 3200 Bel Air Drive, Las Vegas, NV 89109. We have an additional office at 401 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301 and we have entered into an office service agreement with Regus Management Group, LLC for use of office space at this location. Under the agreement, in exchange for our right to use the office space at this location, we are required to pay a monthly fee of $309 (excluding taxes).

Employees

As of March 31, 2023, our company had three full-time employees (excluding our operating subsidiaries described below). None of our employees are represented by labor unions, and we believe that we have an excellent relationship with our employees.

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Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are not currently aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

On August 24, 2021, charges were filed by Absolute Medical Group, LLC against our company for breach of contract in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida seeking damages. We filed a counterclaim alleging violations of the management agreement between the parties and rightful termination for cause including damages. This case is pending.

On October 8, 2021, we filed a complaint in Idaho against Mark Adams, seeking an award of damages against him and asserting the following claims: (1) constructive trust; (2) breach of contract; (3) breach of fiduciary duties; and (4) conversion. We also seek costs and attorney’s fees. On August 31, 2021, without our knowledge or consent and in a manner to conceal his unlawful actions, a property manager used a new company check from Summit National Bank to withdraw $50,000 from the company account. The defendant is being charged with intentional, oppressive, fraudulent, malicious, and outrageous damages. On November 11, 2021, the defendant filed a counterclaim alleging that no valid contract existed between the parties and asked to dissolve the company, grant his counterclaim, dismiss our complaint, and award of attorney fees. This case is pending.

Regulation

We do not expect that our holding company will be subject to material governmental regulation. However, it is our policy to fully comply with all governmental regulation and regulatory authorities.

Healthcare Business

Our healthcare business is operated by Nova, which we acquired on May 31, 2021. This business accounted for approximately 88% and 54% of our revenues for the years ended December 31, 2022 and 2021, respectively, and for approximately 95% and 84% of our revenues for the three months ended March 31, 2023 and 2022, respectively.

Overview

We operate a group of regional primary specialty and ancillary care facilities throughout Florida that provide traumatic injury victims with primary care evaluations, interventional pain management, and specialty consultation services. We focus on plaintiff related care are and a highly efficient provider of EMC assessments. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. From sports injuries, to sprains, strains, and fractures, our doctors are dedicated to helping patients return to active lifestyles.

The Healthcare Market

The healthcare sector is defined as end users whose primary business is the delivery of medical, patient care or treatment, medical diagnostic services, or medical care provided in connection with disaster relief, including, but not limited to (i) professional medical and healthcare service companies, businesses, institutions and enterprises, (ii) medical diagnostics facilities and laboratories having patient interaction, (iii) government and private organizations providing medical care in connection with disaster relief and (iv) firms selling products or services into such end users. Examples of such end users are: hospitals, including their pharmacies; integrated medical service provider networks and their member facilities; surgery centers, including their pharmacies; blood banks; bone and tissue centers; physician and medical clinic offices including their pharmacies; psychiatric health facilities, including their pharmacies; clinics in retail outlets that perform or provide medical services or care; long-term medical care facilities, including their pharmacies; medical care components of the Red Cross or other disaster relief organizations; and dental care facilities.

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Services

We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves. Orthopedic and pain procedure services include hip and knee replacement, shoulder reconstruction, fracture care and hand surgery, as well as spinal surgery.

Our service model is designed to promote referral relationships, facilitate patient access, and coordinate administration among medical providers, personal injury attorneys, and chiropractors. This “referral relationship” approach to case management results in increased revenue as attorneys consider the value of our patient management process when brokering settlements. As EMC and early stage continued care providers, we believe that we have superior access to patient information to determine the validity of each case and manage cases appropriately.

Revenue is primarily provided by bodily injury policies, general liability policies, and personal injury protection policies, which partially insulates our business from the declining reimbursement programs paid from or correlated to Medicare/Medicaid and traditional health insurance companies.

Healthcare Facilities

The main office for our healthcare business is located at 1903 S 25th Street, Suite 103 Fort Perc, FL 34947. We currently operate nine facilities, most of which were opened in the last twenty-four months. As of March 31, 2023, management estimates that the nine facilities are operating at 40% capacity. We believe that the most important factors relating to the overall utilization of a facility include adequate working capital, the quality and market position of the facility and the number, quality and specialties of physicians providing patient care within the facility. Other factors that affect utilization include general and local economic conditions, market penetration, the degree of outpatient use, the availability of reimbursement programs such as Medicare and Medicaid, and demographic changes such as the growth in local populations. Utilization across the industry also is being affected by improvements in clinical practice, medical technology and pharmacology. Current industry trends in utilization and occupancy have been significantly affected by changes in reimbursement policies of third party payers. We are also unable to predict the extent to which these industry trends will continue or accelerate.

Customers, Sales and Marketing

As of March 31, 2023, we provide services to approximately 150-180 patients per month at nine facilities. Patients are primarily referred through a growing network of personal injury attorneys, insurance carriers, physical therapy providers, and chiropractic care providers.

Competition

The health care industry is highly competitive. In recent years, competition among healthcare providers for patients has intensified in the United States due to, among other things, regulatory and technological changes, increasing use of managed care payment systems, cost containment pressures and a shift toward outpatient treatment. In all of the geographical areas in which we operate, there are other facilities that provide services comparable to those offered by our facilities. In addition, some of our competitors include hospitals that are owned by tax-supported governmental agencies or by nonprofit corporations and may be supported by endowments and charitable contributions and exempt from property, sale and income taxes. Such exemptions and support are not available to us.

Certain of our competitors may have greater financial resources, be better equipped and offer a broader range of services than us. The increase in outpatient treatment and diagnostic facilities, outpatient surgical centers and freestanding ambulatory surgical also increases competition for us.

The number and quality of the physicians on a facility’s staff are important factors in determining a facility’s success and competitive advantage. Typically, physicians are responsible for making admissions decisions and for directing the course of patient treatment. We believe that physicians refer patients to a facility primarily on the basis of the patient’s needs, the quality of other physicians on the medical staff, the location of the facility and the breadth and scope of services offered at the facility. We strive to retain and attract qualified doctors by maintaining high ethical and professional standards and providing adequate support personnel, technologically advanced equipment and facilities that meet the needs of those physicians.

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In addition, we depend on the efforts, abilities, and experience of our medical support personnel, including our nurses, pharmacists and lab technicians and other health care professionals. We compete with other health care providers in recruiting and retaining qualified management, nurses and other medical personnel. Our healthcare facilities are experiencing the effects of a nationwide staffing shortage, which has caused and may continue to cause an increase in salaries, wages and benefits expense in excess of the inflation rate. In addition, there are requirements to maintain specified nurse-staffing levels. To the extent we cannot meet those levels, we may be required to limit the healthcare services provided which would have a corresponding adverse effect on our net operating revenues.

Although most of our revenue is provided by bodily injury policies, general liability policies, and personal injury protection policies, our ability to negotiate favorable service contracts with purchasers of group health care services also affects our competitive position and significantly affects the revenues and operating results of our facilities. Managed care plans attempt to direct and control the use of services and to demand that we accept lower rates of payment. In addition, employers and traditional health insurers are increasingly interested in containing costs through negotiations with facilities for managed care programs and discounts from established charges. In return, facilities secure commitments for a larger number of potential patients. Generally, facilities compete for service contracts with group health care service purchasers on the basis of price, market reputation, geographic location, quality and range of services, quality of the medical staff and convenience. The importance of obtaining contracts with managed care organizations varies from market to market depending on the market strength of such organizations.

A key element of our growth strategy is expansion through opening additional locations and the acquisition of additional facilities in select markets. The competition to acquire healthcare facilities is significant. We compete for acquisitions with other for-profit healthcare companies, private equity and venture capital firms, as well as not-for-profit entities. Some of our competitors have greater resources than we do. We intend to selectively seek opportunities to expand our base of operations by adhering to our disciplined program of rational growth, but may not be successful in accomplishing acquisitions on favorable terms.

Competitive Strengths

We believe that we have several competitive advantages, including the following:

•	Broad array of services focusing on plaintiff related care. We provide a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves with a focus on plaintiff related care. From sports injuries, to sprains, strains, and fractures, orthopedic and pain procedure services include hip and knee replacement, shoulder reconstruction, fracture care and hand surgery, as well as spinal surgery. Our service model is designed to promote referral relationships, facilitate patient access, and coordinate administration among medical providers, personal injury attorneys, and chiropractors. As a result, our revenue is primarily provided by bodily injury policies, general liability policies, and personal injury protection policies, which partially insulates our business from the declining reimbursement programs paid from or correlated to Medicare/ Medicaid and traditional health insurance companies.

•	Opportunities for accelerated growth. We have a track record of delivering strong growth through a combination of organic growth, new contract additions and selective acquisitions. Organic growth has historically been supported by consistent underlying market volume trends, stable pricing and a diversified payor mix. We believe that our networks of high-quality providers position us to take advantage of these trends. We have successfully executed on new contract growth by providing a set of differentiated services and delivering integrated, efficient, high-quality care, which has helped us expand our relationships with our existing customers and compete effectively in the bidding process for new contracts. Additionally, we believe we will have opportunities to expand our services through acquisitions, as discussed in more detail below.

•	Focus on clinical excellence. We are focused on achieving the best clinical outcomes for our patients through the application of rigorous recruiting and credentialing standards, the promotion of a physician-led leadership culture and the monitoring of our clinical quality measures. Through extensive clinical and leadership development programs, we train our healthcare professionals to continually enhance their skills and deliver innovative and patient-focused experiences and outcomes. We provide internally developed continuing medical education accredited courses to our healthcare professionals, including instructor-led and on-line education sessions. We have developed and implemented quality measurement systems that track multiple key indicators, which assist our professionals in systematically monitoring, examining and analyzing outcomes and processes. These quality measurement systems are supplemented by our active peer review infrastructure designed to ensure the development and implementation of actionable items that will improve patient outcomes. Our ability to deliver high levels of customer service and patient care is a direct result of this focus, which helps us to differentiate our services, and to attract and retain providers.

•	Ability to attract and retain high-quality providers. Through our processes, we are able to identify and target high-quality providers to match the needs of our customers. We believe that our operating infrastructure enables us to provide attractive opportunities for our providers to enhance their skills through extensive clinical and leadership development programs. We believe that our differentiated recruiting, training and development programs strengthen our customer and provider relationships, enhance our contract and clinician retention rates and allow us to efficiently recruit providers to support our new contract pipeline.

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Growth Strategies

The key elements of our strategy to grow our business include:

•	Capitalize on organic growth opportunities. As noted above, management estimates that our nine facilities are operating at 40% capacity as of March 31, 2023. Accordingly, we believe that we have an opportunity for organic growth at our existing facilities. We also believe our physician-led, patient-focused culture and approach to clinical solutions will allow us to continue to successfully recruit and retain clinical professionals.

•	Supplement organic growth with strategic acquisitions. The market in which we compete is highly fragmented, presenting significant opportunities for additional acquisitions. We will continue to follow a disciplined strategy in exploring future acquisitions by analyzing the strategic rationale, financial impact and organic growth profile of each potential opportunity. Our current focus for future acquisitions is MRI imaging, followed by medical billing and outpatient surgery centers. We have been in discussions with several privately owned MRI facilities. Key targets are strategically located within our market territory. We believe that the addition of these profitable businesses would be immediately enhanced by significant additional new business that we would direct to them.

•	Enhance operational efficiencies and productivity. We believe there are significant opportunities to continue to build upon our success in improving our productivity and profitability. We continue to focus on initiatives to improve productivity, including more efficient scheduling, continued use of mid-level providers, enhancing our leadership training programs, improving and realigning compensation programs. We believe that our processes related to managed care contracting, billing, coding, collection and compliance have driven a strong track record of efficient revenue cycle management. We have made significant investments in infrastructure, including management information systems that we believe will continue to enable us to improve clinical results and key client metrics while reducing the cost of providing patient care. We have dedicated teams with business and clinical expertise that are responsible for implementing best practices. Furthermore, we will continue to utilize risk mitigation programs for loss prevention and early intervention. We believe that our significant investments in scalable technology systems will facilitate additional cost reductions and efficiencies.

Intellectual Property

Our healthcare business does not own any intellectual property.

Employees and Medical Staff

As of March 31, 2023, we had 17 employees. Our facilities are staffed by licensed physicians who have been admitted to the medical staff of individual facilities. Members of the medical staff of our facilities also serve on the medical staffs of facilities not owned by us and may terminate their affiliation with our facilities at any time. Each of our facilities is managed on a day-to-day basis by a managing director. In addition, a Board of Governors, including members of the facility’s medical staff, governs the medical, professional and ethical practices at each facility. We believe that our relations with our employees are satisfactory.

None of our employees are represented by labor unions, and we believe that we have an excellent relationship with our employees.

Regulation

The healthcare industry is subject to numerous laws, regulations and rules including, among others, those related to government healthcare participation requirements, various licensure and accreditations, reimbursement for patient services, health information privacy and security rules, and Medicare and Medicaid fraud and abuse provisions (including, but not limited to, federal statutes and regulations prohibiting kickbacks and other illegal inducements to potential referral sources, false claims submitted to federal or state health care programs and self-referrals by physicians). Providers that are found to have violated any of these laws and regulations may be excluded from participating in government healthcare programs, subjected to significant fines or penalties and/or required to repay amounts received from the government for previously billed patient services. Although we believe our policies, procedures and practices comply with governmental regulations, no assurance can be given that we will not be subjected to additional governmental inquiries or actions, or that we would not be faced with sanctions, fines or penalties if so subjected. Even if we were to ultimately prevail, a significant governmental inquiry or action under one of the above laws, regulations or rules could have a material adverse impact on us.

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Licensing, Certification and Accreditation: All of our facilities are subject to compliance with various federal, state and local statutes and regulations and receive periodic inspection by state licensing agencies to review standards of medical care, equipment and cleanliness. Our facilities s must also comply with the conditions of participation and licensing requirements of federal, state and local health agencies, as well as the requirements of municipal building codes, health codes and local fire departments. Various other licenses and permits are also required in order to dispense narcotics, operate pharmacies, handle radioactive materials and operate certain equipment. All of our eligible hospitals have been accredited by The Joint Commission. All of our facilities are certified as providers of Medicare and Medicaid services by the appropriate governmental authorities. If any of our facilities were to lose its Joint Commission accreditation or otherwise lose its certification under the Medicare and Medicaid programs, the facility may be unable to receive reimbursement from the Medicare and Medicaid programs and other payers. We believe our facilities are in substantial compliance with current applicable federal, state, local and independent review body regulations and standards. The requirements for licensure, certification and accreditation are subject to change and, in order to remain qualified, it may become necessary for us to make changes in our facilities, equipment, personnel and services in the future, which could have a material adverse impact on operations.

Certificates of Need: Many states, including Florida, have enacted certificates of need, or CON, laws as a condition prior to capital expenditures, construction, expansion, modernization or initiation of major new services. Failure to obtain necessary state approval can result in our inability to complete an acquisition, expansion or replacement, the imposition of civil or, in some cases, criminal sanctions, the inability to receive Medicare or Medicaid reimbursement or the revocation of a facility’s license, which could harm our business. In addition, significant CON reforms have been proposed in a number of states that would increase the capital spending thresholds and provide exemptions of various services from review requirements. In the past, we have not experienced any material adverse effects from those requirements, but we cannot predict the impact of these changes upon our operations.

Conversion Legislation: Many states have enacted or are considering enacting laws affecting the conversion or sale of not-for-profit healthcare facilities to for-profit entities. These laws generally require prior approval from the attorney general, advance notification and community involvement. In addition, attorneys general in states without specific conversion legislation may exercise discretionary authority over these transactions. Although the level of government involvement varies from state to state, the trend is to provide for increased governmental review and, in some cases, approval of a transaction in which a not-for-profit entity sells a health care facility to a for-profit entity. The adoption of new or expanded conversion legislation and the increased review of not-for-profit conversions may limit our ability to grow through acquisitions of not-for-profit facilities.

Utilization Review: Federal regulations require that admissions and utilization of facilities by Medicare and Medicaid patients must be reviewed in order to ensure efficient utilization of facilities and services. The law and regulations require Peer Review Organizations, or PROs, to review the appropriateness of Medicare and Medicaid patient admissions and discharges, the quality of care provided, the validity of diagnosis related group classifications and the appropriateness of cases of extraordinary length of stay. PROs may deny payment for services provided, assess fines and also have the authority to recommend to the Department of Health and Human Services, or HHS, that a provider that is in substantial non-compliance with the standards of the PRO be excluded from participating in the Medicare program. We have contracted with PROs to perform the required reviews.

Audits: Most healthcare facilities are subject to federal audits to validate the accuracy of Medicare and Medicaid program submitted claims. If these audits identify overpayments, we could be required to pay a substantial rebate of prior years’ payments subject to various administrative appeal rights. The federal government contracts with third-party “recovery audit contractors” and “Medicaid integrity contractors”, on a contingent fee basis, to audit the propriety of payments to Medicare and Medicaid providers. Similarly, Medicare zone program integrity contractors target claims for potential fraud and abuse. Additionally, Medicare administrative contractors must ensure they pay the right amount for covered and correctly coded services rendered to eligible beneficiaries by legitimate providers. The Centers for Medicare and Medicaid Services announced its intent to consolidate many of these Medicare and Medicaid program integrity functions into new unified program integrity contractors, though it remains unclear what effect, if any, this consolidation may have. We have undergone claims audits related to our receipt of federal healthcare payments during the last three years, the results of which have not required material adjustments to our consolidated results of operations. However, potential liability from future federal or state audits could ultimately exceed established reserves, and any excess could potentially be substantial. Further, Medicare and Medicaid regulations also provide for withholding Medicare and Medicaid overpayments in certain circumstances, which could adversely affect our cash flow.

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The Stark Law: The Social Security Act includes a provision commonly known as the “Stark Law.” This law prohibits physicians from referring Medicare and Medicaid patients to entities with which they or any of their immediate family members have a financial relationship, unless an exception is met. These types of referrals are known as “self-referrals.” Sanctions for violating the Stark Law include civil penalties up to $26,125 for each violation, and up to $174,172 for sham arrangements. There are a number of exceptions to the self-referral prohibition, including an exception for a physician’s ownership interest in an entire facility as opposed to an ownership interest in a facility department unit, service or subpart. However, federal laws and regulations now limit the ability of facilities relying on this exception to expand aggregate physician ownership interest or to expand certain facilities. This regulation also places a number of compliance requirements on physician-owned facilities related to reporting of ownership interest. There are also exceptions for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements that adhere to certain enumerated requirements. The Centers for Medicare and Medicaid Services, or CMS, issued a final rule in 2020 that created a new Stark exception for value-based models. Although the final regulations provide exceptions to the Stark Law, there may remain regulatory risks for participating hospitals, as well as financial and operational risks. We monitor all aspects of our business and have developed a comprehensive ethics and compliance program that is designed to meet or exceed applicable federal guidelines and industry standards. Nonetheless, because the law in this area is complex and constantly evolving, there can be no assurance that federal regulatory authorities will not determine that any of our arrangements with physicians violate the Stark Law.

Anti-kickback Statute: A provision of the Social Security Act known as the “anti-kickback statute” prohibits healthcare providers and others from directly or indirectly soliciting, receiving, offering or paying money or other remuneration to other individuals and entities in return for using, referring, ordering, recommending or arranging for such referrals or orders of services or other items covered by a federal or state health care program. However, changes to the anti-kickback statute have reduced the intent required for violation; one is no longer required to have actual knowledge or specific intent to commit a violation of the anti-kickback statute in order to be found in violation of such law. The anti-kickback statute contains certain exceptions, and the Office of the Inspector General of the Department of Health and Human Services, or the OIG, has issued regulations that provide for “safe harbors,” from the federal anti-kickback statute for various activities. These activities, which must meet certain requirements, include (but are not limited to) the following: investment interests, space rental, equipment rental, practitioner recruitment, personnel services and management contracts, sale of practice, referral services, warranties, discounts, employees, group purchasing organizations, waiver of beneficiary coinsurance and deductible amounts, managed care arrangements, obstetrical malpractice insurance subsidies, investments in group practices, freestanding surgery centers, donation of technology for electronic health records and referral agreements for specialty services. In 2020, the OIG issued a final rule that established an anti-kickback statute safe harbor for value based models. Although the final regulations provide safe harbors, there may remain regulatory risks for participating facilities, as well as financial and operational risks.  The fact that conduct or a business arrangement does not fall within a safe harbor or exception does not automatically render the conduct or business arrangement illegal under the anti-kickback statute. However, such conduct and business arrangements may lead to increased scrutiny by government enforcement authorities. Although we believe that our arrangements with physicians and other referral sources have been structured to comply with current law and available interpretations, there can be no assurance that all arrangements comply with an available safe harbor or that regulatory authorities enforcing these laws will determine these financial arrangements do not violate the anti-kickback statute or other applicable laws. Violations of the anti-kickback statute may be punished by a criminal fine of up to $100,000 for each violation or imprisonment, however, under 18 U.S.C. Section 3571, this fine may be increased to $250,000 for individuals and $500,000 for organizations. Civil money penalties may include fines of up to $105,563 per violation and damages of up to three times the total amount of the remuneration and/or exclusion from participation in Medicare and Medicaid.

Similar State Laws: Many states, including Florida, have adopted laws that prohibit payments to physicians in exchange for referrals similar to the anti-kickback statute and the Stark Law, some of which apply regardless of the source of payment for care. These statutes typically provide criminal and civil penalties as well as loss of licensure. In many instances, the state statutes provide that any arrangement falling in a federal safe harbor will be immune from scrutiny under the state statutes. However, in most cases, little precedent exists for the interpretation or enforcement of these state laws. These laws and regulations are extremely complex and, in many cases, we do not have the benefit of regulatory or judicial interpretation. It is possible that different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses. A determination that we have violated one or more of these laws, or the public announcement that we are being investigated for possible violations of one or more of these laws, could have a material adverse effect on our business, financial condition or results of operations and our business reputation could suffer significantly. In addition, we cannot predict whether other legislation or regulations at the federal or state level will be adopted, what form such legislation or regulations may take or what their impact on us may be. If we are deemed to have failed to comply with the anti-kickback statute, the Stark Law or other applicable laws and regulations, we could be subjected to liabilities, including criminal penalties, civil penalties (including the loss of our licenses to operate one or more facilities), and exclusion of one or more facilities from participation in the Medicare, Medicaid and other federal and state health care programs. The imposition of such penalties could have a material adverse effect on our business, financial condition or results of operations.

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Federal False Claims Act and Similar State Regulations: A current trend affecting the health care industry is the increased use of the federal False Claims Act, and, in particular, actions being brought by individuals on the government’s behalf under the False Claims Act’s qui tam, or whistleblower, provisions. Whistleblower provisions allow private individuals to bring actions on behalf of the government by alleging that the defendant has defrauded the Federal government. When a defendant is determined by a court of law to have violated the False Claims Act, the defendant may be liable for up to three times the actual damages sustained by the government, plus mandatory civil penalties of between $12,537 to $25,076 for each separate false claim. There are many potential bases for liability under the False Claims Act. Liability often arises when an entity knowingly submits a false claim for reimbursement to the federal government. The Fraud Enforcement and Recovery Act of 2009, or FERA, amended and expanded the number of actions for which liability may attach under the False Claims Act, eliminating requirements that false claims be presented to federal officials or directly involve federal funds. FERA also clarifies that a false claim violation occurs upon the knowing retention, as well as the receipt, of overpayments. In addition, recent changes to the anti-kickback statute have made violations of that law punishable under the civil False Claims Act. Further, a number of states have adopted their own false claims provisions as well as their own whistleblower provisions whereby a private party may file a civil lawsuit on behalf of the state in state court. The False Claims Act require that federal healthcare program overpayments be returned within 60 days from the date the overpayment was identified, or by the date any corresponding cost report was due, whichever is later. Failure to return an overpayment within this period may result in additional civil False Claims Act liability.

Other Fraud and Abuse Provisions: The Social Security Act also imposes criminal and civil penalties for submitting false claims to Medicare and Medicaid. False claims include, but are not limited to, billing for services not rendered, billing for services without prescribed documentation, misrepresenting actual services rendered in order to obtain higher reimbursement and cost report fraud. Like the anti-kickback statute, these provisions are very broad. Further, HIPAA broadened the scope of the fraud and abuse laws by adding several criminal provisions for health care fraud offenses that apply to all health benefit programs, whether or not payments under such programs are paid pursuant to federal programs. HIPAA also introduced enforcement mechanisms to prevent fraud and abuse in Medicare. There are civil penalties for prohibited conduct, including, but not limited to billing for medically unnecessary products or services.

HIPAA Administrative Simplification and Privacy Requirements: The administrative simplification provisions of HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, require the use of uniform electronic data transmission standards for health care claims and payment transactions submitted or received electronically. These provisions are intended to encourage electronic commerce in the health care industry. HIPAA also established federal rules protecting the privacy and security of personal health information. The privacy and security regulations address the use and disclosure of individual health care information and the rights of patients to understand and control how such information is used and disclosed. Violations of HIPAA can result in both criminal and civil fines and penalties. We believe that we are in material compliance with the privacy regulations of HIPAA, as we continue to develop training and revise procedures to address ongoing compliance. The HIPAA security regulations require health care providers to implement administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of patient information. HITECH has since strengthened certain HIPAA rules regarding the use and disclosure of protected health information, extended certain HIPAA provisions to business associates, and created new security breach notification requirements. HITECH has also extended the ability to impose civil money penalties on providers not knowing that a HIPAA violation has occurred. We believe that we have been in substantial compliance with HIPAA and HITECH requirements to date. Recent changes to the HIPAA regulations may result in greater compliance requirements for healthcare providers, including expanded obligations to report breaches of unsecured patient data, as well as create new liabilities for the actions of parties acting as business associates on our behalf.

Red Flags Rule: In addition, the Federal Trade Commission, or the FTC, Red Flags Rule requires financial institutions and businesses maintaining accounts to address the risk of identity theft. The Red Flag Program Clarification Act of 2010, signed on December 18, 2010, appears to exclude certain healthcare providers from the Red Flags Rule, but permits the FTC or relevant agencies to designate additional creditors subject to the Red Flags Rule through future rulemaking if the agencies determine that the person in question maintains accounts subject to foreseeable risk of identity theft. Compliance with any such future rulemaking may require additional expenditures in the future.

Patient Safety and Quality Improvement Act of 2005: On July 29, 2005, the Patient Safety and Quality Improvement Act of 2005 was enacted, which has the goal of reducing medical errors and increasing patient safety. This legislation establishes a confidential reporting structure in which providers can voluntarily report patient safety work product, or PSWP, to patient safety organizations, or PSOs. Under the system, PSWP is made privileged, confidential and legally protected from disclosure. PSWP does not include medical, discharge or billing records or any other original patient or provider records but does include information gathered specifically in connection with the reporting of medical errors and improving patient safety. This legislation does not preempt state or federal mandatory disclosure laws concerning information that does not constitute PSWP. PSOs are certified by the Secretary of the HHS for three-year periods and analyze PSWP, provide feedback to providers and may report non-identifiable PSWP to a database. In addition, PSOs are expected to generate patient safety improvement strategies.

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Environmental Regulations: Our healthcare operations generate medical waste that must be disposed of in compliance with federal, state and local environmental laws, rules and regulations. Infectious waste generators, including healthcare facilities, face substantial penalties for improper disposal of medical waste, including civil penalties of up to $25,000 per day of noncompliance, criminal penalties of up to $50,000 per day, imprisonment, and remedial costs. In addition, our operations, as well as our purchases and sales of facilities are subject to various other environmental laws, rules and regulations. We believe that our disposal of such wastes is in material compliance with all state and federal laws.

Corporate Practice of Medicine: Several states, including Florida, have laws and/or regulations that prohibit corporations and other entities from employing physicians and practicing medicine for a profit or that prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, particular providers for medical products and services. Possible sanctions for violation of these restrictions include loss of license and civil and criminal penalties. In addition, agreements between the corporation and the physician may be considered void and unenforceable. These statutes and/or regulations vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. We do not expect these state corporate practice of medicine proscriptions to significantly affect our operations. Many states have laws and regulations which prohibit payments for referral of patients and fee-splitting with physicians. We do not make any such payments or have any such arrangements.

Health Care Industry Investigations: We are subject to claims and suits in the ordinary course of business, including those arising from care and treatment afforded by our facilities and are party to various government investigations and litigation. In addition, currently, and from time to time, some of our facilities are subjected to inquiries and/or actions and receive notices of potential non-compliance of laws and regulations from various federal and state agencies. Providers that are found to have violated these laws and regulations may be excluded from participating in government healthcare programs, subjected to potential licensure, certification, and/or accreditation revocation, subjected to fines or penalties or required to repay amounts received from the government for previously billed patient services. We monitor all aspects of our business and have developed a comprehensive ethics and compliance program that is designed to meet or exceed applicable federal guidelines and industry standards. Because the law in this area is complex and constantly evolving, governmental investigation or litigation may result in interpretations that are inconsistent with industry practices, including ours. Although we believe our policies, procedures and practices comply with governmental regulations, no assurance can be given that we will not be subjected to inquiries or actions, or that we will not be faced with sanctions, fines or penalties in connection with the investigations. Even if we were to ultimately prevail, the government’s inquiry and/or action in connection with these matters could have a material adverse effect on our future operating results. It is possible that governmental entities could initiate additional investigations or litigation in the future and that such matters could result in significant penalties as well as adverse publicity. It is also possible that our executives and/or managers could be included as targets or witnesses in governmental investigations or litigation and/or named as defendants in private litigation.

Medical Malpractice Tort Law Reform: Medical malpractice tort law has historically been maintained at the state level. All states have laws governing medical liability lawsuits. Over half of the states have limits on damages awards. Almost all states have eliminated joint and several liability in malpractice lawsuits, and many states have established limits on attorney fees. Many states had bills introduced in their legislative sessions to address medical malpractice tort reform. Proposed solutions include enacting limits on non-economic damages, malpractice insurance reform, and gathering lawsuit claims data from malpractice insurance companies and the courts for the purpose of assessing the connection between malpractice settlements and premium rates. Reform legislation has also been proposed, but not adopted, at the federal level that could preempt additional state legislation in this area.

Real Estate Business

Our real estate business is operated by Edge View, which we acquired on July 16, 2014. This business accounted for approximately 2% of our revenues for the year ended December 31, 2021 due to the sale of three parcels of land. We did not generate any revenues from this business for the year ended December 31, 2022 or the three months ended March 31, 2023 and 2022.

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Our Property

We own five (5) acres zoned medium density residential (MDR) with 12 lots already platted, six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs, and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond.  Salmon is known as Idaho’s premier whitewater destination as well as one of the easier accesses to the Frank Church Wilderness Area - the largest wilderness in the lower 48 states. Salmon’s airport has service to Boise, Idaho and serves as a hub to access whitewater rafting start points and wilderness landing strips. Management has invested years working to develop a new and exciting housing development in Salmon, Idaho and plans to enter into a joint venture agreement with a developer for this planned concept development.

Intellectual Property

Edge View does not own any intellectual property.

Employees

Edge View does not have any employees.

Regulation

Federal, State and/or Local Regulatory Compliance

We are subject to a variety of Federal, state, and/or local statutes, ordinances, rules, and regulations covering the purchase, development, construction and operation of real estate assets. These regulatory requirements include zoning and land use, building design, construction, worksite safety, traffic, and other matters, such as local rules that may impose restrictive zoning and developmental requirements. We are subject to various licensing, registration, and filing requirements in connection with our real estate assets. Finally, state and/or local governments retain certain rights with respect to eminent domain which could enable them to restrict or alter the use of our property. These requirements may lead to increases in our overall costs. The need to comply with these requirements may significantly delay development and/or construction with regard to our properties, or lead us to alter our plans regarding our real estate assets.

Environmental Regulatory Compliance

Under various Federal, state and/or local laws, ordinances and regulations, a current or previous owner or operator of a property may be required to investigate and/or clean-up hazardous or toxic substances released at that property. That owner or operator also may be held liable to third parties for bodily injury or property damage (investigation and/or clean-up costs) incurred by those parties in connection with the contamination at that site. These laws often impose liability without regard to whether the owner or operator knew of or otherwise caused the release of the hazardous or toxic substances. In addition, persons who arrange for the disposal or treatment of hazardous substances or other regulated materials also may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such persons.

The costs of remediation or removal of hazardous or toxic substances can be substantial, and the presence of contamination, or the failure to remediate contamination discovered, at a property we own or operate may adversely affect our ability to develop, construct on, sell, lease, or borrow upon that property.

In addition, our properties may be exposed to a risk of contamination originating from other sources. While a property owner generally is not responsible for remediating contamination that has migrated on-site from an off-site source, the contaminant’s presence could have adverse effects on our ability to develop, construct on, operate, sell, lease, or borrow upon that property. Certain environmental laws may create a lien on a contaminated site in favor of the government for damages and costs the government may incur to remediate that contamination. Moreover, if contamination is discovered on a property, environmental laws may impose restrictions on the manner in which that property may be used, or how businesses may be operated on that property, thus reducing our ability to maximize our investment in that property. Our properties have been subjected to varying degrees of environmental assessment at various times; however, the identification of new areas of contamination, a change in the extent or known scope of contamination, or changes in environmental regulatory standards and/or cleanup requirements could result in significant costs to us.

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MANAGEMENT

Directors and Executive Officers

Set forth below is information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Daniel Thompson	74	Chairman of the Board of Directors
Alex Cunningham	67	Chief Executive Officer, President and Director
Zia Choe	42	Interim Chief Financial Officer
Gillard B. Johnson, III	75	Director(1)
Cathy Pennington	63	Director(1)
L. Jack Staley	76	Director(1)

(1)	Appointed to our board of directors effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part.

Daniel Thompson. Mr. Thompson has been Chairman of our board of directors since May 2014. Prior to serving as Chairman, Mr. Thompson served Chief Executive Officer from February 2005 to May 2014 and also served as a consultant from January 2001 to February 2005. Prior to joining us, Mr. Thompson was founder, president and chief executive officer of Creative Entertainment Services, a full-service entertainment company specializing in Feature Film, Television, Closed Captioning and Game Show fulfilment, from 1982 to December 2001. Mr. Thompson also founded CableRep USA, a media sales firm specializing in local market cable advertising, which he sold to Cox Cable in 1981. Mr. Thompson attended Wayne State University, Bellevue College, and College of Continuing Studies at University of Nebraska at Omaha. We believe Mr. Thompson is well suited to serve as a director because of his previous business management and merger and acquisition experience.

Alex Cunningham. Mr. Cunningham has been our Chief Executive Officer and President since June 2015 and has served on our board of directors since June of 2015. Prior to joining us in 2015, Mr. Cunningham founded Francnsult, Inc., a business development company representing franchise operations, where he was in charge of identifying prospects for franchising, mergers and acquisitions, and was the managing partner at AH Cunningham & Associates, LLC, a firm which provided financial and operational consulting services to owners of small and medium-sized businesses, EB-5 immigrant investors, passive investment, franchise owners, and franchisors. Prior to his employment at Francnsult, Inc. and AH Cunningham & Associates, Mr. Cunningham was the president and chief executive officer of Profit Management Consulting, a management consulting company that assisted in the management of private and closely held middle-market companies, from 1996 to 2005. From 1991 to 1996, Mr. Cunningham was a partner at London Capital Corporation, a company which provides merger and acquisition services to small and medium-sized businesses. Mr. Cunningham received a BBA-Finance and Administration at the University of Kentucky and an MBA from Rollins College. We believe Cunningham is well suited to serve as a director because of his previous business management, financial, and merger and acquisition experience.

Zia Choe, CPA. Ms. Choe has been our Interim Chief Financial Officer since March 2023. Prior to her appointment, Ms. Choe served as an outside accountant for us from March 2017 to March 2023. Ms. Choe founded STK FINANCIAL P.C., a California-licensed accounting firm. As a managing partner, Ms. Choe has provided financial attestation, managerial consulting, preparation of 10-Ks and 10-Qs and other high level of accounting and financial services to privately and publicly held companies in the U.S. and internationally. Prior to her founding of STK FINANCIAL P.C., she was an audit team leader in the accounting and audit division at JNK Accountancy Group, LLP from September 2014 until June 2021, and she was in charge of financial attestation and due diligence projects for acquisition deals in various industries for seven years. Ms. Choe also had seven years of operational experience in accounting, sales and marketing at Hyundai Mobis Parts America, LLC, a subsidiary of Hyundai Motors, from March 2006 to March 2013. From May 2005 to March 2006, Ms. Choe was the Accounting Assistant for Crowne Plaza Hotel, Intercontinental Hotel Group. Ms. Choe received a B.S. in Hospitality Management at Florida International University, and she also has higher education in accounting at Ajou University Graduate School in South Korea.

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Gillard B. Johnson, III. Mr. Johnson will become a member of our board of directors effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Johnson has more than 47 years’ of experience in experience in public financings as a bond counsel, underwriter’s counsel, issuer’s counsel, and trustee’s counsel, as well as mergers, acquisitions, tax-free reorganizations, commercial/corporate litigation. Since 1978, Mr. Johnson has practiced law as a member of law several firms. Since 2007, he has been the managing member and owner of GBJ & Associates, PLLC, where he provides legal services to Kentucky’s counties, cities, taxing districts, and not-for-profit organizations in public and private financing of public and economic development projects. He previously worked at McBrayer, McGinnis, Leslie & Kirkland, Bowling, Johnson & Lycan (where he was Managing Member), Steptoe & Johnson PLLC and McNair Law Firm PA. Mr. Johnson was a law clerk for Chief Judge William Drennon from 1972 to 1973 with U.S. Tax Court and served as tax attorney with Ashland Oil, Inc. from 1973 to 1979. Mr. Johnson is a licensed member of the Kentucky Bar Association, Supreme Court of United States of America, U.S. Second, Sixth, and Ninth Circuit Court of Appeal, U.S. District Court for the Eastern and Western Districts of Kentucky, U.S. Bankruptcy Court for the Eastern District of Kentucky, U.S. Tax Court, and a Member National Association of Bond Lawyers. Mr. Johnson is a graduate of Western Kentucky University, where he is a former member of the Board of Regents from 2013-2019, serving as the Board’s Chair, Vice-Chair, and Chair of the University’s Finance and Budget Committee. Mr. Johnson is a graduate of the University of Louisville Brandis School of Law earning a J.D., cum laude degree. We believe Mr. Johnson is well suited to serve as a director because of his extensive experience working with public companies and assisting with their financings.

Cathy Pennington. Ms. Pennington will become a member of our board of directors effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part. Ms. Pennington has more than 30 years of experience in human resources, sales and executive management, mergers and acquisitions, and team leadership for both national and international based public companies. Since February 2019, she has been the HR leader at Hyster-Yale Group, which designs, engineers, manufactures, sells, and services a comprehensive line of lift trucks and aftermarket parts marketed globally. From March of 2013 to June 2018, Ms. Pennington served as senior director at Galls, LLC the largest public safety uniform and equipment distributor in the United States, where she led a national team responsible for development and execution of all human resource, training, and payroll services. She has also served as vice president of human resources for Verst Group Logistics from 2008 to 2015. Ms. Pennington served as global business manager in sales management for Lexmark International from 1999 to 2006. She also previously served in human resource management for Valvoline Corporate and Valvoline Instant Oil Change for Ashland, Inc. and worked for the Marathon-Ashland joint venture. Ms. Pennington received her BA Degree concentration in Human Resource Management from the University of Kentucky. We believe Ms. Pennington is well suited to serve as a director because of her global business management experience and experience in human resources and acquisitions.

L. Jack Staley. Mr. Staley will become a member of our board of directors effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Staley has more than 35 years of experience in the banking, financial services, and investment banking industries, leveraging extensive global experience with banking regulators in international companies. Since May 2020, he has been the board chairman and capital acquisition advisor at AlgiSys, LLC, an ESG company working on the production of fish oil without using fish. He also serves as an independent consultant to the chief executive officers of ClearIt, an early-stage medical device company in Boston, and Tolomeo Bank, a bank located in Puerto Rico focused exclusively on private banking for international clients. Since January 2020, Mr. Staley has also consulted with Axial Family Advisors and Maclendon Wealth Management regarding potential acquisitions. He serves as a board member of Tufts Medical Center, Prescribers Choice, vice chairman of The Children’s Diagnostic and Treatment Center, a private equity board member of two companies, and other charity boards. Prior to his current corporate roles, Mr. Staley served as chairman of SGS AG Wealth Management Company, Zurich, a financial planning and wealth management group comprised of professional financial consultants. Mr. Staley has also served as executive director of Prudential Financial and Dryden Wealth Management, Zurich and London and Asia, general manager of Bankers Trust New York Corporation, Zurich, The Boston Company in Boston and London and Chase-Lincoln First Bank. Mr. Staley holds an MBA in Finance from Wharton School, University of Pennsylvania and a BA in Economics and Political Science from Gettysburg College. Mr. Staley holds professional including US securities licenses 3, 7, 63, 7,8, (now the 24). We believe Mr. Staley is well suited to serve as a director because of his previous experience as business executive and a board member and in banking, financial services, investment banking and medical industries.

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the board of directors. There is no arrangement or understanding between any director or executive officer and any other person pursuant to which he was or is to be selected as a director, nominee or officer.

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Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Governance Structure

We chose to appoint a separate Chairman of the Board who is not our Chief Executive Officer. Our board of directors has made this decision based on their belief that a separate Chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director.

The Board’s Role in Risk Oversight

The board of directors oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

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While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration; however, much of the work will be delegated to committees, which will meet regularly and report back to the full board. Prior to the effective date of the registration statement of which this prospectus forms a part, we plan to establish a standing audit committee, compensation committee and nominating and corporate governance committee of our board of directors. We anticipate that the audit committee will oversee risks related to our financial statements, the financial reporting process, accounting and legal matters, the compensation committee will evaluate the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee will evaluate risk associated with management decisions and strategic direction.

Independent Directors

NYSE American’s rules generally require that a majority of an issuer’s board of directors must consist of independent directors. Our board of directors currently consists of two directors, Messrs. Thompson and Cunningham, who are not independent within the meaning of NYSE American’s rules. We have entered into independent director agreements with Gillard B. Johnson, III, Cathy Pennington and L. Jack Staley, pursuant to which they have been appointed to serve as independent directors effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part. As a result of these appointments, we anticipate that our board of directors upon the effectiveness of the registration statement of which this prospectus forms a part will consist of five (5) directors, three (3) of whom will be independent within the meaning of NYSE American’s rules.

Committees of the Board of Directors

Prior to the effective date of the registration statement of which this prospectus forms a part, we plan to establish a standing audit committee, compensation committee and nominating and corporate governance committee of our board of directors, each with its own charter approved by the board. Upon completion of this offering, we intend to make each committee’s charter available on our website at www.cardifflexington.com.

In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our board of directors.

Audit Committee

Gillard B. Johnson, III, Cathy Pennington and L. Jack Staley, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and NYSE American’s rules, will be appointed to serve on our audit committee, effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part, with Mr. Johnson serving as the chair. Mr. Johnson qualifies as “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee will be responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and approving related party transactions; and (ix) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

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Compensation Committee

Gillard B. Johnson, III, Cathy Pennington and L. Jack Staley, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and NYSE American’s rules, will be appointed to serve on our compensation committee, effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part, with Mr. Staley serving as the chair. The members of the compensation committee will also be “non-employee directors” within the meaning of Section 16 of the Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

The compensation committee will be responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) determining the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

Gillard B. Johnson, III, Cathy Pennington and L. Jack Staley, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and NYSE American’s rules, will be appointed to serve on our nominating and corporate governance committee, effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part, with Ms. Pennington serving as the chair. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nominating and corporate governance committee will be responsible for, among other things: (i) recommending the number of directors to comprise our board; (ii) identifying and evaluating individuals qualified to become members of the board and soliciting recommendations for director nominees from our Chief Executive Officer and Board Chair; (iii) recommending to the board the director nominees for each annual stockholders’ meeting; (iv) recommending to the board the candidates for filling vacancies that may occur between annual stockholders’ meetings; (v) reviewing independent director compensation and board processes, self-evaluations and policies; (vi) overseeing compliance with our code of ethics; and (vii) monitoring developments in the law and practice of corporate governance.

The nominating and corporate governance committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our stockholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

A stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our amended and restated bylaws. Such notice must be in writing to our company not less than 90 days and not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders or as otherwise required by requirements of the Exchange Act. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting.

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Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

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EXECUTIVE COMPENSATION

Summary Compensation Table - Years Ended December 31, 2022 and 2021

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Total ($)
Alex Cunningham, Chief Executive Officer	2022	360,000	200,000	560,000
	2021	360,000	200,000	560,000
Daniel Thompson, Chairman of the Board	2022	360,000	200,000	560,000
	2021	360,000	200,000	560,000
Steven Healy, former Chief Financial Officer(1)	2022	156,000	–	156,000
	2021	156,000	–	156,000

(1)	Mr. Healy resigned as our Chief Financial Officer on March 31, 2023.

Employment Agreements

Effective July 15, 2020, we entered into an employment agreement with Alex Cunningham, pursuant to which Mr. Cunningham agreed to serve as President and Chief Executive Officer. Pursuant to the employment agreement, Mr. Cunningham will earn $360,000 per year as his base salary. Mr. Cunningham is eligible for an annual bonus with respect to each fiscal year ending during his employment. Mr. Cunningham is also eligible to receive compensation in shares of preferred stock in the event that we are unable to pay his base salary in dollars. The term of employment agreement is from July 15, 2020 to December 31, 2025 with automatic extensions for additional successive one (1) year renewals terms unless terminated by notice of at least three (3) months from us or Mr. Cunningham of the termination. The employment agreement may be terminated immediately for cause (as such term is defined in the employment agreement), which would cause no severance payment obligations to Mr. Cunningham. In the event of termination without cause or for good reason, we must provide Mr. Cunningham with thirty (30) days prior written notice and would be required to pay all accrued payments, base salary and $200,000, Mr. Cunningham’s maximum target bonus amount for the twelve months after the termination. In the event of termination of employment without cause or for good reason following a change-in-control of our company, Mr. Cunningham would be entitled to all accrued payments, a lump sum separation allowance equal to two times the sum of his then base salary and then target bonus, any annual incentive bonuses, payment of benefits until the earlier of twenty-four months after termination or receipt of comparable benefits from subsequent employment and all then-outstanding equity awards under any equity plan will vest in full. The employment agreement also provides that Mr. Cunningham may not compete against us for a period of twelve (12) months after termination of his employment for any reason or solicit employees or customers from us for a period of twenty-four (24) months after termination of his employment for any reason.

Effective July 15, 2020, we entered into an employment agreement with Daniel Thompson, pursuant to which Mr. Thompson agreed to serve as Chairman of the Board. Pursuant to the employment agreement, Mr. Thompson will earn $360,000 per year as his base salary. Mr. Thompson is eligible for an annual bonus with respect to each fiscal year ending during his directorship. Mr. Thompson is also eligible to receive compensation in shares of preferred stock in the event that we are unable to pay his base salary in dollars. The term of agreement is from July 15, 2020 to December 31, 2025 with automatic extensions for additional successive one (1) year renewals terms unless terminated by notice of at least three (3) months from us or Mr. Thompson of the termination. The employment agreement may be terminated immediately for cause (as such term is defined in the employment agreement), which would cause no severance payment obligations to Mr. Thompson. In the event of termination without cause or for good reason, we must provide Mr. Thompson with thirty (30) days prior written notice and would be required to pay all accrued payments, base salary and $200,000, Mr. Thompson’s maximum target bonus amount for the twelve months after the termination. In the event of termination of employment without cause or for good reason following a change-in-control of our company, Mr. Thompson would be entitled to all accrued payments, a lump sum separation allowance equal to two times the sum of his then base salary and then target bonus, any annual incentive bonuses, payment of benefits until the earlier of twenty-four months after termination or receipt of comparable benefits from subsequent employment and all then-outstanding equity awards under any equity plan will vest in full. The employment agreement also provides that Mr. Thompson may not compete against us for a period of twelve (12) months after termination of his employment for any reason or solicit employees or customers from us for a period of twenty-four (24) months after termination of his employment for any reason.

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Outstanding Equity Awards at Fiscal Year-End

No executive officer named above had any unexercised options, stock that has not vested or equity incentive plan awards outstanding as of December 31, 2022.

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or 401(k) plan.

Potential Payments Upon Termination or Change in Control

As described under “—Employment Agreements” above, Messrs. Cunningham and Thompson are entitled severance if their employment is terminated without cause.

Director Compensation

Except for our Chairman, no member of our board of directors received any compensation for services as a director during the fiscal year ended December 31, 2022.

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CURRENT RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2021 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

We have obtained short-term advances from Daniel Thompson, the Chairman of the Board, that are non-interest bearing and due on demand. As of March 31, 2023, December 31, 2022 and 2021, we owed Mr. Thompson $123,192, $123,192 and $126,765, respectively.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 31, 2023 for (i) each of our executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. The following table assumes that the underwriters have not exercised the over-allotment option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days of July 31, 2023. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of July 31, 2023 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person. The share ownership numbers after the offering for the beneficial owners indicated below exclude any potential purchases that may be made by such persons in this offering.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, 3200 Bel Air Drive, Las Vegas, NV 89109.

Name of Beneficial Owner	Common Stock Beneficially Owned Prior to this Offering(1)		Common Stock Beneficially Owned After this Offering(2)
	Shares	%	Shares	%
Daniel Thompson, Chairman of the Board(3)	336,122,576	29.40%
Alex Cunningham, Chief Executive Officer and Director(4)	342,109,393	29.92%
Zia Choe, Interim Chief Financial Officer(5)	6,300	*
Gillard B. Johnson, III, Director Nominee	0	–
Cathy Pennington, Director Nominee	0	–
L. Jack Staley, Director Nominee	0	–
All executive officers and directors (6 persons above)	678,238,269	59.32%

* Less than 1%

(1)	Based on 1,143,221,055 shares of voting stock issued and outstanding as of July 31, 2023.

(2)	Based on shares of voting stock issued and outstanding after this offering.

(3)	Includes (i) 25,004,127 shares of common stock, (ii) 1 share of series A preferred stock, which is entitled to a number of votes at any time equal to 25% of the number of votes then held or entitled to be made by all other equity securities of our company, plus one, (iii) 26,124 shares of common stock issuable upon the conversion of 13,062 shares of series B preferred stock, (iv) 100,000 shares of common stock issuable upon the conversion of 1 share of series C preferred stock and (v) 5,037,412 shares of series I preferred stock, which are entitled to five votes per share.

(4)	Includes (i) 25,004,128 shares of common stock, (ii) 1 share of series A preferred stock, which is entitled to a number of votes at any time equal to 25% of the number of votes then held or entitled to be made by all other equity securities of our company, plus one, (iii) 12,500 shares of common stock issuable upon the conversion of 6,250 shares of series B preferred stock, (iv) 100,000 shares of common stock issuable upon the conversion of 1 share of series C preferred stock and (v) 6,237,500 shares of series I preferred stock which are entitled to five votes per share.

(5)	Represents 6,300 shares of common stock issuable upon the conversion of 3,150 shares of series B preferred stock.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

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DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes important terms of the classes of our capital stock. The following are summaries of material provisions of our amended and restated articles of incorporation, our amended and restated bylaws, and the certificates of designation for our various series of preferred stock, insofar as they relate to the material terms of our capital stock.

The following is a description of the material terms of our capital stock and is not intended to be a complete summary of the rights and preferences of our capital stock. For more detailed information, please see our amended and restated articles of incorporation, our amended and restated bylaws and the certificates of designation relating to our preferred stock, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock currently consists of 7,500,000,000 shares of common stock, $0.001 par value, and 1,000,000,000 shares of preferred stock, $0.001 par value, of which 2 shares have been designated as series A preferred stock, 3,000,000 shares have been designated as series B preferred stock, 500 shares have been designation as series C preferred stock, 1,000,000 shares have been designated as series E preferred stock, 50,000 shares have been designated as series F-1 preferred stock, 15,000,000 shares have been designated as series I preferred stock, 2,000,000 shares have been designated as series J preferred stock, 400,000 shares have been designated as series L preferred stock, 3,000,000 shares have been designated as series N senior convertible preferred stock, 5,000 shares have been designated as series R preferred stock and 5,000,000 shares have been designated as series X senior convertible preferred stock.

As of July 31, 2023, there were issued and outstanding 1,064,475,613 shares of common stock, 2 shares of series A preferred stock, 2,131,328 shares of series B preferred stock, 122 shares of series C preferred stock, 155,750 shares of series E preferred stock, 35,752 shares of series F-1 preferred stock, 14,885,000 shares of series I preferred stock, 1,713,584 shares of series J preferred stock, 319,493 shares of series L preferred stock, 868,058 shares of series N senior convertible preferred stock, 165 shares of series R preferred stock and 375,000 shares of series X senior convertible preferred stock.

Common Stock

The holders of our common stock are entitled to one (1) vote for each share held of record on all matters submitted to a vote of the stockholders. Under our amended and restated articles of incorporation and amended and restated bylaws, any corporate action to be taken by vote of stockholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. Stockholders do not have cumulative voting rights.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

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Preferred Stock

Our amended and restated articles of incorporation authorize our board to issue up to 1,000,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

As noted above, we have designated multiple series of preferred stock. The terms of the series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series I preferred stock, series J preferred stock and series L preferred stock provide that all outstanding shares of preferred stock shall automatically be converted into shares of common stock, at the then effective conversion rate, upon the earlier to occur of (a) the closing of the sale of shares of common stock to the public at a price of at least $3.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the common stock) in a public offering pursuant to an effective registration statement or offering statement under the Securities Act resulting in at least $3,000,000 of gross proceeds to us (provided that such amount is $10,000,000 for the series I preferred stock), (b) the date on which the shares of common stock are listed on a national stock exchange, including without limitation, the New York Stock Exchange, NYSE American or the Nasdaq Stock Market, or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a two-thirds of the then outstanding shares of such series of preferred stock; provided that the terms of the series C preferred stock provide that upon a listing on a national stock exchange, the shares will convert into a number of shares of common stock as is determined by dividing $50,000 by the highest traded or closing price on the listing date, with such shares of common stock issued pro rata among the holders of the outstanding series C preferred stock. Accordingly, all shares of these series of preferred stock will automatically convert into shares of common stock on the date on which our common stock begins trading on NYSE American. Each share of series B preferred stock, series E preferred stock, series F-1 preferred stock, series I preferred stock, series J preferred stock and series L preferred stock is convertible into two (2) shares of common stock and each share of series C preferred stock is convertible into 100,000 shares of common stock.

The following is a description of the rights and preferences of each series of preferred stock that will remain outstanding following this offering, including the series A preferred stock, series N senior convertible preferred stock, series R preferred stock and series X senior convertible preferred stock.

Series A Preferred Stock

Ranking. The series A preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series A preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series A preferred stock; and (iii) junior to each other series of preferred stock and each class or series that is expressly made senior to the series A preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

Dividend Rights. The series A preferred stock is not entitled to participate in any distributions or payments to the holders of common stock or any other class of stock and shall have no economic interest in our company.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of our company, either voluntarily or involuntarily, a merger or consolidation of our company wherein our company is not the surviving entity, or a sale of all or substantially all of the assets of our company, the holder of each share of series A preferred stock shall be entitled to receive from any distribution of any of the assets or surplus funds of our company, before and in preference of any holder of shares of common stock, an amount equal to the stated value of $250. Once the holders receive the foregoing from any such liquidation, dissolution or winding up, the holders shall not participate with the common stock or any other class of stock.

Voting Rights. Each share of series A preferred stock shall have a number of votes at any time equal to (i) 25% of the number of votes then held or entitled to be made by all other equity securities of our company, including, without limitation, the common stock, plus (ii) one (1). The series A preferred stock shall vote on any matter submitted to the holders of the common stock, or any other class of voting securities, for a vote, and shall vote together with the common stock, or any class of voting securities, as applicable, on such matter for as long as the shares of series A preferred stock are issued and outstanding. Notwithstanding the foregoing, the series A preferred stock shall not have the right to vote on any matter as to which solely another series of preferred stock is entitled to vote pursuant to our amended and restated articles of incorporation or a certificate of designation of such other series of preferred stock.

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Transfer. Upon transfer of any share of series A preferred stock, except for a transfer by the holder to an affiliate, whether such transfer is voluntary or involuntary, such share of series A preferred stock shall automatically, and without any action being required by us or the holder, be converted into one (1) share of common stock.

Other Rights. Holders of series A preferred stock do not have any conversion (except as set forth above) or redemption rights.

Series N Senior Convertible Preferred Stock

Ranking. The series N senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series N senior convertible preferred stock, which includes all existing series of our preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series N senior convertible preferred stock; and (iii) junior to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company and each class or series that is expressly made senior to the series N senior convertible preferred stock.

Dividend Rights. Holders of series N senior convertible preferred stock are entitled to dividends at a rate per annum of 12.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series N senior convertible preferred stock), such rate shall increase by 8% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date in cash or common stock at our discretion. Dividends payable in common stock shall be calculated based on a price equal to eighty percent (80%) of the volume weighted average price for the common stock on our principal trading market, or the VWAP, during the five (5) trading days immediately prior to the applicable dividend payment date.

Liquidation Rights. Subject to the rights of our creditors and the holders of any senior securities or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of our company or its subsidiaries, before any payment or distribution of the assets of our company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including our common stock, each holder of outstanding series N senior convertible preferred stock shall be entitled to receive an amount of cash equal to 115% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

Voting Rights. Holders of series N senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series N senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series N senior convertible preferred stock, which majority must include SILAC Insurance Company so long as it holds any shares of series N senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to our (or Nova’s) creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which we will use to redeem the series N senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series N senior convertible preferred stock, voting as a separate class, is required prior to our (or Nova’s) creation or issuance of any senior securities.

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Conversion Rights. Each share of series N senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price of $0.012 per share (subject to standard adjustments in the event of any stock splits, stock dividends, stock combinations, stock reclassifications, sales of substantially all of our assets, mergers, consolidations or similar transactions); provided that in no event shall the holder of any series N senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series N senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to us.

Redemption Rights. We may redeem the series N senior convertible preferred stock at any time by paying in cash therefore a sum equal to 115% of the stated value of $4.00 per share, plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the certificate of designation. In addition, any holder may require us to redeem some or all of its shares of series N senior convertible preferred stock on the same terms after a period of twelve months from the date of issuance; provided, however, that such redemption right shall only be exercisable if we raise at least $5,000,000 or the common stock is trading on the Nasdaq Stock Market or the New York Stock Exchange.

Series R Preferred Stock

Ranking. The series R preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock, series A preferred stock, series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series I preferred stock, series J preferred stock, series L preferred stock and to each other class or series that is not expressly made senior to or on parity with the series R preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series R preferred stock; and (iii) junior to series N senior convertible preferred stock, series X senior convertible preferred stock to each other series of preferred stock and each class or series that is expressly made senior to the series R preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

Dividend Rights. The holders of series R preferred stock are entitled to receive dividends equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends shall be paid on shares of series R preferred stock.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the holders of series R preferred stock shall be entitled to receive out of the assets of our company the same amount that a holder of common stock would receive if the shares of series R preferred stock were fully converted to common stock immediately prior to such liquidation, which amount shall be paid to the holders of series R preferred stock pari passu with all holders of parity securities and in preference to the holders of junior securities.

Voting Rights. On any matter presented to stockholders for their action or consideration, each holder of series R preferred stock shall be entitled to cast one (1) vote per share of series R preferred stock held. Except as provided by law, the holders of series R preferred stock shall vote together with the holders of shares of common stock as a single class. However, as long as any shares of series R preferred stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of outstanding series R preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series R preferred stock or alter or amend the certificate of designation for the series R preferred stock, or (b) amend our amended and restated articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series R preferred stock.

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Conversion Rights. Each share of series R preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into such number of shares of common stock as is determined by dividing the stated value of $1,200 by a conversion price of $1,200 (subject to standard adjustments in the event of any stock dividends, stock reclassifications, sales of substantially all of our assets, mergers, consolidations or similar transactions). For the avoidance of doubt, no adjustment shall be made to the conversion price in the event that we combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares.

Redemption Rights. Holders of series R preferred stock do not have any redemption rights.

Series X Senior Convertible Preferred Stock

Ranking. The series X senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock, each series of preferred stock other than the series N senior convertible preferred stock, and to each other class or series that is not expressly made senior to or on parity with the series X senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series X senior convertible preferred stock; and (iii) junior to the series N senior convertible preferred stock, all indebtedness and other liabilities with respect to assets available to satisfy claims against our company and each class or series that is expressly made senior to the series X senior convertible preferred stock.

Dividend Rights. Holders of series X senior convertible preferred stock are entitled to dividends at a rate per annum of 10.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series X senior convertible preferred stock), such rate shall increase by 5% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date.

Liquidation Rights. Subject to the rights of our creditors and the holders of any senior securities, including the series N senior convertible preferred stock, or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of our company or its subsidiaries, before any payment or distribution of the assets of our company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including our common stock, each holder of outstanding series N senior convertible preferred stock shall be entitled to receive an amount of cash equal to 100% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

Voting Rights. Holders of series X senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series X senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series X senior convertible preferred stock, which majority must include Leonite Capital LLC so long as it holds any shares of series X senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to our creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which we will use to redeem the series X senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series X senior convertible preferred stock, voting as a separate class, is required prior to our creation or issuance of any senior securities.

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Conversion Rights. Each shares of series X senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, which we refer to as the fixed price. Upon completion of this offering, the fixed price shall be reset to the price per share paid in this offering. The fixed price is subject to standard adjustments in the event of any stock splits, stock dividends, stock combinations, stock reclassifications, sales of substantially all of our assets, mergers, consolidations or similar transactions, as well as a price based antidilution adjustment, pursuant to which, subject to certain exceptions, if we issue common stock at a price lower than the fixed price, the fixed price shall decrease to such lower price. Notwithstanding the foregoing, in no event shall the holder of any series X senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series X senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to us.

Redemption Rights. Commencing on September 22, 2023, any holder may require us to redeem its shares by the payment in cash therefore of a sum equal to 100% of the stated value of $4.00 per share, plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the certificate of designation; provided however, that in the event that we completes a public offering prior to the redemption date, then any holder may only cause us to redeem any outstanding series X senior convertible preferred stock by paying such redemption price in twelve (12) equal monthly installments with the first such payment due on the date that is six (6) months following the date that we complete such public offering.

Warrants

We have issued warrants for the purchase of 235,557,856 shares of common stock at a weighted average exercise price of $0.02 per share.

In connection with the consolidated senior secured convertible promissory note issued to Leonite Capital LLC described below, and in connection with promissory notes previously issued to Leonite Capital LLC, Leonite Capital LLC has warrant rights for a number of shares of common stock equal to two hundred percent (200%) of the number of shares of common stock that would be issued upon full conversion of such notes. These warrants have exercise prices ranging from $0.002 to $0.04. The exercise prices are subject to standard adjustments, including a full ratchet antidilution adjustment, and the warrants may be exercised on a cashless basis if the market price of our common stock is greater than the exercise price and the underlying warrant shares are not then registered or otherwise freely tradeable. The antidilution provision of these warrants is a so-called “exploding” full ratchet antidilution provision because if we issue shares (except in certain defined scenarios) at a price below the then current exercise price, the exercise price would be re-set to such new price and the number of shares underlying the warrants would be increased in the same proportion as the exercise price decrease. If the public offering price is less than the current exercise price, the exercise price of these warrants will be reduced to such public offering price and the number of shares underlying these warrants will be increased. This adjustment would occur at the closing of this offering.

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Representatives’ Warrants

Upon the closing of this offering, there will be up to              shares of common stock issuable upon exercise of the representatives’ warrants (or up to           shares if the underwriters exercise the over-allotment option in full). See “Underwriting—Representatives’ Warrants” below for a description of the representatives’ warrants.

Convertible Promissory Notes

On September 22, 2022, we issued a consolidated senior secured convertible promissory note in the principal amount of $2,600,000 to Leonite Capital LLC. Leonite Capital LLC subsequently advanced additional funds under this note. As of the date of this prospectus, the principal amount outstanding is $3,238,167. Each advance matures one year from the date of issuance; provided that such maturity date shall be extended to the date that is eighteen months from the closing of this offering if such offering is completed prior to the maturity date. The note bears interest at a rate of 10% per annum; provided that upon an event of default (as defined in the note), such rate shall increase to the lesser of 15% or the maximum legal rate. The holder of the note may, in its sole discretion, elect to convert any outstanding and unpaid principal portion of the note and any accrued but unpaid interest on such portion into our common stock at a conversion price equal to the lower of (i) the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, with such fixed price being subject to standard adjustments, including a price-based antidilution adjustment in the event that we issue securities at a lower price than such fixed conversion price (subject to certain exceptions).

On February 9, 2021 and April 26, 2021, we issued convertible promissory notes in the principal amounts of $103,500 and $153,500, respectively, to Power Up Lending Group Ltd. Power Up Lending Group Ltd. subsequently advanced additional funds under these notes and $47,200 and $168,866, respectively, in principal remain outstanding. These notes matured on the first anniversary of the date of issuance and accrue interest at a rate of 6% per annum; provided that any amount of principal or interest which is not paid within one (1) year after the maturity date shall bear interest at a rate of 22% per annum. The holder of the notes may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to 62% of the average of the two (2) lowest closing prices of our common stock during the fifteen (15) trading days prior to the conversion date.

On September 3, 2020, we issued a senior secured convertible promissory note in the principal amount of up to $200,000 to GHS Investments, LLC, which amount was advanced in several advances, and of which $340,000 in principal remains outstanding. Each advance matures nine months from the date of issuance bears interest at a rate of 10% per annum; provided that upon an event of default (as defined in the note), such rate shall increase to 18%. The holder may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to the lower of $0.1100 or the closing price of our common stock on the day prior to such conversion. In addition, this note shall automatically convert into our common stock on the date that our common stock commences trading on NYSE American at a conversion price equal to 90% of the public offering price for this offering.

On November 8, 2019, we issued an 8% convertible secured redeemable note in the principal amount of $62,357 to GHS Investments, LLC, of which $36,604 in principal remains outstanding. This note matured on the first anniversary of the date of issuance and accrued interest at a rate of 8% per annum; provided that upon an event of default (as defined in the note), such rate shall increase to the lesser of 24% or the maximum legal rate. The holder may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to 60% of the lowest closing price of our common stock for the twenty (20) trading days immediately prior to the conversion date.

On January 24, 2017, we issued a convertible promissory note in the principal amount of up to $250,000 to Greentree Financial Group, Inc. On February 10, 2023, we executed a second tranche under this note in the principal amount of $50,000 and on March 30, 2023, we executed a third tranche under this note in the principal amount of $25,000. The aggregate principal amount remaining is $130,000. Each advance matures one year from the date of issuance and bears interest at a rate of 15% per annum; provided that upon an event of default (as defined in the note), such rate increases to 20%. The holder of the note may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to the lower of $0.25 or 50% of the lowest closing price of our common stock for the ten (10) trading days immediately prior to such conversion date.

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On September 12, 2016, we issued a convertible promissory note in the principal amount of $80,000 to Greentree Financial Group, Inc., of which $50,080 remains outstanding. This note matured on September 12, 2016 and bears interest at a rate of 10% per annum, which was increased to 20% following the maturity date. The holder of the note may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to the lower of $0.03 or 50% of the lowest closing price of our common stock for the five (5) trading days immediately prior to such conversion date.

All of the foregoing notes contain an ownership limitation, which provides that we shall not effect any conversion, and the holder shall not have the right to convert any portion of a note, to the extent that after giving effect to the issuance of common stock upon conversion of the note, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock upon conversion of the note. This limitation may be waived, up to a maximum of 9.99%, by the holder upon not less than sixty-one (61) days’ prior notice to us; provided that the notes issued to Power Up Lending Group Ltd. do not provide for such a waiver.

Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes, our amended and restated articles of incorporation and our amended and restated bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our amended and restated articles of incorporation and our amended and restated bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval, subject to NYSE American’s rules. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of our company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our amended and restated articles of incorporation 1,000,000,000 shares of preferred stock. Our board acting alone and without approval of our stockholders, subject to NYSE American’s rules, can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

Bylaws

In addition, various provisions of our amended and restated bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our amended and restated bylaws may be adopted, amended or repealed only by our board of directors. Our amended and restated bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our amended and restated bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our amended and restated bylaws also permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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Our amended and restated bylaws also establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Cumulative Voting

Furthermore, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Nevada Anti-Takeover Statutes

Business Combination Statute

We are subject to the “business combination” provisions of Sections 78.411 to 78.444 of the Nevada Revised Statutes. In general, such provisions prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the combination is later approved by a majority of the voting power held by disinterested stockholders; or (d) if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, or (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” or any affiliate or associate of an interested stockholder having: (a) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation, and (c) more than 10% of the earning power or net income of the corporation.

An “interested stockholder” is generally defined to mean a beneficial owner of at least 10% of the outstanding voting power or an affiliate or associate of the corporation that has been a 10% beneficial owner within the preceding 2 years. The statutes could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Acquisition of Controlling Interest Statute

Nevada’s Acquisition of Controlling Interest Statute (NRS Sections 78.378-78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, which conduct business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect 10 days following the acquisition of a controlling interest by an acquiror do not prohibit its application. As of the date of this prospectus, we do not believe we have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the acquisition of controlling interest statutes will not apply to us.

Nevada’s Acquisition of Controlling Interest Statute, prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. The statute specifies three thresholds that constitute a controlling interest: (a) at least one-fifth but less than one-third; (b) at least one-third but less than a majority; and (c) a majority or more, of the outstanding voting power. Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction exceeding the threshold (or within ninety days preceding the date thereof) become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right.

A special stockholders meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.

If no such request for a stockholders meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.

In the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares as determined by a court in dissenters rights proceeding pursuant to Chapter 92A of the Nevada Revised Statutes.

Transfer Agent and Registrar

The transfer agent for our common stock is Transfer Online, Inc. The transfer agent’s address is 512 SE Salmon Street, Portland, Oregon 97214 and its telephone number is 503-227-2950.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our common stock existed on the OTC Pink Market. Future sales of substantial amounts of shares of our common stock, including shares issued upon the conversion of convertible notes and the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have               shares of common stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have                 shares of common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued shares of common stock that were not offered and sold in this offering, as well as shares issuable upon the exercise of warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our common stock then outstanding; or

•	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Lock-Up Agreements

We and our directors, officers, and stockholders holding more than 5% of our common stock as of the effective date of this prospectus have agreed not to sell, transfer or dispose of any common stock for a period of six months from the date of the prospectus in the case of our company and for a period of three months in the case of our directors, officers and stockholders, subject to certain exceptions. See “Underwriting” for more information.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

This summary is based on provisions of the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the IRS will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the United States federal income tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an entity or arrangement treated as a partnership;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder, including the impact of the net investment income tax and the alternative minimum tax, and does not address any special tax rules that may apply to particular Non-U.S. Holders, including, without limitation:

•	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks or securities, foreign currency dealer, U.S. covered expatriate, controlled foreign corporation or passive foreign investment company;

•	a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

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In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds our common stock. This summary also does not address the effects of other U.S. federal tax laws, such as estate and gift tax laws.

Each Non-U.S. Holder should consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “—Dispositions of Our Common Stock.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate).

Distributions on our common stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to U.S. withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

The IRS Forms and other certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS in the form of a U.S. tax return. Non-U.S. Holders should consult their tax advisors regarding their eligibility for benefits under any relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

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Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses), generally will be subject to a flat 30% U.S. federal income tax, even if the Non-U.S. Holder is not treated as a resident of the United States under the Code; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. NYSE American is an “established securities market” for this purpose. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. However, the applicable withholding agent generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of distributions on our common stock and the amount of U.S. federal income tax, if any, withheld from those payments, regardless of whether such distributions constitute dividends. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

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If a Non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related U.S. Treasury guidance (commonly referred to as FATCA) impose U.S. federal withholding tax at a rate of 30% on payments to foreign financial entities and certain non-financial foreign entities of (i) U.S. source dividends (including dividends paid on our common stock) and (ii) subject to the proposed Treasury Regulations discussed below, the gross proceeds from the sale or other disposition of property that produces U.S. source dividends (including sales or other dispositions of our common stock). This withholding tax applies to applicable foreign entities, whether acting as a beneficial owner or an intermediary, unless such applicable foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations applicable to certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether FATCA withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable U.S. Treasury Regulations and administrative guidance, withholding under FATCA generally will apply to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

Non-U.S. Holders are encouraged to consult their own tax advisors regarding the potential application of FATCA to their particular circumstances.

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UNDERWRITING

We are offering the common stock described in this prospectus through the underwriters listed below. Craft Capital Management LLC is acting as the sole bookrunner of this offering and Craft Capital Management LLC and R.F. Lafferty & Co., Inc, or the representatives, are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares listed next to its name in the following table.

Underwriter	Number of Shares
Craft Capital Management LLC
R.F. Lafferty & Co., Inc.

Total

The underwriters are committed to purchase all the shares of common stock offered by this prospectus if they purchase any shares pursuant to the underwriting agreement. The underwriters are not obligated to purchase the shares covered by the underwriter’s over-allotment option as described below. The underwriting agreement provides that the obligation of the underwriters to purchase all of the shares of common stock being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part. We have been advised by the Representatives that the underwriters intend to make a market in the common stock but that they are not obligated to do so and may discontinue making a market at any time without notice. In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Underwriting Commissions and Discounts and Expenses

The following table shows the price per share and total public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Share		Without Over-Allotment Option		With Over-Allotment Option
Public offering price	$	$		$
Underwriting discounts and commissions (7.5%)
Non-accountable expense allowance (1%)
Proceeds to us, before expenses	$	$		$

We have agreed to reimburse the representatives for reasonable out-of-pocket expenses incurred by the representatives in connection with this offering, regardless of whether the offering is consummated, up to $125,000. The out-of-pocket expenses include, but are not limited to: (i) road show expenses, (ii) fees and expenses of the representatives’ legal counsel, (iii) the cost of background check on our officers and directors and (iv) due diligence expenses. In addition, we also agreed to pay the representatives 1.0% of the gross proceeds of the offering for non-accountable expenses.

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We estimate that our total expenses of this offering, exclusive of the underwriting discounts and commissions and the non-accountable expense allowance, will be approximately $            .

Representatives’ Warrants

In addition, we have agreed to issue warrants to the representatives or their designees to purchase a number of shares of common stock equal to 5.0% of the total number of shares of common stock sold in this offering (including any shares sold in the offering to cover over-allotments) at an exercise price equal to 125% of the offering price of the common stock sold in this offering. The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the date of the commencement of the sales of the public securities. The warrants are not redeemable by us. The warrants and the shares underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The representatives (or permitted assignees under the FINRA Rule 5110(e)) may not sell, transfer, assign, pledge, or hypothecate the warrants or the shares underlying the warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying shares for a period of 180 days following the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The representatives or their designees will also be entitled to one demand registration of the sale of the shares underlying the warrants at our expense with a duration of no more than five (5) years following the commencement of sales of this offering as permitted by FINRA Rule 5110(g)(8)(C), and unlimited “piggyback” registration rights with a duration of no more than seven (7) years following the commencement of sales of this offering as permitted by FINRA Rule 5110(g)(8)(D). The registration statement of which this prospectus forms a part also registers the representatives’ warrants and the shares of common stock issuable upon exercise of the representatives’ warrants. The warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution.

Over-Allotment Option

We have granted to the representatives an option, exercisable not later than 45 days after the closing date of this offering, to purchase up to              additional shares of common stock, equal to 15% of the number of shares of common stock sold in this offering, at a price per share equal to the public offering price, less the underwriting discount. The representatives may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares of common stock are purchased pursuant to the over-allotment option, the underwriters will offer these shares of common stock on the same terms as those on which the other securities are being offered hereby.

Right of First Refusal

The representatives have the right of first refusal for 12 months following the consummation of this offering to act as exclusive financial advisors, or to act as joint financial advisors with another advisor in the representatives’ sole discretion, on any public or private financing (debt or equity) using an underwriter or placement agent.

Lock-Up Agreements

We have agreed that, without the prior written consent of the representatives, subject to certain exceptions, we will not, for a period of 180 days after the date of the prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common sock; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of common stock, whether any such transaction is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise.

In addition, for a period of six months after the date of the prospectus, our directors, executive officers, and any holders of 5% or more of the outstanding shares of common stock as of the effective date of the registration statement of which this prospectus is a part have agreed, without the prior written consent of the representatives, subject to limited exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common stock or any securities convertible into or exercisable or exchangeable for common stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.

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Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and it should not be relied upon by investors.

Pricing of this Offering

Our common stock is currently quoted on the OTC Pink Market operated by OTC Markets Group Inc. under the symbol “CDIX.” In connection with this offering, we intend to apply for the listing of our common stock on NYSE American under the symbol “CDIX.” The closing of this offering is contingent upon our uplisting to NYSE American.

The public offering price for the common stock will be determined through negotiations between us and the representatives. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representatives believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock sold in the public offering. The values of such shares of common stock are subject to change as a result of market conditions and other factors. We offer no assurances that the offering price will correspond to the price at which our shares of common stock will trade in the public market subsequent to this offering or that an active trading market for our shares will develop and continue after this offering.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of shares of common stock during and after this offering, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of shares of common stock while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering and purchasing shares of common stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

91

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result of these activities, the price of our shares of common stock may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on NYSE American, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

92

LEGAL MATTERS

Bevilacqua PLLC has acted as our counsel in connection with the preparation of this prospectus. The validity of the shares of common stock covered by this prospectus will be passed upon by Sherman & Howard L.L.C. The underwriters have been represented in connection with this offering by Brunson Chandler & Jones, PLLC.

As partial compensation for its services, we have agreed to issue to Bevilacqua PLLC upon closing of this offering a number of shares of our common stock equal to $60,000 divided by the public offering price per share for this offering.

EXPERTS

Our financial statements for the years ended December 31, 2022 and 2021 included in this prospectus have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, and are included in reliance on such report given the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with the registration statement. For further information pertaining to us and the securities to be sold in this offering, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

We are subject to the information and periodic requirements of the Exchange Act and, in accordance therewith, file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We also maintain a website at www.cardifflexington.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

93

FINANCIAL STATEMENTS

F-1

CARDIFF LEXINGTON CORPORATION

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

F-2

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2023 AND DECEMBER 31, 2022

(UNAUDITED)

	March 31, 2023	December 31, 2022

ASSETS
Current assets
Cash	$350,329	$226,802
Accounts receivable-net	7,446,416	6,604,780
Prepaid and other current assets	5,000	5,000
Total current assets	7,801,745	6,836,582

Property and equipment, net	50,804	55,439
Land	540,000	540,000
Goodwill	5,666,608	5,666,608
Right of use - assets	189,626	218,926
Due from related party	4,979	4,979
Other assets	30,823	30,823
Total assets	$14,284,585	$13,353,357

LIABILITIES, MEZZANINE EQUITY AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expense	$2,070,490	$2,038,595
Accrued expenses - related parties	3,904,557	3,750,557
Accrued interest	461,307	350,267
Right of use - liability	140,777	142,307
Due to director & officer	123,192	123,192
Notes payable	36,596	15,809
Notes payable - related party	90,189	37,024
Convertible notes payable, net of debt discounts of $87,147 and $46,797, respectively	3,717,936	3,515,752
Total current liabilities	10,545,044	9,973,503

Other liabilities
Notes payable	144,646	139,789
Operating lease liability – long term	55,408	84,871
Total liabilities	10,745,097	10,198,163

Mezzanine equity
Redeemable Series N Senior Convertible Preferred Stock - 3,000,000 shares authorized, $0.001 par value, stated value $4.00, 868,058 shares issued and outstanding at March 31, 2023 and December 31, 2022	3,578,656	3,125,002
Redeemable Series X Senior Convertible Preferred Stock - 5,000,000 shares authorized, $0.001 par value, stated value $4.00, 375,000 shares issued and outstanding at March 31, 2023 and December 31, 2022	1,593,205	1,500,000
Total Mezzanine Equity	5,171,861	4,625,002

Stockholders' equity (deficit)
Series B Preferred Stock - 3,000,000 shares authorized, $0.001 par value, stated value $4.00, 2,131,328 shares issued and outstanding at March 31, 2023 and December 31, 2022	8,525,313	8,525,313
Series C Preferred Stock - 500 shares authorized, $0.001 par value, stated value $4.00, 122 shares issued and outstanding at March 31, 2023 and December 31, 2022	488	488
Series E Preferred Stock - 1,000,000 shares authorized, $0.001 par value, stated value $4.00, 150,750 shares issued and outstanding at March 31, 2023 and December 31, 2022	603,000	603,000
Series F-1 Preferred Stock - 800,000 shares authorized, $0.001 par value, stated value $4.00, 35,752 shares issued and outstanding at March 31, 2023 and December 31, 2022	143,008	143,008
Series I Preferred Stock - 500,000,000 shares authorized, $0.001 par value, 14,885,000 shares issued and outstanding at March 31, 2023 and December 31, 2022	59,540,000	59,540,000
Series J Preferred Stock - 10,000,000 shares authorized, $0.001 par value, stated value $4.00, 1,713,584 shares issued and outstanding at March 31, 2023 and December 31, 2022	6,854,336	6,854,336
Series K Preferred Stock - 10,937,500 shares authorized, $0.001 par value, 8,200,562 shares issued and outstanding at March 31, 2023 and December 31, 2022	8,201	8,201
Series L Preferred Stock - 100,000,000 shares authorized, $0.001 par value, stated value $4.00, 319,493 shares issued and outstanding at March 31, 2023 and December 31, 2022	1,277,972	1,277,972
Series R Preferred Stock - 5,000 shares authorized, $0.001 par value, stated value of $1,200, 165 shares issued and outstanding at March 31, 2023 and December 31, 2022	198,000	198,000
Common Stock - 7,500,000,000 shares authorized, $0.001 par value; 908,479,113 and 789,796,735 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	908,378	789,696
Additional paid-in capital	(8,482,814)	(8,554,368)
Accumulated deficit	(71,208,254)	(70,855,453)
Total stockholders' equity (deficit)	(1,632,373)	(1,469,808)
Total liabilities, mezzanine equity and stockholders' equity	$14,284,585	$13,353,357

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022 (Restated)
REVENUE
Financial services	$154,399	$464,843
Healthcare	2,706,399	2,432,307
Total revenue	2,860,798	2,897,150

COST OF SALES
Financial services	26,829	212,446
Healthcare	956,295	903,782
Total cost of sales	983,124	1,116,228

GROSS PROFIT	1,877,674	1,780,922

OPERATING EXPENSES
Depreciation expense	4,635	5,783
Selling, general and administrative	1,159,478	1,053,656
Total operating expenses	1,164,113	1,059,439

INCOME FROM OPERATIONS	713,561	721,483

OTHER INCOME (EXPENSE)
Other income	205	–
Gain on forgiveness of debt	390	–
Penalties and fees	(15,000)	–
Interest expense and finance charge	(695,164)	(2,220,176)
Conversion cost penalty and reimbursement	(2,000)	–
Amortization of debt discounts	(17,983)	(44,546)
Total other income (expense)	(729,552)	(2,264,722)

NET LOSS BEFORE DISCONTINUED OPERATIONS	(15,991)	(1,543,239)
LOSS FROM DISCONTINUED OPERATIONS	–	(19,215)
NET LOSS FOR THE PERIOD	$(15,991)	$(1,562,454)
DEEMED DIVIDENDS ON PREFERRED STOCK	(336,811)	–
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(352,802)	$(1,562,454)

BASIC LOSS PER SHARE
Continuing operations	$0.00	$(0.01)
Discontinued operations	$0.00	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES - BASIC AND DILUTED	871,989,778	166,130,069

The accompanying notes are an integral part of these condensed consolidated financial statements

F-4

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

THREE MONTHS ENDED MARCH 31, 2023 AND 2022

(UNAUDITED)

	Preferred Stock Series A, I, K		Preferred Stock Series B, D, E, F, F-1, G, H, L		Preferred Stock Series C and R		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2021 (Restated)	23,085,563	$59,548,201	3,595,952	$14,383,808	287	$198,488	(619,345)	$(4,967,686)
Dividend to preferred stock	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance, March 31, 2022 (Restated)	23,085,563	$59,548,201	3,595,952	$14,383,808	287	$198,488	(619,345)	$(4,967,686)

Balance December 31, 2022	23,085,563	$59,548,201	4,350,907	$17,403,628	287	$198,488	–	$–
Conversion of convertible notes payable	–	–	–	–	–	–	–	–
Dividend to preferred stock	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance, March 31, 2023	23,085,563	$59,548,201	4,350,907	$17,403,628	287	$198,488	–	$–

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance December 31, 2021 (Restated)	166,130,069	$167,421	$(3,479,126)	$(65,118,744)	$732,361
Dividend to preferred stock	–	–	–	(102,746)	(102,746)
Net loss	–	–	–	(1,562,454)	(1,562,454)
Balance, March 31, 2022 (Restated)	166,130,069	$167,421	$(3,479,126)	$(66,783,944)	$(932,839)

Balance December 31, 2022	789,796,735	$789,696	$(8,554,368)	$(70,855,453)	$(1,469,808)
Conversion of convertible notes payable	118,682,378	118,682	71,555	–	190,237
Dividend to preferred stock	–	–	–	(336,811)	(336,811)
Net loss	–	–	–	(15,991)	(15,991)
Balance, March 31, 2023	908,479,113	$908,378	$(8,482,813)	$(71,208,255)	$(1,632,373)

The accompanying notes are an integral part of these condensed consolidated financial statements

F-5

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2023 AND 2022

(UNAUDITED)

	Three Months Ended March 31
	2023	2022 (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(15,991)	$(1,562,454)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,635	10,814
Amortization of loan discount	17,983	44,546
Gain on forgiveness of debt	(390)	–
Other noncash items, net	–	(66,054)
Bad debt	270,000	–
Fair value settled upon conversion	123,566	–
Conversion and note issuance cost	5,000	–
(Increase) decrease in:
Accounts receivable	(1,111,636)	343,840
Right of use – assets	29,300	103,119
Prepaid expenses and other current assets	–	8,000
Increase (decrease) in:
Accounts payable and accrued expense	241,945	569,508
Accrued officer’s compensation	154,000	120,000
Due from related parties	–	3,988
Accrued interest	123,074	110,559
Right of use – liabilities	(30,993)	(62,319)
Net cash used in operating activities	(189,507)	(376,453)

Net cash provided by discontinued operations - operating activities	–	19,215

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible notes payable	240,000	405,730
Repayment of convertible notes payable	–	(5,908)
Payment of SBA loan	(750)	(756)
Dividend on preferred stock	–	(102,746)
Proceeds from credit line	37,000	–
Repayment of credit line	(16,381)	–
Payment of notes payable related party	(835)	(816)
Proceeds from notes payable related party	54,000	4,803
Net cash provided by financing activities	313,034	300,307

NET (DECREASE) INCREASE IN CASH	123,527	(56,931)
CASH, BEGINNING OF PERIOD	226,802	595,987
CASH, END OF PERIOD	$350,329	$539,056

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$1,503	$22,709

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued upon conversion of notes payable and accrued interest	$66,673	$–
Debt discount from derivative liabilities	$–	$94,321

The accompanying notes are an integral part of these condensed consolidated financial statements

F-6

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Cardiff Lexington Corporation (“Cardiff”) was originally incorporated on September 3, 1986 in Colorado as Cardiff International Inc. On November 10, 2005, Cardiff merged with Legacy Card Company, LLC and changed its name to Cardiff Lexington Corporation. On August 27, 2014, Cardiff redomiciled and became a corporation under the laws of Florida. On April 13, 2021, Cardiff redomiciled and became a corporation under the laws of Nevada.

Cardiff is an acquisition holding company focused on locating undervalued and undercapitalized companies, primarily in the healthcare industry, and providing them capitalization and leadership to maximize the value and potential of their private enterprises while also providing diversification and risk mitigation for stockholders. All of Cardiff’s operations are conducted through, and its income derived from, its various subsidiaries, which includes:

•	We Three, LLC dba Affordable Housing Initiative (“AHI”), which was acquired on May 15, 2014 and sold on October 31, 2022;

•	Edge View Properties, Inc. (“Edge View”), which was acquired on July 16, 2014;

•	Platinum Tax Defenders (“Platinum Tax”), which was acquired on July 31, 2018; and

•	Nova Ortho and Spine, PLLC (“Nova”), which was acquired on May 31, 2021.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Cardiff and its wholly owned subsidiaries AHI, Edge View, Platinum Tax and Nova (collectively, the “Company”). AHI is included in discontinued operations. All significant intercompany accounts and transactions are eliminated in consolidation. Certain prior period amounts may have been reclassified for consistency with the current period presentation. These reclassifications would have no material effect on the reported condensed consolidated financial results.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Management uses its historical records and knowledge of its business in making estimates. Accordingly, actual results could differ from those estimates.

F-7

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Accounts Receivable

Accounts receivable is reported on the balance sheet at the net amounts expected to be collected by the Company. Management closely monitors outstanding accounts receivable and charges off to expense any balances that are determined to be uncollectible, which was $270,000 and $0 as of March 31, 2023 and December 31, 2022, respectively. As of March 31, 2023 and December 31, 2022, the Company had net accounts receivable of $7,446,416 and $6,604,780, respectively. Accounts receivables are primarily generated from subsidiaries in their normal course of business.

Property and Equipment

Property and equipment are carried at cost. Expenditures for renewals and betterments that extend the useful lives of property, equipment or leasehold improvements are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method for financial reporting purposes based on the following estimated useful lives:

Classification	Useful Life
Equipment, furniture, and fixtures	5 - 7 years
Medical equipment	10 years
Leasehold improvements	10 years or lease term, if shorter

Goodwill and Other Intangible Assets

Goodwill and indefinite-lived brands are not amortized but are evaluated for impairment annually or when indicators of a potential impairment are present. The Company’s impairment testing of goodwill is performed separately from its impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. The Company believes such assumptions are also comparable to those that would be used by other marketplace participants. During the three months ended March 31, 2023 and 2022, the Company did not recognize any goodwill impairment. The Company based this decision on impairment testing of the underlying assets, expected cash flows, decreased asset value and other factors.

Valuation of Long-lived Assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and construction in progress held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

F-8

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Revenue Recognition

On January 1, 2018, the Company adopted ASC 606, Revenue from contracts with customers (“Topic 606”), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018.

The Company applies the following five-step model to determine revenue recognition:

•	Identification of a contract with a customer
•	Identification of the performance obligations in the contact
•	Determination of the transaction price
•	Allocation of the transaction price to the separate performance allocation
•	Recognition of revenue when performance obligations are satisfied.

The Company only applies the five-step model when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception and once the contract is determined to be within the scope of ASC 606, the Company assesses services promised within each contract and determines those that are performance obligations and assesses whether each promised service is distinct.

The Company’s financial services sector reports revenues as services are performed and its healthcare sector reports revenues at the time control of the services transfer to the customer and from providing licensed and/or certified orthopedic procedures. The Company’s healthcare subsidiary does not have contract liabilities or deferred revenue as there are no amounts prepaid for services.

Healthcare Income

Established billing rates are not the same as actual amounts recovered for the Company’s healthcare subsidiary. They generally do not reflect what the Company is ultimately paid and therefore are not reported in the condensed consolidated financial statements. The Company is typically paid amounts based on established charges per procedure with guidance from the annually updated Current Procedural Terminology (“CPT”) guidelines (a code set maintained by the American Medical Association through the CPT Editorial Panel), that designates relative value units (“RVU's”) and a suggested range of charges for each procedure which is then assigned a CPT code.

This fee is discounted to reflect the percentage paid to the Company “using a modifier” recognized by each insurance carrier for services, less deductible, co-pay, and contractual adjustments which are deducted from the calculated fee. The net revenue is recorded at the time the services are rendered.

Contract Fees (Non-PIP)

The Company has contract fees for amounts earned from its Non-Personal Injury Protection (“PIP”) related procedures, typically car accidents, and are collected on a contingency basis. These cases are sold to a factor, who bears the risk of economic benefit or loss. After selling patient cases to the factor, any additional funds collected by the Company are remitted to the factor.

F-9

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Service Fees – Net (PIP)

The Company generates services fees from performing various procedures on the date the services are performed. These services primarily include slip and falls as well as smaller nominal Non-PIP services. Fees are collected primarily from third party insurance providers. These revenues are based on established insurance billing rates less allowances for contractual adjustments and uncollectible amounts. These contractual adjustments vary by insurance company and self-pay patients. The Company computes these contractual adjustments and collection allowances based on its historical collection experience.

Completing the paperwork for each case and preparing it for billing takes approximately ten business days after a procedure is performed. The majority of claims are then filed electronically except for those remaining insurance carriers requiring paper filing. An initial response is usually received within four weeks from electronic filing and up to six weeks from paper filing. Responses may be a payment, a denial, or a request for additional information.

The Company’s healthcare revenues are generated from professional medical billings including facility and anesthesia services. With respect to facility and anesthesia services, the Company is the primary obligor as the facility and anesthesia services are considered part of one integrated performance obligation. Historically the Company receives 49.9% of collections from total gross billed. Accordingly, the Company recognized net healthcare service revenue as 49.9% of gross billed amounts. Historical collection rates are estimated using the most current prior 12-month historical payment and collection percentages.

The Company’s healthcare subsidiary has contractual medical receivable sales and purchase agreements with third party factors which result in approximately 51% to 56% reduction from the accounts receivables amounts when a receivable is sold to the factors. The Company evaluated the factored adjustments considering the actual factored amounts per patient quarterly, and the reductions from accounts receivable that are factored were recorded in finance charges as other expenses on the consolidated statement of operations.

The Company’s contracts for both its contract and service fees each contain a single performance obligation (providing orthopedic services), as the promise to transfer the individual services is not separately identifiable from other promises in the contracts and, therefore, not distinct, as a result, the entire transaction price is allocated to this single performance obligation.

Accordingly, the Company recognizes revenues (net) when the patient receives orthopedic care services. The Company’s patient service contracts generally have performance obligations which are satisfied at a point in time. The performance obligation is for onsite or off-site care provided. Patient service contracts are generally fixed-price, and the transaction price is in the contract. Revenue is recognized when obligations under the terms of the contract with our patients are satisfied; generally, at the time of patient care.

Financial Services Income

The Company generates revenue from providing tax resolution services to individuals and business owners that have federal and state tax liabilities by assisting its clients to settle outstanding tax debts. Additionally, services include back taxes, offer in compromise, audit representation, amending tax returns, tax preparation, wage garnishment relief, removal of bank levies and liens, and other financial challenges. The Company recognizes revenues for these services as services are performed.

F-10

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of cost of sales in the condensed consolidated statements of operations and changes in stockholders’ equity. The Company recognized advertising and marketing expense of $38,353 and $127,785 for the three months ended March 31, 2023 and 2022, respectively.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the condensed consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs, other than quoted prices included in Level 1, which are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

Distinguishing Liabilities from Equity

The Company accounts for its series N senior convertible preferred stock and series X senior convertible preferred stock subject to possible redemption in accordance with ASC 480, “Distinguishing Liabilities from Equity”. Conditionally redeemable preferred shares are classified as temporary equity within the Company’s condensed consolidated balance sheet.

Stock-Based Compensation

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB ASC. Pursuant to paragraph 718-10-30-6 of the FASB ASC, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

F-11

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the condensed consolidated statements of operations.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

FASB ASU No 2018-07 prescribes equity instruments issued to parties other than employees.

Income Taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

As of March 31, 2023 and December 31, 2022, the Company did not have any interest and penalties associated with tax positions and did not have any significant unrecognized uncertain tax positions.

Loss per Share

FASB ASC Subtopic 260, Earnings Per Share, provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding stock options, warrants, and debts convertible into common stock. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per common share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s common stock can result in a greater dilutive effect from potentially dilutive securities.

F-12

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Going Concern

The accompanying condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The Company has sustained operating losses since its inception and has negative working capital and an accumulated deficit. These factors raise substantial doubts about the Company’s ability to continue as a going concern. As of March 31, 2023, the Company has an accumulated working capital deficit of approximately $2.7 million. The accompanying condensed consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern and the appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions. Management has prospective investors and believes the raising of capital will allow the Company to fund its cash flow shortfalls and pursue new acquisitions. There can be no assurance that the Company will be able to obtain sufficient capital from debt or equity transactions or from operations in the necessary time frame or on terms acceptable to it. Should the Company be unable to raise sufficient funds, it may be required to curtail its operating plans. In addition, increases in expenses may require cost reductions. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future. Should the Company not be able to raise sufficient funds, it may cause cessation of operations.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of Accounting Standards Update (“ASU”) to the FASB's Codification. The Company considers the applicability and impact of all ASU's on its financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof.

In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments, which supersedes current guidance by requiring recognition of credit losses when it is probable that a loss has been incurred. The new standard requires the establishment of an allowance for estimated credit losses on financial assets including trade and other receivables at each reporting date. The new standard will result in earlier recognition of allowances for losses on trade and other receivables and other contractual rights to receive cash. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments -- Credit Losses (Topic 326), Derivatives and hedging (Topic 815) and Leases (Topic 842), which extends the effective date of Topic 326 for certain companies until fiscal years beginning after December 15, 2022. The Company has adopted this standard effective January 1, 2023, which did not have a material impact to the consolidated financial statements,which resulted in the Company recognizing an allowance for doubtful accounts of $270,000 during the three months ended March 31, 2023.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

F-13

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

2.	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the initial issuance of the Company's 2021 financial statements on March 31, 2022, management reconsidered the methodology previously applied in its valuation of goodwill and redeemable preferred stocks.

The Company agreed to issue 818,750 additional shares of series J Preferred Stock with an aggregate stated value equal to $3,275,000 if, as of May 31, 2022, Nova’s trailing twelve months minimum pre-tax net income exceeded $1,979,320 (the “Milestone”). The Company finalized its purchase price accounting and allocation in 2022 and recorded purchase consideration of $6,100,000 associated with the cash consideration, the fair value of the series J preferred stock and the fair value of the contingent consideration. The impact of the correction is reflected in $3,275,000 increase to goodwill and contingent consideration liability on the consolidated balance sheet.

In December 2022, the Company identified an error in its classification for its series N senior convertible preferred stock for the acquisition of NOVA as presented in its audited balance sheet as of December 31, 2021. Pursuant to ASC 250, “Accounting changes and error corrections” issued by FASB and SAB 99 “Materiality” issued by SEC, the Company determined the impact of the error was immaterial. The impact of the error correction is reflected in $3,125,002 increase to the mezzanine equity and offsetting decrease to the Series N Preferred Stock in subject to possible redemption mezzanine equity line item.

The Company and We3 managers entered into a resignation, release and buyback agreement and addendum, effective October 31, 2022. The Company presented in prior periods operating loss as loss from discontinued operations in the amount of $2,593 on the consolidated statement of operations for the three months ended March 31, 2022.

The Company identified that NOVA’s accounts receivable as presented in its balance sheet as of December 31, 2021, was understated due to an error in the collection utilized to estimate NOVA’s accounts receivable. The impact of this correction on the accounting estimates is reflected in $1,076,000 decrease to accounts receivable as of March 31, 2022 and $1,076,000 increase in finance charges for the three months ended March 31, 2022.

The following table summarizes the impacts of the error corrections on the Company's financial statements for each of the periods presented below:

i. Balance sheet

	Impact of correction of error
March 31, 2022 (Unaudited)	As previously reported	Adjustments	As restated

Total assets	$11,704,750	$3,275,000	$14,979,750

Total liabilities	9,512,586	3,275,000	12,787,586

Mezzanine equity	–	3,125,002	3,125,002

Total shareholders' equity	$2,192,163	$(3,125,002)	$(932,839)

F-14

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

ii. Statement of operations

	Impact of correction of error
Three months ended March 31, 2022 (Unaudited)	As previously reported	Adjustments	As restated

Revenue	$2,940,994	$(43,844)	$2,897,150
Cost of sales	1,135,702	(19,474)	1,116,228
Gross margin	1,805,292	(24,370)	1,780,922
Operating expense	1,081,928	(22,489)	1,059,439
Income from operations	$723,364	$(1,881)	$721,483
Other income (expense), net	(1,193,196)	(1,071,526)	(2,264,722)
Net loss before discontinued operations	(469,832)	(1,073,407)	(1,543,239)
Loss from discontinued operations	(16,622)	(2,593)	(19,215)
Net loss	$(486,454)	$(1,076,000)	$(1,562,454)
Basic Loss per Share
Continued Operations	(0.01)		(0.01)
Discontinued Operations	0.01		–
Weighted Average Shares Outstanding - Basic Earnings Loss per Share
Continued Operations	166,130,069		128,021,527
Discontinued Operations	166,130,069		128,021,527

3.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	March 31, 2023	December 31, 2022
Accounts payable	$492,391	$342,330
Accrued credit cards	10,325	45,722
Accrued expense – previously factored liability	954,366	776,414
Accrued income taxes, and other taxes	6,732	6,732
Accrued professional fees	479,609	573,040
Accrued advertising	69,656	69,656
Accrued payroll	57,411	14,292
Accrue expense - other	–	363
Accrued expense - dividend payable	–	210,046
Total	$2,070,490	$2,038,595

The Company is delinquent paying certain income and property taxes. As of March 31, 2023 and December 31, 2022, the balance for these taxes, penalties and interest is $6,732.

F-15

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

4.	PLANT AND EQUIPMENT, NET

Property and equipment as of March 31, 2023 and December 31, 2022 is as follows:

	March 31, 2023	December 31, 2022
Medical equipment	$96,532	$96,532
Computer Equipment	9,189	9,189
Furniture, fixtures and equipment	30,841	35,974
Leasehold Improvement	15,950	15,950
Total	152,512	157,645
Less: accumulated depreciation	(101,708)	(102,206)
Property and equipment, net	$50,804	$55,439

For the three months ended March 31, 2023 and 2022, depreciation expense was $4,635 and $10,814, respectively.

5.	LAND

As of March 31, 2023 and December 31, 2022, the Company had 27 acres of land valued at approximately $540,000. The land is currently vacant and is expected to be developed into a residential community.

6.	LINE OF CREDIT

At March 31, 2023 and December 31, 2022, the Company had a revolving line of credit with a financial institution for $92,500 which was personally guaranteed by the manager of Platinum Tax. The loan accrues interest at 11.20% at March 31, 2023 and 10.95% at December 31, 2022. As of March 31, 2023 and December 31, 2022, the Company had $20,619 and $0, respectively, of outstanding balance against the line of credit.

7.	RELATED PARTY TRANSACTIONS

From time to time, the previous owner who is currently the manager of Platinum Tax loaned funds to Platinum Tax to cover short term operating needs. Amounts owed as of March 31, 2023 and December 31, 2022 were $90,189 and $37,025, respectively.

In connection with the acquisition of Edge View on July 16, 2014, the Company assumed amounts due to previous owners who are current managers Edge View. These amounts are due on demand and do not bear interest. The balance of these amounts are $4,979 as of March 31, 2023 and December 31, 2022.

The Company obtained short-term advances from the Chairman of the Board that are non-interest bearing and due on demand. As of March 31, 2023 and December 31, 2022, the Company owed the Chairman $123,192.

See also Note 14 for compensation paid to employees of the Company.

F-16

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

8.	NOTES AND LOANS PAYABLE

Notes payable at March 31, 2023 and December 31, 2022, respectively, are summarized as follows:

	March 31, 2023	December 31, 2022
Notes and loans payable	$181,242	$155,598
Less current portion	(36,596)	(15,809)
Long-term portion	$144,646	$139,789

Long-term debt matures as follows:

Amount
2024	$36,596
2025	4,988
2026	4,988
2027	4,988
2028	4,988
Thereafter	124,694
Total	$181,242

Loans and Notes Payable – Unrelated Party

On March 12, 2009, the Company issued a debenture in the principal amount of $20,000. The debenture bears interest at 12% per annum and matured on September 12, 2009. The balance of the debenture was $10,989 at March 31, 2023 and December 31, 2022 and the accrued interest was $6,554 and $6,229 at March 31, 2023 and December 31, 2022, respectively. The Company assigned all of its receivables from consumer activations of the rewards program as collateral on this debenture.

Small Business Administration (“SBA”) Loans

On June 2, 2020, the Company obtained an SBA loan in the principal amount of $150,000 with an interest rate of 3.75% and a maturity date of June 2, 2050. The Company reclassified $5,723 of accrued interest to the principal amounts for the three months ended March 31, 2023. The principal balance and accrued interest at March 31, 2023 was $149,633 and $0, respectively, and principal and accrued interest at December 31, 2022 was $144,609 and $5,723, respectively.

F-17

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

9.	CONVERTIBLE NOTES PAYABLE

As of March 31, 2023 and December 31, 2022, the Company had convertible debt outstanding net of amortized debt discount of $3,717,936 and $3,515,752, respectively. During the three months ended March 31, 2023, the Company received net proceeds of $240,000 from convertible notes. During the three months ended March 31, 2022, the Company had proceeds of $550,967 from convertible notes and repaid $5,908 to convertible noteholders. There are debt discounts associated with the convertible debt of $89,147 and $46,798 at March 31, 2023 and December 31, 2022, respectively. For the three months ended March 31, 2023 and 2022, the Company recorded amortization of debt discounts of $17,983 and $44,546, respectively. During the three months ended March 31, 2023, the Company converted $58,800 of convertible debt, $5,873 in accrued interest and $2,000 in penalties and fees into 118,682,378 shares of the Company’s common stock. The Company recognized $123,566 of interest expense and additional paid-in capital to adjust fair value for the debt settlement during the three months ended March 31, 2023.

On September 22, 2022, the Company entered into a security exchange and purchase agreement with its largest lender to consolidate all promissory notes held by it and related accrued interest in exchange for (1) one consolidated senior secured convertible promissory note in the amount of $2,600,000 and (2) 375,000 shares of series X senior convertible preferred stock totaling $1,500,000 with a par value of $0.001, stated value of $4.00, convertible into common shares at a 1:1 conversion rate, non-dilutive and non-voting shares. Prior to conversion, all promissory notes with this lender totaled to $4,791,099 consisting of principal of $3,840,448 and accrued interest of $950,651 resulting in a gain on debt consolidation of $1,397,271.

Convertible notes as of March 31, 2023 and December 31, 2022 are summarized as follows:

	March 31, 2023	December 31, 2022
Convertible notes payable	$3,807,083	$3,562,550
Discounts on convertible notes payable	(89,147)	(46,798)
Total convertible debt less debt discount	3,717,936	3,515,752
Current portion	3,717,936	3,515,752
Long-term portion	$–	$–

F-18

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

The following is a schedule of convertible notes payable as of and for the three months ended March 31, 2023.

Note #	Issuance	Maturity	Principal Balance 12/31/22	New Loan	Principal Conversions	Shares Issued Upon Conversion	Principal Balance 3/31/23	Accrued Interest on Convertible Debt at 12/31/22	Interest Expense On Convertible Debt For the Period Ended 3/31/23	Accrued Interest on Convertible Debt at 3/31/23	Unamortized Debt Discount At 3/31/23
7-1	10/28/2016	10/28/2017	10,000	$–	$(10,000)	23,405,455	$–	$2,263	$–	$–	$–
9	9/12/2016	9/12/2017	50,080	–	–	–	50,080	14,157	2,470	16,627	–
10	1/24/2017	1/24/2018	55,000	–	–	–	55,000	69,876	2,712	72,588	–
10-1	2/10/2023	2/10/2024	–	50,000	–	–	50,000	–	1,007	1,007	–
10-2	3/30/2023	3/30/2024	–	25,000	–	–	25,000	–	10	10	–
29-2	11/8/2019	11/8/2020	36,604	–	–	–	36,604	20,160	2,166	22,326	–
31	8/28/2019	8/28/2020	–	–	–	–	–	8,385	–	8,385	–
37-1	9/3/2020	6/30/2021	113,667	–	–	–	113,667	28,756	5,045	38,801	–
37-2	11/2/2020	8/31/2021	113,167	–	–	–	113,167	27,510	5,023	37,533	–
37-3	12/29/2020	9/30/2021	113,166	–	–	–	113,166	26,474	5,023	36,497	–
38	2/9/2021	2/9/2022	96,000	–	(48,800)	85,276,923	47,200	27,939	3,321	31,260	–
39	4/26/2021	4/26/2022	168,866	–	–	–	168,866	39,684	9,160	48,844	–
40-1	9/22/2022	9/22/23	2,600,000	–	–	10,000,000	2,600,000	71,233	64,110	131,343	–
40-2	11/4/2022	11/4/2023	68,666	–	–	–	68,666	1,072	1,693	2,765	10,253
40-3	11/28/2022	11/28/2023	68,667	–	–	–	68,667	620	1,693	2,313	11,382
40-4	12/21/2022	12/21/2023	68,667	–	–	–	68,667	187	1,693	1,880	12,464
40-5	1/24/2023	1/24/2024	–	90,166	–	–	90,166	–	1,630	1,630	19,387
40-6	3/21/2023	3/21/2024	–	138,167	–	–	138,167	–	379	379	35,661
			$3,562,550	$303,333	$(58,800)	118,682,378	$3,807,083	$338,316	$107,135	$454,188	$89,147

Note 7-1

On October 28, 2016, the Company issued a convertible promissory note in the principal amount of $50,000, which matured on October 28, 2017. Note 7-1 is currently in default and accrues interest at a default interest rate of 20% per annum.

F-19

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Note 9

On September 12, 2016, the Company issued a convertible promissory note in the principal amount of $80,000 for services rendered, which matured on September 12, 2017. Note 9 is currently in default and accrues interest at a default interest rate of 20% per annum.

Notes 10, 10-1 and 10-2

On January 24, 2017, the Company issued a convertible promissory note in the principal amount of $80,000 for services rendered, which matured on January 24, 2018. Note 10 is currently in default and accrues interest at a default interest rate of 20% per annum. On February 10, 2023, the Company executed a second tranche under this note in the principal amount of $50,000 (Note 10-1). On March 30, 2023, the Company executed a third tranche under this note in the principal amount of $25,000 (Note 10-2). Notes 10-1 and 10-2 accrue interest at a rate of 15% per annum.

Notes 29, 29-1 and 29-2

On May 10, 2019, the Company issued a convertible promissory note in the principal amount of $150,000. On November 8, 2019, this note (Note 29) was purchased by and assigned to an unrelated party. The amount assigned was the existing principal amount of $150,000 and accrued interest of $5,918 which was issued as Note 29-1, plus a new convertible promissory note in the principal amount of $62,367 which was issued as Note 29-2. Note 29-2 is currently in default and accrues interest at a default interest rate of 24% per annum.

Note 31

On August 28, 2019, the Company issued a convertible promissory note in the principal amount of $120,000, which matured on August 28, 2020. Note 31 is currently in default and accrues interest at a default interest rate of 24% per annum.

Notes 37-1, 37-2 and 37-3

On September 3, 2020, the Company issued a convertible promissory note in the principal amount of $200,000, with an original issue discount of $50,000, which could be drawn in several tranches. On September 3, 2020, the Company executed the first tranche in the principal amount of $67,000, less an original issue discount of $17,000, which matured on June 30, 2021 (Note 37-1). On November 2, 2020, the Company executed the second tranche in the principal amount of $66,500, less an original issue discount of $16,500, which matured on August 31, 2021 (Note 37-2). On December 29, 2020, the Company executed the third tranche in the principal amount of $66,500, less an original issue discount of $16,500, which matured on September 30, 2021 (Note 37-3). Notes 37-1, 37-2 and 27-3 are currently in default and accrue interest at a default interest rate of 18% per annum.

Note 38

On February 9, 2021, the Company issued a convertible promissory note in the principal amount $103,500, which matured on February 9, 2022. Note 38 is currently in default and accrues interest at a default interest rate of 22% per annum.

F-20

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Note 39

On April 26, 2021, the Company issued a convertible promissory note in the principal amount $153,500, which matured on May 10, 2022. Note 39 is currently in default and accrues interest at a default interest rate of 22% per annum.

Notes 40-1, 40-2, 40-3, 40-4, 40-5 and 40-6

On September 22, 2022, the Company issued a convertible promissory note in the principal amount of $2,600,000 in exchange for total of $4,791,099 of defaulted promissory notes balances (Note 40-1). On November 4, 2022, the Company executed a second tranche under this note in the principal amount of $68,667, less an original issue discount and fee of $18,667 (Note 40-2). On November 28, 2022, the Company executed the third tranche under this note in the principal amount of $68,667, less an original issue discount and fee of $18,667 (Note 40-3). On November 28, 2022, the Company executed a fourth tranche under this note in the principal amount of $68,667, less an original issue discount and fee of $18,667 (Note 40-4). On January 24, 2023, the Company executed a fifth tranche under this note in the principal amount of $88,6676, less an original issue discount and fee of $25,166 (Note 40-5). On March 21, 2023, the Company executed a sixth tranche under this note in the principal amount of $136,666, less an original issue discount and fee of $39,166 (Note 40-6). All of the Note 40 tranches mature in one year from the note issuance date and accrue interest at a rate of 10% per annum.

10.	CAPITAL STOCK

Preferred Stock

The Company has designated multiple series of preferred stock, including 4 shares of series A preferred stock, 3,000,000 shares of series B preferred stock, 500 shares of series C preferred stock, 800,000 shares of series D preferred stock, 1,000,000 shares of series E preferred stock, 800,000 shares of series F preferred stock, 800,000 shares of series F-1 preferred stock, 500,000,000 shares of series I preferred stock, 10,000,000 shares of series J preferred stock, 10,937,500 shares of series K preferred stock, 100,000,000 shares of series L preferred stock, 3,000,000 shares of series N senior convertible preferred stock, 5,000 shares of series R preferred stock and 5,000,000 shares of series X senior convertible preferred stock.

The following is a description of the rights and preferences of each series of preferred stock.

Redeemable Preferred Stock

The Company recognized the series N senior convertible preferred stock and series X senior convertible preferred stock as mezzanine equity since the redeemable preferred stock may be redeemed at the option of the holder, but is not mandatorily redeemable.

F-21

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Series N Senior Convertible Preferred Stock

Ranking. The series N senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series N senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series N senior convertible preferred stock; and (iii) junior to all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company and each class or series that is expressly made senior to the series N senior convertible preferred stock.

Dividend Rights. Holders of series N senior convertible preferred stock are entitled to dividends at a rate per annum of 12.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series N senior convertible preferred stock), such rate shall increase by 8% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date in cash or common stock at the Company’s discretion. Dividends payable in common stock shall be calculated based on a price equal to eighty percent (80%) of the volume weighted average price for the common stock on the Company’s principal trading market (the “VWAP”) during the five (5) trading days immediately prior to the applicable dividend payment date. At March 31, 2023, cumulative dividends on Series N Preferred Stock were $453,654.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of the Company or its subsidiaries, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including the common stock, each holder of outstanding series N senior convertible preferred stock shall be entitled to receive an amount of cash equal to 115% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

Voting Rights. Holders of series N senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series N senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series N senior convertible preferred stock, which majority must include SILAC Insurance Company so long as it holds any shares of series N senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to the Company’s (or Nova’s) creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which will be used to redeem the series N senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series N senior convertible preferred stock, voting as a separate class, is required prior to the Company’s (or Nova’s) creation or issuance of any senior securities.

Conversion Rights. Each shares of series N senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price of $0.012 per share (subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all assets, mergers, consolidations or similar transactions); provided that in no event shall the holder of any series N senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series N senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to the Company.

F-22

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Redemption Rights. The Company may redeem the series N senior convertible preferred stock at any time by paying in cash therefore a sum equal to 115% of the stated value of $4.00 per share, plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the certificate of designation. In addition, any holder may require the Company to redeem some or all of its shares of series N senior convertible preferred stock on the same terms after a period of twelve months from the date of issuance; provided, however, that such redemption right shall only be exercisable if the Company raises at least $5,000,000 or the common stock is trading on the Nasdaq Stock Market or the New York Stock Exchange.

Series X Senior Convertible Preferred Stock

Ranking. The series X senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series X senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series X senior convertible preferred stock; and (iii) junior to the series N senior convertible preferred stock, all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company and each class or series that is expressly made senior to the series X senior convertible preferred stock.

Dividend Rights. Holders of series X senior convertible preferred stock are entitled to dividends at a rate per annum of 10.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series X senior convertible preferred stock), such rate shall increase by 5% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date. At March 31, 2023, cumulative dividends on Series X Preferred Stock were $93,205.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities, including the series N senior convertible preferred stock, or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of the Company or its subsidiaries, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including the common stock, each holder of outstanding series N senior convertible preferred stock shall be entitled to receive an amount of cash equal to 100% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

Voting Rights. Holders of series X senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series X senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series X senior convertible preferred stock, which majority must include Leonite Capital LLC so long as it holds any shares of series X senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to the creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which will be used to redeem the series X senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series X senior convertible preferred stock, voting as a separate class, is required prior to the creation or issuance of any senior securities.

F-23

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Conversion Rights. Each shares of series X senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing (the “Fixed Price”). The Fixed Price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all assets, mergers, consolidations or similar transactions, as well as a price based antidilution adjustment, pursuant to which, subject to certain exceptions, if the Company issues common stock at a price lower than the Fixed Price, the Fixed Price shall decrease to such lower price. Notwithstanding the foregoing, in no event shall the holder of any series X senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series X senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to the Company.

Redemption Rights. Commencing on September 22, 2023, any holder may require the Company to redeem its shares by the payment in cash therefore of a sum equal to 100% of the stated value of $4.00 per share, plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the certificate of designation; provided however, that in the event that the Company completes a public offering prior to the redemption date, then any holder may only cause the Company to redeem any outstanding series X senior convertible preferred stock by paying such redemption price in twelve (12) equal monthly installments with the first such payment due on the date that is six (6) months following the date that the Company completes such public offering.

Non-redeemable Preferred Stock

Series A Preferred Stock

Each share of series A preferred stock is entitled to a number of votes and converts to a number of shares equal to the sum of all shares of common stock and series B preferred stock issued and outstanding, divided by the number shares of series A preferred stock held. Holders of series A preferred stock do not have any dividend, liquidation or redemption rights.

Series B Preferred Stock

Each share of series B preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series B preferred stock is convertible into two (2) shares of common stock (subject to adjustment for forward stock splits but not reverse stock splits). Holders of series B preferred stock do not have any dividend, liquidation or redemption rights.

Series C Preferred Stock

Each share of series C preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series C preferred stock is convertible into 100,000 shares of common stock (subject to adjustment for forward stock splits but not reverse stock splits). If the Company lists on an exchange, it has the right to repurchase these shares at a purchase price of $50,000 per share. Holders of series C preferred stock do not have any dividend, liquidation or redemption rights.

F-24

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Series D Preferred Stock

Each share of series D preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series D preferred stock is convertible into two (2) shares of common stock. Holders of series D preferred stock do not have any dividend, liquidation or redemption rights.

Series E Preferred Stock

Each share of series E preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series E preferred stock is convertible into two (2) shares of common stock. Holders of series E preferred stock do not have any dividend, liquidation or redemption rights.

Series F Preferred Stock

Each share of series F preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series F preferred stock is convertible into two (2) shares of common stock. Holders of series F preferred stock do not have any dividend, liquidation or redemption rights.

Series F-1 Preferred Stock

Each share of series F-1 preferred stock is convertible into two (2) shares of common stock. Holders of series F-1 preferred stock do not have any voting, dividend, liquidation or redemption rights.

Series I Preferred Stock

Each share of series I preferred stock is entitled to five (5) votes on all matters submitted to a vote of stockholders. Each share of series I preferred stock is convertible into two (2) shares of common stock. Holders of series I preferred stock do not have any dividend, liquidation or redemption rights.

Series J Preferred Stock

Each share of series J preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series J preferred stock is convertible into two (2) shares of common stock. Holders of series J preferred stock do not have any dividend, liquidation or redemption rights.

Series K Preferred Stock

Each share of series K preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series K preferred stock is convertible into 1.25 shares of common stock. Holders of series K preferred stock do not have any dividend, liquidation or redemption rights.

F-25

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Series L Preferred Stock

Each share of series L preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series L preferred stock is convertible into two (2) shares of common stock. Holders of series L preferred stock do not have any dividend, liquidation or redemption rights.

Series R Preferred Stock

Each share of series R preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series B preferred stock is convertible into one (1) shares of common stock (subject to adjustment for forward stock splits but not reverse stock splits). Holders of series R preferred stock do not have any dividend, liquidation or redemption rights.

Preferred Stock Transactions

The Company had no preferred stock transactions during the three months ended March 31, 2023 and 2022.

Common Stock

During the three months ended March 31, 2023, the Company issued 118,682,378 shares of common stock upon conversion of certain convertible notes.

The Company did not issue any shares of common stock during the three months ended March 31, 2022.

11.	WARRANTS

The table below sets forth warrant activity for the three months ended March 31, 2023 and 2022:

	Number of Warrants	Weighted Average Exercise Price
Balance at January 1, 2023	235,557,856	$0.015
Granted	–	–
Exercised	–	–
Expired	–	–
Balance at March 31, 2023	235,557,856	0.015
Warrants Exercisable at March 31, 2023	235,557,856	$0.015

F-26

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

12.	DISCONTINUED OPERATIONS

The Company and the managers of AHI entered into a resignation, release and buyback agreement and addendum, effective October 31, 2022, pursuant to which the managers purchased AHI in exchange for returning 175,045 shares of series F preferred stock. There was a loss on disposal in the amount of $217,769 on October 31, 2022, which represented net assets and liabilities at the time of sale back.

The Company had no net liabilities of discontinued operations at March 31, 2023 and December 31, 2022. The Company had $0 and $19,215 of loss from discontinued operations for the three months ended March 31, 2023 and 2022, respectively.

	Three Months Ended March 31,
	2023	2022

Gain (Loss) from discontinued operations
Revenue	$–	$43,844
Cost of sales	–	(19,474)
Selling, general and administrative expenses	–	(1,881)
Interest expense of Red Rock Investor Note	–	(16,622)
Loss on divestiture of AHI subsidiary	–	(2,593)
Gain no change in estimate	–	(4,474)
Loss from discontinued operations	$–	$(19,215)

13.	GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS, NET

The following table shows the Company’s goodwill balances by reportable segment. The Company reviews goodwill for impairment on a reporting unit basis annually and whenever events or changes in circumstances indicate the carrying value of goodwill may not be recoverable. During the three months ended March 31, 2023 and 2022, the Company had no goodwill impairment.

The following table shows goodwill balances by reportable segment:

	Healthcare	Total
Carrying value at December 31, 2022	$5,666,608	$5,666,608
Accumulated impairment	–	–
Carrying value at March 31, 2023	$5,666,608	$5,666,608

F-27

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

14.	COMMITMENTS AND CONTINGENCIES

Leases

ASC 842, “Leases”, requires that a lessee recognize the assets and liabilities that arise from operating leases, A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transaction, lessees and lessors are required to recognize and measure leases at either the effective date (the “effective date method”) or the beginning of the earliest period presented (the “comparative method”) using a modified retrospective approach. Under the effective date method, the Company’s comparative period reporting is unchanged. In contrast, under the comparative method, the Company’s date of initial application is the beginning of the earliest comparative period presented, and the Topic 842 transition guidance is then applied to all comparative periods presented. Further, under either transition method, the standard includes certain practical expedients intended to ease the burden of adoption. The Company adopted ASC 842, January 1, 2020, using the effective date method and elected certain practical expedients allowing the Company not to reassess:

•	whether expired or existing contracts contain leases under the new definition of a lease;

•	lease classification for expired or existing leases; and

•	whether previously capitalized initial direct costs would qualify for capitalization under Topic 842.

The Company also made the accounting policy decision not to recognize lease assets and liabilities for leases with a term of 12 months or less.

The Company recorded operating lease expense of $77,852 and $134,000 for the three months ended March 31, 2023 and 2022, respectively.

The Company has operating leases with future commitments as follows:

March 31,	Amount
2024	$140,777
2025	55,408
Total	$196,185

F-28

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

Employees

The Company agreed to pay $360,000 per year and $200,000 of targeted annual incentives to the Chief Executive Officer based on his employment agreement since July 1, 2020, of which currently 50% is paid in cash and 50% is accrued. The total outstanding accrued compensation as of March 31, 2023 and December 31, 2022 were $1,935,500 and $1,870,500, respectively.

The Company agreed to pay $360,000 per year and $200,000 of targeted annual incentives to the Chairman of the Board based on his employment agreement since July 1, 2020, of which currently 50% is paid in cash and 50% is accrued. The total outstanding accrued compensation as of December 31, 2022 and December 31, 2021 were $1,952,000 and $1,863,000, respectively.

The Company agreed to pay $156,000 per year to the previous Chief Financial Officer based on his amended employment agreement executed on May 15, 2021. The total outstanding accrued compensation as of March 31, 2023 and December 31, 2022 was $17,057.

The Company entered into a Management Agreement effective May 31, 2021 for compensation to the principals of Nova in the form of an annual base salaries of $372,000 to one of the three doctors, $450,000 to the second, and $372,000 to the third doctor. Collectively, as a group, such principals will receive an annual cash bonus and stock equity set forth below, which will be conditioned upon the Company achieving 100% of the annual objectives of financial performance goals as set forth below.

Year	Minimum Annual Nova EBITDA	Cash Annual Bonus	Series J Preferred Stock
2022	$2.0M	$120,000	120,000 Shares
2022	$2.4M	$150,000	135,000 Shares
2023	$3.7M	$210,000	150,000 Shares
2024	$5.5M	$300,000	180,000 Shares
2025	$8.0M	$420,000	210,000 Shares

15.	LEGAL PROCEEDINGS

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. Management is not currently aware of any such legal proceedings or claims that it believes will have a material adverse effect on the Company’s business, financial condition, or operating results.

16.	INCOME TAXES

Due to operating losses, there is no provision for current federal or state income taxes for the three months ended March 31, 2023 and 2022.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

At March 31, 2023 and December 31, 2022, the Company had federal and state net operating loss carry forwards of approximately $22,429,214 that expire in various years through the year 2039.

F-29

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

17.	SEGMENT REPORTING

The Company has four reportable operating segments as determined by management using the “management approach” as defined by the authoritative guidance on Disclosures about Segments of an Enterprise and Related Information:

(1)	Tax Resolution Services (Platinum Tax)

(2)	Real Estate (Edge View)

(3)	Healthcare (Nova)

These segments are a result of differences in the nature of the products and services sold. Corporate administration costs, which include, but are not limited to, general accounting, human resources, legal and credit and collections, are partially allocated to the three operating segments. Other revenue consists of nonrecurring items.

The Affordable Housing segment leases and sells mobile homes as an option for a homeowner wishing to avoid large down payments, expensive maintenance costs, large monthly mortgage payments and high property taxes and insurance which is a common trait of brick-and-mortar homes. Additionally, if bad credit is an issue preventing potential homeowners from purchasing a traditional house, the Company will provide a "lease to own" option so people secure their family home.

The Tax Resolution Services segment provides tax resolution services to individuals and companies that have federal and state tax liabilities. The Company collects fees based on efforts to negotiate and assist in the settlement of outstanding tax debts.

The Real Estate segment consists of Edge View, a real estate company that owns five (5) acres zoned medium density residential (MDR) with 12 lots already platted, six (6) acres zoned high-density residential (HDR) that can be platted in various configurations to meet current housing needs, and twelve (12) acres zoned in Lemhi County as Agriculture that is available for further annexation into the City of Salmon for development, as well as a common area for landowners to view wildlife, provide access to the Salmon River and fishing in a two (2) acre pond.

The Healthcare segment provides a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves.

	March 31, 2023	December 31, 2022
Assets:
Financial Services	$8,673	$8,577
Healthcare	13,595,507	12,692,531
Real Estate	592,461	592,557
Others	87,944	59,692
Consolidated assets	$14,284,585	$13,353,357

F-30

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2023 AND 2022

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Revenues:
Financial Services	$154,399	$464,843
Healthcare	2,706,399	2,432,307
Consolidated revenues	$2,860,798	$2,897,150

Cost of Sales:
Financial Services	$26,829	$212,446
Healthcare	956,295	903,782
Consolidated cost of sales	$983,124	$1,116,228

Loss from operations from subsidiaries
Financial Services	$(43,987)	$(101,481)
Healthcare	1,278,239	1,303,348
Real Estate	(97)	(825)
Income from operations from subsidiaries	$1,234,155	$1,201,042

Loss from operations from Cardiff Lexington	$(520,594)	$(479,559)
Total income from operations	$713,562	$721,483

Loss before taxes
Financial Services	$(45,490)	$(101,773)
Healthcare	817,098	(797,140)
Real Estate	(97)	(825)
Corporate, administration and other non-operating expenses	(787,502)	(662,716)
Consolidated loss before taxes	$(15,991)	$(1,562,454)

18.	SUBSEQUENT EVENTS

The Company has evaluated its operations subsequent to March 31, 2023 to the date these condensed consolidated financial statements were issued and determined there was subsequent events or transactions the required recognition or disclosure in these consolidated financial statements.

On May 25, 2023, the Company issued 3,150 shares of Series B Preferred Stock to Zia Choe, Interim Chief Financial Officer. These shares were fully vested upon grant.

On June 5, 2023, the Company executed a seventh tranche under Convertible Note 40 in the principal amount of $136,667, less original issue discount and fee of $39,167.

On June 22, 2023, 8,200,562 shares of series K preferred stock were cancelled in connection with terminated acquisition of Red Rock.

F-31

CARDIFF LEXINGTON CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Cardiff Lexington Corp and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cardiff Lexington Corp and Subsidiaries (the “Company”) as of December 31, 2022 and 2021 (restated), and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years in the two-year period ended December 31, 2022 and 2021 (restated), and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and 2021 (restated), and the results of its operations and its cash flows for the years in the two-year period ended December 31, 2022 and 2021 (restated), in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the consolidated financial statements, the Company’s consolidated financial statements as of and for the year ended December 31, 2021 have been restated to correct certain misstatements.

Substantial Doubt Regarding the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has sustained net losses and has accumulated and working capital deficits, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-33

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of Goodwill

Critical Audit Matter Description

At December 31, 2022, the Company had approximately $5.7 million of goodwill. Additionally, during the year ended December 31, 2022, the Company recorded an impairment of goodwill of approximately $2.1 million related to its financial services segment goodwill. As discussed in Note 1 and Note 14 to the consolidated financial statements, goodwill is tested annually for impairment at the reporting unit level, or more frequently if impairment indicators arise.

In accordance with the FASB revised guidance on “Testing of Goodwill for Impairment,” a company first has the option to assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the company decides, as a result of its qualitative assessment, that it is more-likely-than- not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is mandatory. Otherwise, no further testing is required.

The quantitative impairment test consists of a two-step goodwill impairment test. The first step compares the fair value of each reporting unit to its carrying amount. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.

The principal consideration for our determination that this was a critical audit matter resulted from the Company’s goodwill impairment analyses being complex and highly judgmental due to the nature of qualitive assessment and, where necessary, the significant estimation required to determine the fair value of the reporting units. In particular, the fair value estimate was sensitive to significant assumptions, such as future operating results, cash flows and the weighted average cost of capital. These significant assumptions are forward looking and could be materially affected by future market or economic conditions.

How we addressed the matter:

We obtained an understanding of the Company’s goodwill impairment evaluation process, including controls over management’s review of the significant assumptions described above. We considered the material weakness relating to management’s internal controls in determining the nature, timing and extent of audit tests applied in our audit.

Our audit procedures to test the Company’s goodwill impairment analyses included evaluating the reasonableness of management’s qualitative assessments and in certain instances the estimated fair value of the Company’s reporting units. In evaluating estimated fair value of a reporting unit, we evaluated management’s significant assumptions used within the fair value method, and tested the completeness and accuracy of the underlying data. We compared certain significant assumptions to existing market conditions and information and, where relevant, to the plans of the Company, including management’s expectations with regard to the Company’s business model, customer base and other relevant factors. We also considered the historical accuracy of management’s projected cash flows. Finally, we assessed the adequacy of the disclosures in the consolidated financial statements.

/s/ Grassi & Co., CPAs, P.C.

We have served as the Company’s auditor since 2022.

Jericho, New York

June 6, 2023

F-34

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2022 AND 2021 (Restated)

	December 31,
	2022	2021 (Restated)
ASSETS
Current assets
Cash	$226,802	$580,968
Accounts receivable-net	6,604,780	6,006,399
Prepaid and other current assets	5,000	5,000
Total current assets	6,836,582	6,592,367

Property and equipment, net	55,439	78,570
Land	540,000	540,000
Goodwill	5,666,608	7,758,656
Right of use - assets	218,926	283,622
Due from related party	4,979	4,942
Other assets	30,823	38,882
Total assets	$13,353,357	$15,297,039

LIABILITIES, MEZZANINE EQUITY AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expense	$2,038,595	$1,390,458
Accrued expenses - related parties	3,750,557	2,961,057
Accrued interest	350,267	449,455
Right of use - liability	142,307	176,285
Contingent consideration	–	3,275,000
Due to director & officer	123,192	126,765
Notes payable	15,809	458,177
Notes payable - related party	37,024	–
Convertible notes payable, net of debt discounts of $46,797 and $0, respectively	3,515,752	2,077,753
Net liabilities of discontinued operations	–	259,706
Total current liabilities	9,973,503	11,174,656

Other liabilities
Notes payable	139,789	142,755
Operating lease liability – long term	84,871	122,264
Total liabilities	10,198,163	11,439,675

Mezzanine equity
Redeemable Series N Senior Convertible Preferred Stock - 3,000,000 shares authorized, $0.001 par value, stated value $4.00, 868,058 shares issued and outstanding at December 31, 2022 and 2021	3,125,002	3,125,002
Redeemable Series X Senior Convertible Preferred Stock - 5,000,000 shares authorized, $0.001 par value, stated value of $4.00 par value; 375,000 and -0- shares issued and outstanding at December 31, 2022 and 2021	1,500,000	–
Total Mezzanine Equity	4,625,002	3,125,002

Stockholders' equity (deficit)
Series B Preferred Stock - 3,000,000 shares authorized, $0.001 par value, stated value of $4.00, 2,131,328 and 1,945,078 shares issued and outstanding at December 31, 2022 and 2021, respectively	8,525,313	7,780,313
Series C Preferred Stock - 500 shares authorized, $0.001 par value, stated value of $4.00, 122 shares issued and outstanding at December 31, 2022 and 2021, respectively	488	488
Series D Preferred Stock - 800,000 shares authorized, $0.001 par value, stated value $4.00, zero and 37,500 shares issued and outstanding at December 31, 2022 and 2021	–	150,000
Series E Preferred Stock - 1,000,000 shares authorized, $0.001 par value, stated value $4.00, 150,750 shares issued and outstanding at December 31, 2022 and 2021, respectively	603,000	603,000
Series F Preferred Stock - 800,000 shares authorized, $0.001 par value, stated value $4.00, zero and 175,045 shares issued and outstanding at December 31, 2022 and 2021, respectively	–	700,180
Series F-1 Preferred Stock - 800,000 shares authorized, $0.001 par value, stated value $4.00, 35,752 shares issued and outstanding at December 31, 2022 and 2021, respectively	143,008	143,008
Series H Preferred Stock - 4,859,379 shares authorized, $0.001 par value, stated value $4.00, zero and 37,500 shares issued and outstanding at December 31, 2022 and 2021, respectively	–	150,000
Series I Preferred Stock - 500,000,000 shares authorized, $0.001 par value, 14,885,000 issued and outstanding at December 31, 2022 and 2021, respectively	59,540,000	59,540,000
Series J Preferred Stock - 10,000,000 shares authorized, $0.001 par value, stated value $4, 1,713,584 and 894,834 shares issued and outstanding at December 31, 2022 and 2021	6,854,336	3,579,336
Series K Preferred Stock - 10,937,500 shares authorized, $0.001 par value, 8,200,562 shares issued and outstanding at December 31, 2022 and 2021	8,201	8,201
Series L Preferred Stock - 100,000,000 shares authorized, $0.001 par value, stated value $4.00, 319,493 shares issued and outstanding at December 31, 2022 and 2021	1,277,972	1,277,972
Series R Preferred Stock - 5,000 shares authorized, $0.001 par value, stated value of $1,200, 165 shares issued and outstanding at December 31, 2022 and 2021	198,000	198,000
Common Stock; 7,500,000,000 shares authorized, $0.001 par value; 789,796,735 and 166,130,069 shares issued and outstanding at December 31, 2022 and 2021, respectively	789,696	167,421
Treasury stock; zero and 619,345 shares of Series H Preferred stock at December 31, 2022 and 2021	–	(4,967,686)
Additional paid-in capital	(8,554,368)	(3,479,127)
Accumulated deficit	(70,855,453)	(65,118,744)
Total stockholders' equity	(1,469,808)	732,362
Total liabilities, mezzanine equity and stockholders' equity	$13,353,357	$15,297,039

The accompanying notes are an integral part of these consolidated financial statements

F-35

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021 (Restated)

	December 31,
	2022	2021 (Restated)
REVENUE
Financial services	$1,305,077	$4,313,167
Healthcare	10,693,196	5,413,890
Real estate	–	152,000
Total revenue	11,998,273	9,879,057

COST OF SALES
Financial services	397,347	1,942,411
Healthcare	4,060,034	1,746,561
Real estate	–	79,481
Total cost of sales	4,457,381	3,768,453

GROSS PROFIT	7,540,892	6,110,604

OPERATING EXPENSES
Depreciation expense	23,132	13,886
Goodwill impairment	2,092,048	–
Selling, general and administrative	3,733,728	4,434,594
Total operating expenses	5,848,908	4,448,480

INCOME (LOSS) FROM OPERATIONS	1,691,984	1,662,124

OTHER INCOME (EXPENSE)
Other income	150,256	32,629
Gain on divestiture	–	788,500
Gain on debt refinance and forgiveness	1,397,271	–
Gain on change of estimate	–	184,243
Penalties and fees	(2,063,916)	–
Interest expense	(6,392,242)	(1,906,844)
Conversion cost penalty and reimbursement	–	(13,000)
Amortization of debt discounts	(253,823)	(1,051,264)
Total other income (expenses)	(7,162,454)	(1,965,736)

NET LOSS BEFORE DISCONTINUED OPERATIONS	(5,470,470)	(303,612)
GAIN FROM DISCONTINUED OPERATIONS	40,949	2,171,076
LOSS FROM DISPOSAL OF DISCONTINUED OPERATIONS	–	(1,201,171)
INCOME FROM DISCONTINUED OPERATIONS	40,949	969,905
NET INCOME (LOSS) FOR THE YEAR	$(5,429,521)	$666,293
DEEMED DIVIDENDS ON PREFERRED STOCK	(307,188)	(201,782)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,736,709)	$464,511

BASIC LOSS PER SHARE
CONTINUED OPERATIONS	$(0.01)	$(0.00)
DISCONTINUED OPERATIONS	$0.00	$0.01

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC
CONTINUED OPERATIONS	436,636,918	128,021,527
DISCONTINUED OPERATIONS	436,636,918	128,021,527

The accompanying notes are an integral part of these consolidated financial statements

F-36

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY AND MEZZANINE EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021 (Restated)

	Preferred Stock Series A, I, K, K-1		Preferred Stock Series B, D, E, F, F-1, G, H, L		Preferred Stock Series C and R		Treasury Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2020 (Restated)	203,210,563	$780,048,201	3,139,629	$12,558,517	287	$198,488	(294,101)	$(2,365,864)
Reclassify derivative liabilities to additional paid in capital	–	–	–	–	–	–	–	–
Surrender of series I preferred stock	(180,000,000)	(720,000,000)	–	–	–	–	–	–
Issuance of common stock in exchange for preferred stock	(125,000)	(500,000)	–	–	–	–	–	–
Issuance of series J preferred stock	–	–	579,768	3,579,336	–	–	–	–
Issuance of series N preferred stock	–	–	–	–	–	–	–	–
Issuance of series B preferred stock	–	–	201,799	807,196	–	–	–	–
Divestiture of subsidiary	–	–	(325,244)	(2,561,241)	–	–	(325,244)	(2,601,822)
Conversion of convertible notes payable	–	–	–	–	–	–	–	–
Reclassify warrant liabilities to additional paid in capital	–	–	–	–	–	–	–	–
Reclass of derivative liability due to change in accounting policy	–	–	–	–	–	–	–	–
Issuance of common stock for services	–	–	–	–	–	–	–	–
Distribution of dividends	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance December 31, 2021 (Restated)	23,085,563	$59,548,201	3,595,952	$14,383,808	287	$198,488	(619,345)	$(4,967,686)
Issuance of Series B preferred stock for contribution	–	–	25,000	100,000	–	–	–	–
Issuance of series B preferred stock in exchange for series D and H preferred stock	–	–	75,000	300,000	–	–	–	–
Cancellation of series D preferred stock	–	–	(37,500)	(150,000)	–	–	–	–
Cancellation of series H preferred stock	–	–	(37,500)	(150,000)	–	–	–	–
Issuance of series B preferred stock for settlement of employment	–	–	18,750	75,000	–	–	–	–
Issuance of series B preferred stock in exchange for series F	–	–	67,500	270,000	–	–	–	–
Cancellation of series F preferred stock	–	–	(175,045)	(700,180)	–	–	–	–
Issuance of series J preferred stock	–	–	818,750	3,275,000	–	–	–	–
Issuance of series X preferred stock	–	–	–	–	–	–	–	–
Issuance of common stock for settlement of RRT	–	–	–	–	–	–	–	–
Reclassification for cancelled shares	–	–	–	–	–	–	–	–
Distribution of dividend	–	–	–	–	–	–	619,345	4,967,686
Net loss	–	–	–	–	–	–	–	–
Balance, December 31, 2022	23,085,563	$59,548,201	4,350,907	$17,403,628	287	$198,488	–	$–

The accompanying notes are an integral part of these consolidated financial statements

F-37

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY (continued)

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021 (Restated)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance December 31, 2020 (Restated)	5,267,433	$5,267	$(733,733,688)	$(65,583,255)	(8,872,334)
Reclassify derivative liabilities to additional paid in capital	–	–	644,997	–	644,997
Surrender of series I preferred stock	–	–	720,000,000	–	–
Issuance of common stock in exchange for preferred stock	50,000,000	50,000	450,000	–	–
Issuance of series J preferred stock	–	–	–	–	3,579,336
Issuance of series N preferred stock	–	–	–	–	–
Issuance of series B preferred stock	–	–	–	–	807,196
Divestiture of subsidiary	–	–	5,163,063	–	–
Conversion of convertible notes payable	109,234,241	109,234	804,991	–	914,225
Reclassify warrant liabilities to additional paid in capital	–	–	260,443	–	260,443
Reclass of derivative liability due to change in accounting policy	–	–	2,903,663	–	2,903,663
Issuance of common stock for services	1,628,395	2,920	27,404	–	30,324
Distribution of dividends	–	–	–	(201,782)	(201,782)
Net income	–	–	–	666,293	666,293
Balance December 31, 2021 (Restated)	166,130,069	$167,421	$(3,479,127)	$(65,118,744)	732,362
Issuance of Series B preferred stock for contribution	–	–	(75,000)	–	25,000
Issuance of series B preferred stock in exchange for series D and H preferred stock	–	–	–	–	300,000
Cancellation of series D preferred stock	–	–	–	–	(150,000)
Cancellation of series H preferred stock	–	–	–	–	(150,000)
Issuance of series B preferred stock for settlement of employment	–	–	(56,250)	–	18,750
Issuance of series B preferred stock in exchange for series F	–	–	–	–	270,000
Cancellation of series F preferred stock	–	–	430,180	–	(270,000)
Issuance of series J preferred stock	–	–	–	–	3,275,000
Issuance of series X preferred stock	–	–	–	–	–
Issuance of common stock for settlement of RRT	623,666,666	622,275	(406,485)	–	215,790
Prior period adjustment	–	–	–	–	–
Reclassification for cancelled shares	–	–	(4,967,686)	–	–
Distribution of dividend	–	–	–	(307,188)	(307,188)
Net loss	–	–	–	(5,429,521)	(5,429,521)
Balance, December 31, 2022	789,796,735	$789,696	$(8,554,368)	$(70,855,453)	(1,469,808)

The accompanying notes are an integral part of these consolidated financial statements

F-38

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021 (Restated)

	December 31,
	2022	2021 (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) from continuing operations	$(5,429,521)	$666,293
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	23,131	13,886
Amortization of loan discount	253,823	1,051,264
Other income	(150,256)	–
Goodwill impairment	2,092,048	–
Loss on finance penalties and fees	2,063,916	–
Gain on refinance of debt	(1,397,271)	–
Gain on forgiveness of debt	–	(739,450)
(Increase) decrease in:
Accounts receivable	(598,381)	(2,157,880)
Right of use - assets	64,696	100,715
Prepaids and other current assets	8,059	(30,282)
Land	–	63,000
Increase(decrease) in:
Accounts payable and accrued expense	750,878	188,038
Due to from related party	36,988	(42,827)
Accrued officers compensation	873,506	764,835
Accrued interest	379,428	(265,860)
Right of use - liabilities	(71,371)	(108,043)
Deferred revenue	–	(353,830)
Net cash used in operating activities	(1,100,327)	(850,141)

Net cash used in Discontinued Operations – Operating	(42,633)	(201,208)

INVESTING ACTIVITIES
Purchase of property and equipment	–	(3,407)
Acquisition of Nova Ortho and Spine PLLC, net of cash acquired	–	(2,320,235)
Net cash (used in) investing activities	–	(2,323,642)

FINANCING ACTIVITIES
Repayments to directors and officers	(3,573)	–
Proceeds from convertible notes payable	879,083	444,500
Proceeds from PPP loan and SBA loans	(3,068)	547,050
Repayment of credit line	–	(51,927)
Repayment to convertible notes payable	(5,908)	(30,777)
Payment of notes payable - 3rd party	–	(28,318)
Dividend on preferred stock	(102,740)	(203,880)
Issuance of preferred stock	25,000	3,000,000
Net cash provided by financing activities	788,794	3,676,648

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(354,166)	301,657
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	580,968	279,311
CASH AND CASH EQUIVALENTS, END OF YEAR	$226,802	$580,968

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for Interest	$–	$127,242

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued upon conversion of notes payable	$–	$885,691
Common stock issued for settlement of accrued expense	$–	$388,143
Preferred stock issued for business acquisition	$3,275,000	$3,579,336
Preferred stock issued upon conversion of notes payable and accrued interest	$–	$563,196
Preferred stock issued upon exchange of defaulted convertible notes payable	$1,500,000	$–
Derivative liability settled upon conversion	$–	$1,396,610

The accompanying notes are an integral part of these consolidated financial statements

F-39

CARDIFF LEXINGTON CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Cardiff Lexington Corporation (“Cardiff”) was originally incorporated on September 3, 1986 in Colorado as Cardiff International Inc. On November 10, 2005, Cardiff merged with Legacy Card Company, LLC and changed its name to Cardiff Lexington Corporation. On August 27, 2014, Cardiff redomiciled and became a corporation under the laws of Florida. On April 13, 2021, Cardiff redomiciled and became a corporation under the laws of Nevada.

Cardiff is an acquisition holding company focused on locating undervalued and undercapitalized companies, primarily in the healthcare industry, and providing them capitalization and leadership to maximize the value and potential of their private enterprises while also providing diversification and risk mitigation for stockholders. All of Cardiff’s operations are conducted through, and its income derived from, its various subsidiaries, which includes:

•	We Three, LLC dba Affordable Housing Initiative (“AHI”), which was acquired on May 15, 2014 and sold on October 31, 2022;

•	Romeo’s Alpharetta, LLC dba Romeo’s NY Pizza (“Romeo’s”), which was acquired on September 30, 2014 and sold on July 1, 2020;

•	Edge View Properties, Inc. (“Edge View”), which was acquired on July 16, 2014;

•	Repicci’s Franchise Group, LLC (“Repicci’s”), which was acquired on August 10, 2016 and sold on June 1, 2020;

•	Platinum Tax Defenders (“Platinum Tax”), which was acquired on July 31, 2018;

•	JM Enterprises 1, Inc. dba Key Tax Group (“Key Tax”), which was acquired on May 8, 2019 and sold on December 31, 2021;

•	Red Rock Travel Group, LLC (“Red Rock”), which was acquired on July 31, 2018 and discontinued on May 31, 2019;

•	Nova Ortho and Spine, PLLC (“Nova”), which was acquired on May 31, 2021.

Principles of Consolidation

The consolidated financial statements include the accounts of Cardiff and its wholly owned subsidiaries AHI, Edge View, Platinum Tax, Nova, Red Rock, Romeo’s, Repicci’s and Key Tax (collectively, the “Company”). Subsidiaries shown as discontinued operations include Red Rock, Romeo’s, Repicci’s, Key Tax and AHI. All significant intercompany accounts and transactions are eliminated in consolidation. Certain prior period amounts may have been reclassified for consistency with the current period presentation. These reclassifications would have no material effect on the reported consolidated financial results. Subsidiaries discontinued are shown as discontinued operations.

F-40

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Management uses its historical records and knowledge of its business in making estimates. Accordingly, actual results could differ from those estimates.

COVID-19 Pandemic

The outbreak of a novel coronavirus throughout the world, including the United States, during early calendar year 2020 has caused widespread business and economic disruption through mandated and voluntary business closings and restrictions on the movement and activities of people (“COVID-19 Pandemic”). The extent of the impact of the COVID-19 Pandemic on the Company's business is highly uncertain and difficult to predict, as the response to the COVID-19 Pandemic is rapidly evolving in many countries, including the United States and other markets where the Company operates. It is expected that many of the Company's customers and suppliers could be impacted by these closings and restrictions which could materially and adversely affect demand for our products, our ability to obtain or deliver inventory or services, and our ability to collect accounts receivables as customers face higher liquidity and solvency risk. Furthermore, capital markets and economies worldwide have also been negatively impacted by the COVID-19 Pandemic, and it is possible that it could cause an economic downturn, recession, or depression. Such economic disruption could have a material adverse effect on our business. Policymakers around the world have responded with fiscal and monetary policy actions to support the economy. The magnitude and overall effectiveness of these actions remains uncertain.

Accounts Receivable

Accounts receivable is reported on the balance sheet at the net amounts expected to be collected by the Company. Management closely monitors outstanding accounts receivable and charges off to expense any balances that are determined to be uncollectible which was $0 and $21,870 as of December 31, 2022 and 2021, respectively. As of December 31, 2022, and 2021, the Company had accounts receivable of $6,604,780 and $6,006,399, respectively. Accounts receivables are primarily generated from our subsidiaries in their normal course of business.

Property and Equipment

Property and equipment are carried at cost. Expenditures for renewals and betterments that extend the useful lives of property, equipment or leasehold improvements are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method for financial reporting purposes based on the following estimated useful lives:

Classification	Useful Life
Equipment, furniture, and fixtures	5 - 7 years
Medical equipment	10 years
Leasehold improvements	10 years or lease term, if shorter

Goodwill and Other Intangible Assets

Goodwill and indefinite-lived brands are not amortized but are evaluated for impairment annually or when indicators of a potential impairment are present. The Company’s impairment testing of goodwill is performed separately from its impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. The Company believes such assumptions are also comparable to those that would be used by other marketplace participants. During the years ended December 31, 2022 and 2021, the Company recognized goodwill impairment in the amount of $2,092,048 and $0, respectively. The Company based this decision on impairment testing of the underlying assets, expected cash flows, decreased asset value and other factors.

F-41

Valuation of Long-lived Assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment and construction in progress held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Revenue Recognition

On January 1, 2018, the Company adopted ASC 606, Revenue from contracts with customers (“Topic 606”), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018.

The Company applies the following five-step model to determine revenue recognition:

•	Identification of a contract with a customer

•	Identification of the performance obligations in the contact

•	Determination of the transaction price

•	Allocation of the transaction price to the separate performance allocation

•	Recognition of revenue when performance obligations are satisfied.

The Company only applies the five-step model when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception and once the contract is determined to be within the scope of ASC 606, the Company assesses services promised within each contract and determines those that are performance obligations and assesses whether each promised service is distinct.

The Company’s financial services sector reports revenues as services are performed and its healthcare sector reports revenues at the time control of the services transfer to the customer and from providing licensed and/or certified orthopedic procedures. The Company’s healthcare subsidiary does not have contract liabilities or deferred revenue as there are no amounts prepaid for services.

Healthcare Income

Established billing rates are not the same as actual amounts recovered for the Company’s healthcare subsidiary.  They generally do not reflect what the Company is ultimately paid and therefore are not reported in the consolidated financial statements.  The Company is typically paid amounts based on established charges per procedure with guidance from the annually updated Current Procedural Terminology (“CPT”) guidelines (a code set maintained by the American Medical Association through the CPT Editorial Panel), that designates relative value units (“RVU's”) and a suggested range of charges for each procedure which is then assigned a CPT code.

This fee is discounted to reflect the percentage paid to the Company “using a modifier” recognized by each insurance carrier for services, less deductible, co-pay, and contractual adjustments which are deducted from the calculated fee. The net revenue is recorded at the time the services are rendered.

F-42

Contract Fees (Non-PIP)

The Company has contract fees for amounts earned from its Non-Personal Injury Protection (“PIP”) related procedures, typically car accidents, and are collected on a contingency basis. These cases are sold to a factor, who bears the risk of economic benefit or loss. After selling patient cases to the factor, any additional funds collected by the Company are remitted to the factor.

Service Fees – Net (PIP)

The Company generates services fees from performing various procedures on the date the services are performed. These services primarily include slip and falls as well as smaller nominal Non-PIP services. Fees are collected primarily from third party insurance providers. These revenues are based on established insurance billing rates less allowances for contractual adjustments and uncollectible amounts. These contractual adjustments vary by insurance company and self-pay patients. The Company computes these contractual adjustments and collection allowances based on its historical collection experience.

Completing the paperwork for each case and preparing it for billing takes approximately ten business days after a procedure is performed. The majority of claims are then filed electronically except for those remaining insurance carriers requiring paper filing. An initial response is usually received within four weeks from electronic filing and up to six weeks from paper filing. Responses may be a payment, a denial, or a request for additional information.

The Company’s healthcare revenues are generated from professional medical billings including facility and anesthesia services. With respect to facility and anesthesia services, the Company is the primary obligor as the facility and anesthesia services are considered part of one integrated performance obligation. Historically the Company receives 49.9% of collections from total gross billed. Accordingly, the Company recognized net healthcare service revenue as 49.9% of gross billed amounts. Historical collection rates are estimated using the most current prior 12-month historical payment and collection percentages.

The Company’s healthcare subsidiary has contractual medical receivable sales and purchase agreements with third party factors which result in approximately 51% to 56% reduction from the accounts receivables amounts when a receivable is sold to the factors. The Company evaluated the factored adjustments considering the actual factored amounts per patient quarterly, and the reductions from accounts receivable that are factored were recorded in finance charges as other expenses on the consolidated statement of operations.

The Company’s contracts for both its contract and service fees each contain a single performance obligation (providing orthopedic services), as the promise to transfer the individual services is not separately identifiable from other promises in the contracts and, therefore, not distinct, as a result, the entire transaction price is allocated to this single performance obligation.

Accordingly, the Company recognizes revenues (net) when the patient receives orthopedic care services. The Company’s patient service contracts generally have performance obligations which are satisfied at a point in time. The performance obligation is for onsite or off-site care provided. Patient service contracts are generally fixed-price, and the transaction price is in the contract. Revenue is recognized when obligations under the terms of the contract with our patients are satisfied; generally, at the time of patient care.

Financial Services Income

The Company generates revenue from providing tax resolution services to individuals and business owners that have federal and state tax liabilities by assisting its clients to settle outstanding tax debts. Additionally, services include back taxes, offer in compromise, audit representation, amending tax returns, tax preparation, wage garnishment relief, removal of bank levies and liens, and other financial challenges. The Company recognizes revenues for these services as services are performed.

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Rental Income

The Company’s rent revenue is derived from the mobile home leases. The expired leases are considered month-to-month leases. In accordance with section ASC 842, the cost of property held for leasing by major classes of property according to nature or function, and the amount of accumulated depreciation in total, is presented in the accompanying consolidated balance sheets as of December 31, 2022 and 2021. There are no contingent rentals included in income in the accompanying consolidated statements of operations. With the exception of the month-to-month leases, revenue was recognized on a straight-line basis and amortized into income on a monthly basis, over the lease term.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of cost of sales in the consolidated statements of operations and changes in stockholders’ equity. The Company recognized advertising and marketing expense of $233,798 and $1,301,050 for the years ended December 30, 2022 and 2021, respectively.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs, other than quoted prices included in Level 1, which are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

Distinguishing Liabilities from Equity

The Company accounts for its Series N Preferred Shares and Series X Preferred Shares subject to possible redemption in accordance with ASC 480, “Distinguishing Liabilities from Equity”. Conditionally redeemable preferred shares are classified as temporary equity within the Company’s consolidated balance sheet.

Stock-Based Compensation

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB ASC. Pursuant to paragraph 718-10-30-6 of the FASB ASC, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

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Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the consolidated statements of operations.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

FASB ASU No 2018-07 prescribes equity instruments issued to parties other than employees.

Income Taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the periods ended December 31, 2022 and 2021, the Company did not have any interest and penalties associated with tax positions and did not have any significant unrecognized uncertain tax positions.

Loss per Share

FASB ASC Subtopic 260, Earnings Per Share, provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding stock options, warrants, and debts convertible into common stock. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per common share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s common stock can result in a greater dilutive effect from potentially dilutive securities.

Going Concern

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The Company has sustained operating losses since its inception and has negative working capital and an accumulated deficit. These factors raise substantial doubts about the Company’s ability to continue as a going concern. As of December 31, 2022, the Company has sustained recurring losses and accumulated a working capital deficit of approximately $3,136,921. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

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The ability of the Company to continue as a going concern and the appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions. Management has prospective investors and believes the raising of capital will allow the Company to fund its cash flow shortfalls and pursue new acquisitions. There can be no assurance that the Company will be able to obtain sufficient capital from debt or equity transactions or from operations in the necessary time frame or on terms acceptable to it. Should the Company be unable to raise sufficient funds, it may be required to curtail its operating plans. In addition, increases in expenses may require cost reductions. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future. Should the Company not be able to raise sufficient funds, it may cause cessation of operations.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of Accounting Standards Update (“ASU”) to the FASB's Codification. The Company considers the applicability and impact of all ASU's on its financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof.

In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments, which supersedes current guidance by requiring recognition of credit losses when it is probable that a loss has been incurred. The new standard requires the establishment of an allowance for estimated credit losses on financial assets including trade and other receivables at each reporting date. The new standard will result in earlier recognition of allowances for losses on trade and other receivables and other contractual rights to receive cash. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments -- Credit Losses (Topic 326), Derivatives and hedging (Topic 815) and Leases (Topic 842), which extends the effective date of Topic 326 for certain companies until fiscal years beginning after December 15, 2022. The new standard will be effective for the Company in the first quarter of fiscal year beginning January 1, 2023, and early adoption is permitted. Management does not expect that the adoption of this standard will have a material effect on the Company's financial statements.

2.	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the initial issuance of the Company's 2021 financial statements on October 26, 2022, management identified certain errors and other items requiring restatement of 2021 amounts.

The Company agreed to issue 818,750 additional shares of series J Preferred Stock with an aggregate stated value equal to $3,275,000 if, as of May 31, 2022, Nova’s trailing twelve months minimum pre-tax net income exceeded $1,979,320 (the “Milestone”). The Company finalized its purchase price accounting and allocation in 2022 and recorded purchase consideration of $6,100,000 associated with the cash consideration, the fair value of the series J preferred stock and the fair value of the contingent consideration. The impact of the correction is reflected in $3,275,000 increase to goodwill and contingent consideration liability on the consolidated balance sheet.

In December 2022, the Company identified an error in its classification for its series N senior convertible preferred stock for the acquisition of NOVA as presented in its audited balance sheet as of December 31, 2021. Pursuant to ASC 250, “Accounting changes and error corrections” issued by FASB and SAB 99 “Materiality” issued by SEC, the Company determined the impact of the error was immaterial. The impact of the error correction is reflected in $3,125,002 increase to the mezzanine equity and offsetting decrease to the Series N Preferred Stock equity line item.

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The Company and We3 managers entered into a resignation, release and buyback agreement and addendum, effective October 31, 2022. The Company presented in prior periods operating loss as loss from discontinued operations in the amount of $49,300 on the consolidated statement of operations for the year ended December 31, 2021.

The Company identified that NOVA’s accounts receivable as presented in its balance sheet as of December 31, 2021, was understated due to an error in the collection utilized to estimate NOVA’s accounts receivable. The impact of this correction on the accounting estimates is reflected in $1,076,000 increase to accounts receivable as of December 31, 2021 and $1,076,000 decrease in finance charges for the year ended December 31, 2021.

The following table summarizes the impacts of the error corrections on the Company's consolidated financial statements for the year ended December 31, 2021 presented below:

i. Balance sheet

	Impact of correction of error
December 31, 2021	As previously reported	Adjustments	As restated

Total assets	$11,159,915	$4,137,124	$15,297,039

Current liabilities	7,642,214	3,272,736	10,914,950
Net, liabilities of discontinued operations	471,318	(211,612)	259,706
Non-current liabilities	265,019	–	265,019
Total liabilities	8,378,551	3,061,124	11,439,675

Mezzanine equity	–	3,125,002	3,125,002

Preferred stock	77,602,722	(3,472,224)	74,130,498
Accumulated deficit	(66,194,744)	–	(66,194,744)
Others	(8,626,614)	1,423,222	(7,203,392)
Total deficiency in shareholders' equity	$2,781,364	$(2,049,002)	$732,362

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ii. Statement of operations

	Impact of correction of error - year
Year ended December 31, 2021	As previously reported	Adjustments	As restated

Revenue	$10,008,860	$(129,803)	$9,879,057
Cost of sales	(3,848,406)	79,953	(3,768,453)
Gross margin	6,160,454	(49,850)	6,110,604
Operating expense	(4,534,352)	85,872	(4,448,480)
Income from operations	$1,626,102	$36,022	$1,662,124
Other income (expense)	(3,055,015)	1,089,279	(1,965,736)
Net loss before discontinued operations	(1,428,913)	1,125,301	(303,612)
Income (loss) from discontinued operations	1,019,206	(49,301)	969,905
Net income (loss)	$(409,707)	$1,076,000	$666,293
Basic and Diluted Earnings (loss) per Share
Continued Operations	(0.01)		(0.01)
Discontinued Operations	0.01		0.01
Weighted Average Shares Outstanding - Basic Earnings (loss) per Share
Continued Operations	128,021,527		128,021,527
Discontinued Operations	128,021,527		128,021,527

3.	ACQUISITIONS

On May 31, 2021, the Company completed the acquisition of Nova pursuant to the terms of a securities purchase agreement acquiring 100% of the common shares of NOVA. The sellers received a cash payment in the amount of $2,500,000 and were issued 894,834 shares of series J preferred stock with an aggregate stated value equal to $3,579,334. In addition, the Company agreed to pay to the sellers 818,750 additional shares of series J preferred stock with an aggregate stated value equal to $3,275,000 if, as of May 31, 2022, Nova’s trailing twelve months minimum pre-tax net income exceeded $1,979,320 (the “Milestone”). The Company finalized its purchase price accounting and allocation in 2022 and recorded purchase consideration of $6,100,000 associated with the cash consideration, the fair value of the series J preferred stock and the fair value of the contingent consideration.

On August 25, 2022, the parties entered into an addendum to the securities purchase agreement in which the parties recognized that an unanticipated series of events prevented alternative financing and equity funding during the initial year that impacted the Milestone outcome, and the parties acknowledged the significant gains and accomplishments during the initial year. Based upon those accomplishments and the performance of Nova during its initial year, the Company agreed to issue the supplemental payment of 818,750 additional shares of series J preferred stock.

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The following table summarizes the consideration transferred to acquire NOVA and the amounts of identified assets acquired and liabilities assumed at the acquisition date:

Nova Ortho and Spine, PLLC
Cash	$177,977
Accounts receivable	653,134
Property and equipment	92,064
Other assets	342,493
Goodwill	5,666,608
Liabilities	(852,942)
Total	$6,079,334

NOVA contributed revenue of $5,413,890 and earnings of $638,627 to the Company for the period from June 1, 2021 to December 31, 2021. The following unaudited pro forma summary presents consolidated information of the Company as if the business combination had occurred on January 1, 2020.

	Pro Forma Years Ended December 31,
	2021 (Unaudited)	2020 (Unaudited)
Revenue	$13,875,924	$10,877,821
Earnings	$328,646	$262,917

These pro forma amounts have been calculated after applying the Company’s accounting policies and adjusting the results of NOVA.

In 2021, the Company paid legal fees of $24,127 and a consulting fee of $296,900 of acquisition-related costs. The legal and consulting fees are included in general and administrative expenses on the Company’s consolidated statement of operation for the year ended December 31, 2021 and are reflected as an adjustment in computing pro forma earnings for the year ended December 31, 2021 in the table above.

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4.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2022	2021
Accounts payable	$342,330	$170,914
Accrued credit cards	45,722	16,466
Accrued expense – previously factored liability	776,414	846,754
Accrued income taxes, and other taxes	6,732	7,553
Accrued professional fees	573,040	268,563
Accrued advertising	69,656	39,886
Accrued payroll	14,292	39,959
Accrue expense - other	363	363
Accrued expense - dividend payable	210,046	–
Total	$2,038,595	$1,390,458

The Company is delinquent paying certain income and property taxes. As of December 31, 2022 and 2021, the balance for these taxes, penalties and interest is $6,732 and $7,553, respectively.

5.	PLANT AND EQUIPMENT, NET

Property and equipment as of December 31, 2022 and 2021 is as follows:

	December 31,
	2022	2021
Medical equipment	$96,532	$96,532
Computer Equipment	9,189	9,189
Furniture, fixtures and equipment	35,974	35,974
Leasehold Improvement	15,950	15,950
Total	157,645	157,645
Less: accumulated depreciation	(102,206)	(79,075)
Property and equipment, net	$55,439	$78,570

For the years ended December 31, 2022 and 2021, depreciation expense was $23,132 and $13,886, respectively. For the years end December 31, 2022 and 2021, the Company recorded depreciation expense of $23,132 and $13,886 in operations expense, respectively.

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6.	LAND

As of December 31, 2022 and 2021, the Company had 27 acres of land of approximately $540,000. During the year ended December 31, 2021, the Company sold 3 lots for $152,000. The land is currently vacant and is expected to be developed into a residential community.

7.	LINE OF CREDIT

At December 30, 2022 and 2021, the Company had a revolving line of credit with a financial institution for $92,500 and was personally guaranteed by the manager of Platinum Tax Defender. The loan accrues interest at 10.45% at December 30, 2022 and 6.70% at December 31, 2021. As of December 31, 2022 and 2021, there were no borrowings against the line of credit.

8.	RELATED PARTY TRANSACTIONS

On February 11, 2021, the Chairman of the Board and the Chief Executive Officer each converted 62,500 shares of series I preferred stock into 25,000,000 restricted shares of common stock for a total of 125,000 shares of series I preferred stock into 50,000,000 restricted shares of common stock.

Effective December 28, 2021, the Chairman of the Board and Chief Executive Officer each forfeited and surrendered for no consideration 90,000,000 shares of series I preferred stock totaling 180,000,000 shares.

From time to time, the previous owner who is currently the manager of Platinum Tax loaned funds to Platinum Tax to cover short term operating needs. Amounts owed as of December 31, 2022 and 2021 were $37,025 and $37, respectively.

In connection with the acquisition of Edge View on July 16, 2014, the Company assumed amounts due to previous owners who are current managers Edge View. These amounts are due on demand and do not bear interest. The balance of these amounts are $4,979 due from the previous owners as of December 31, 2022 and 2021, respectively. On August 6, 2022, Edge View terminated one of its two employees for fraud, deceit, larceny, and thievery for selling property belonging to Edge View and personally taking the $162,598 in proceeds. The Company hired counsel to terminate the employee and handle all legal matters for return of monies and criminal prosecution.

The Company obtained short-term advances from the Chairman of the Board that are non-interest bearing and due on demand. As of December 31, 2022 and 2021, the Company owed the Chairman $123,192 and $126,765, respectively.

See also Note 15 for compensation paid to employees of the Company.

9.	NOTES AND LOANS PAYABLE

Notes payable at December 31, 2022 and 2021, respectively, are summarized as follows:

	December 31,
	2022	2021
Notes and Loans Payable	$155,598	$600,932
Less current portion	(15,809)	(458,177)
Long-term portion	$139,789	$142,755

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Long-term debt matures as follows:

Amount
2023	$15,809
2024	4,820
2025	4,820
2026	4,820
2027	4,820
Thereafter	120,509
Total	$155,598

Loans and Notes Payable – Unrelated Party

On March 12, 2009, the Company issued a debenture in the principal amount of $20,000. The debenture bore interest at 12% per year and matured on September 12, 2009. The Company assigned all of its receivables from consumer activations of the rewards program as collateral on this debenture. The balance of the debenture was $10,989 at December 31, 2022 and 2021. The accrued interest of the debenture was $6,229 and $4,910 at December 31, 2022 and 2021, respectively.

On September 7, 2011, the Company issued a promissory note in the principal amount of $50,000. The note bore interest at 8% per year and matured on September 7, 2016. Effective March 29, 2021, the principal balance of $50,000 and accrued interest of $37,282 were converted into 61,830 shares of series B preferred stock.

On November 17, 2011, the Company issued a promissory note in the principal amount of $50,000. The note bore interest at 8% per year and matured on November 17, 2016. Effective March 29, 2021, the principal balance of $50,000 and accrued interest of $36,505 were converted into 60,606 shares of series B preferred stock.

On March 11, 2009, the Company issued a promissory note in the principal amount of $15,000. The note bore interest at 12% per year and matured on April 29, 2014. Effective March 29, 2021, the principal balance of $15,000 and accrued interest of $19,465 were converted into 13,860 shares of series B preferred stock.

On September 9, 2019, the Company issued a promissory note in the principal amount of $410,000. The note bore interest at 10% per year and matured on September 9, 2020. On November 10, 2020, the Company entered into addendum No. 1 to the note extending the maturity date until December 31, 2021. On May 4, 2021, the Company entered into addendum No. 2, whereby the maturity date was extended to November 3, 2021, accrued interest of $22,266 was added to the principal balance of $410,000 resulting in a new principal balance of $432,266, and the interest rate was increased to 24%. This note was consolidated to Note 40-1 on September 22, 2022 (see Note 9). The principal balance of the note was $0 and $432,266 at December 31, 2022 and 2021, respectively. The accrued interest of the note was $0 and $137,345 at December 31, 2022 and 2021, respectively.

Paycheck Protection Program (“PPP”) Loans

On April 14, 2020, the Company obtained a PPP loan in the principal amount of $127,400 with an interest rate of 1% and a maturity date of April 14, 2022. This loan was forgiven in 2021 as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) and was recognized as a gain from forgiveness of debt in the amount of $128,640 recorded in other income and expenses in the consolidated statement of operations during the year ended December 31, 2021.

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On May 8, 2020, the Company obtained a PPP loan in the principal amount of $257,500 with an interest rate of 1% and a maturity date of May 8, 2022. This loan was forgiven in 2021 as part of the CARES Act and was recognized as a gain from forgiveness of debt in the amount of $261,675 recorded in other income and expenses in the consolidated statement of operations during the year ended December 31, 2021.

On February 19, 2021, the Company obtained a PPP loan in the principal amount of $229,500 with an interest rate of 1% and a maturity date of February 19, 2023. This loan was forgiven in 2021 as part of the CARES Act and was recognized as a gain from forgiveness of debt in the amount of $231,374 recorded in other income and expenses in the consolidated statement of operations during the year ended December 31, 2021.

On February 23, 2021, the Company obtained a PPP loan in the principal amount of $117,550 with an interest rate of 1% and a maturity date of February 23, 2023. This loan was forgiven in 2021 as part of the CARES Act and was recognized as a gain from forgiveness of debt in the amount of $118,130 recorded in other income and expenses in the consolidated statement of operations during the year ended December 31, 2021.

Small Business Administration (“SBA”) Loans

On June 2, 2020, the Company obtained an SBA loan in the principal amount of $150,000 with an interest rate of 3.75% and a maturity date of June 2, 2050. The principal balance and accrued interest at December 31, 2022 was $144,609 and $5,723, respectively, and principal and accrued interest at December 31, 2021 was $147,677 and $5,723, respectively.

On October 7, 2020, Key Tax obtained an SBA loan in the principal amount of $150,000 with an interest rate of 3.50% and a maturity date of October 7, 2050. On August 31, 2021, this SBA loan was amended to add an additional $200,000 of principal to the original note and the interest rate was increased to 3.75%. The principal and accrued interest at December 31, 2021 was $349,900 and $9,608, respectively. Key Tax was divested on December 31, 2021 and this loan was eliminated.

On April 12 and June 16, 2020, the Company obtained SBA loans totaling $20,000 with an interest rate of 5% and maturity dates one year from advance, if not forgiven. This was the grant a part of the EIDL loan and was recognized as other income in the amount of $10,000 recorded in other income and expenses in the consolidated statement of operations during the year ended December 31, 2022 and 2021, accordingly. The principal balance and accrued interest at December 31, 2022 were both $0 and principal and accrued interest at December 31, 2021 was $10,000 and $860, respectively.

10.	CONVERTIBLE NOTES PAYABLE

As of December 31, 2022 and 2021, the Company had convertible debt outstanding net of amortized debt discount of $3,515,752 and $2,077,753, respectively. During the year ending December 31, 2022, the Company received proceeds of $1,490,706 from convertible notes and repaid $5,908 to convertible noteholders. During the year ending December 31, 2021, the Company received proceeds of $444,500 from convertible notes and repaid $66,315 to convertible noteholders. There are debt discounts associated with the convertible debt of $46,798 and $0 at December 31, 2022 and 2021, respectively. For the year ended December 31, 2022 and 2021, the Company recorded amortization of debt discounts of $253,823 and $1,051,264, respectively.

On September 22, 2022, the Company entered into a security exchange and purchase agreement with its largest lender to consolidate all promissory notes held by them and related accrued interest in exchange for (1) one consolidated senior secured convertible promissory note (“New Promissory Note”) in the amount of $2,600,000 and (2) 375,000 shares of series X senior convertible preferred stock totaling $1,500,000 with a par value of $0.001, stated value of $4.00, convertible into common shares at a 1:1 conversion rate, non-dilutive and non-voting shares. Prior to conversion, all promissory notes with this lender totaled to $4,791,099 consisting of principal of $3,840,448 and accrued interest of $950,651 resulting in a gain on debt consolidation of $1,397,271.

During the year ended December 31, 2021, the Company converted $885,691 of convertible debt, $388,143 in accrued interest and $13,000 in penalties and fees into 109,234,241 shares of the Company’s common stock. In addition to the conversions of convertible debt into common stock, the Company converted convertible debt principal of $150,000 and accrued interest of $225,800 into 140,799 shares of series B preferred stock.

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Convertible notes as of December 31, 2022 and 2021 are summarized as follows:

	December 31,
	2022	2021
Convertible notes payable	$3,562,550	$2,077,753
Discounts on convertible notes payable	(46,798)	–
Total convertible debt less debt discount	3,515,752	2,077,753
Current portion	3,515,752	2,077,753
Long-term portion	$–	$–

The following is a schedule of convertible notes payable as of and for the year ended December 31, 2022.

Note #	Issuance	Maturity	Principal Balance 12/31/21	New Loan	Debt Consolidation	Cash Paydown	Principal Balance 12/31/22	Accrued Interest on Convertible Debt at 12/31/21	Interest Expense On Convertible Debt For the Period Ended 12/31/22	Accrued Interest on Convertible Debt at 12/31/22	Unamortized Debt Discount At 12/31/22
7-1	10/28/2016	10/28/2017	10,000	$–	$–	$–	$10,000	$10,899	$2,000	$2,263	$–
9	9/12/2016	9/12/2017	50,080	–	–	–	50,080	4,141	10,016	14,157	–
10	1/24/2017	1/24/2018	54,991	–	9	–	55,000	14,831	11,000	69,876	–
11-2	3/16/2017	3/16/2018	–	–	–	–	–	9,843	–	–	–
13-2	7/24/2018	1/24/2019	43,961	–	(43,961)	–	–	34,113	8,075	–	–
22	7/10/2018	1/10/2021	772,118	–	(766,210)	(5,908)	–	–	68,808	–	–
22-1	2/20/2019	1/10/2021	61,704	–	(61,704)	–	–	28,523	11,076	–	–
22-3	4/10/2019	1/10/2021	56,095	–	(56,095)	–	–	25,303	10,069	–	–
26	8/10/2017	1/27/2018	20,000	–	(20,000)	–	–	10,525	–	–	–
29-1	11/8/2019	11/8/2020	–	–	–	–	–	2,283	–	–	–
29-2	11/8/2019	11/8/2020	36,604	–	–	–	36,604	11,374	8,785	20,160	–
31	8/28/2019	8/28/2020	–	–	–	–	–	8,385	–	8,385	–
32	5/22/2019	5/22/2020	–	–	–	–	–	12,277	–	–	–
34	5/18/2020	5/18/2021	–	–	–	–	–	219	–	–	–
35	8/24/2020	8/24/2021	–	–	–	–	–	74	–	–	–
36-1	9/3/2020	1/3/2021	122,400	–	(122,400)	–	–	25,906	16,479	–	–
36-2	11/3/2020	3/3/2021	122,400	–	(122,400)	–	–	23,906	16,479	–	–
36-3	12/29/2020	4/29/2021	122,400	–	(122,400)	–	–	22,070	16,479	–	–
36-4	5/5/2021	9/5/2021	187,500	–	(187,500)	–	–	22,131	25,243	–	–
36-5	1/11/2022	5/11/2022	–	202,300	(202,300)	–	–	–	26,138	–	–
36-6	3/9/2022	7/9/2022	–	146,667	(146,667)	–	–	–	14,827	–	–
36-7	3/22/2022	7/22/2022	–	202,000	(202,000)	–	–	–	19,126	–	–
36-8	4/25/2022	8/25/2022	–	201,293	(201,293)	–	–	–	15,684	–	–
36-9	7/25/2022	11/25/2022	–	68,692	(68,692)	–	–	–	2,270	–	–
36-10	8/4/2022	12/4/2022	–	74,120	(74,120)	–	–	–	2,083	–	–
36-11	9/12/2022	1/12/2023	–	95,000	(95,000)	–	–	–	843	–	–
37-1	9/3/2020	6/30/2021	67,000	46,667	–	–	113,667	8,878	12,060	28,756	–
37-2	11/2/2020	8/31/2021	66,500	46,667	–	–	113,167	7,722	11,970	27,510	–
37-3	12/29/2020	9/30/2021	66,500	46,667	–	–	113,166	6,686	11,970	26,474	–
38	2/9/2021	2/9/2022	64,000	32,000	–	–	96,000	4,614	21,120	27,939	–
39	4/26/2021	4/26/2022	153,500	15,366	–	–	168,866	5,915	37,150	39,684	–
40-1	9/22/2022	9/22/23	–	2,600,000	–	–	2,600,000	–	71,233	71,233	–
40-2	11/4/2022	11/4/2023	–	68,666	–	–	68,666	–	1,072	1,072	14,486
40-3	11/28/2022	11/28/2023	–	68,667	–	–	68,667	–	621	620	15,615
40-4	12/21/2022	12/21/2023	–	68,667	–	–	68,667	–	188	187	16,697

			$2,077,753	$3,983,439	$(2,492,733)	$(5,908)	$3,562,550	$300,618	$452,864	$338,316	$46,798

F-54

Note 7-1

On October 28, 2016, the Company issued a convertible promissory note in the principal amount of $50,000, which matured on October 28, 2017. Note 7-1 is currently in default and accrues at a default interest rate of 20% per annum.

Note 9

On September 12, 2016, the Company issued a convertible promissory note in the principal of $80,000 for services rendered, which matured on September 12, 2017. Note 9 is currently in default and accrues at a default interest rate of 20% per annum.

Note 10

On January 24, 2017, the Company issued a convertible promissory note in the principal of $80,000 for services rendered, which matured on January 24, 2018. Note 10 is currently in default and accrues at a default interest rate of 20% per annum.

Note 11-2

On March 16, 2017, the Company issued a convertible promissory note in the principal amount of $40,000, which matured on March 16, 2018. Note 11-2 was consolidated to Note 40-1 on September 22, 2022.

Note 13-2

On July 24, 2018, the Company issued a convertible promissory note in the principal amount of $237,909, which matured on January 24, 2019. Note 13-2 was consolidated to Note 40-1 on September 22, 2022.

Notes 22, 22-1 and 22-3

On July 10, 2018, the Company issued a convertible promissory note in the principal amount of $1,040,000 with an original issue discount of $103,000. On February 20, 2019, the Company executed an addendum to this note, whereby the Company will receive two additional tranches. On February 20, 2019, the Company received $55,216 less expenses of $5,216 resulting in net cash to the Company of $50,000 and on April 10, 2019, the Company received $55,616 less expenses of $5,616 resulting in net cash of $50,000, which was paid directly to a certain vendor. The notes 22, 22-1 and 22-3 matured on January 1, 2021. Note 22, 22-1 and 22-3 were consolidated to Note 40-1 on September 22, 2022.

Note 26

On August 10, 2017, the Company issued a convertible promissory note in the principal amount of $20,000, which matured on January 27, 2018. Note 26 is currently in default and accrues interest at a default interest rate of 15% per annum.

Note 29, 29-1 and 29-2

On May 10, 2019, the Company issued a convertible promissory note in the principal amount of $150,000. On November 8, 2019, this note (Note 29) was purchased by and assigned to an unrelated party. The amount assigned was the existing principal amount of $150,000 and accrued interest of $5,917.81, which was issued as Note 29-1, plus a new convertible promissory note in the principal amount of $62,367.12, which was issued as Note 29-2. Notes 29-1 and 29-2 are currently in default and accrue interest at a default interest rate of 24% per annum.

F-55

Note 31

On August 28, 2019, the Company issued a convertible promissory note in the principal amount of $120,000, which matured on August 28, 2020.

Note 32

On May 22, 2019, the Company issued a convertible promissory note in the principal amount of $25,000 from a draw on a line of credit, which matured on May 22, 2020. Note 32 is currently in default and accrues interest at a default interest rate of 20% per annum.

Note 34

On May 18, 2020, the Company entered into a 6% Convertible Promissory Note with an unrelated entity in the amount $63,000 and expenses of $3,000 resulting in net cash to the company of $60,000. Note 34 matured May 18, 2021.

Note 35

On August 24, 2020, the Company entered into a 6% Convertible Promissory Note with an unrelated entity in the amount $85,000 with expenses of $3,500 resulting in net cash to the company of $81,500. Note 35 matured August 24, 2021.

Note 36-1, 36-2 and 36-3, 36-4, 36-5, 36-6, 36-7, 36-8, 36-9, 36-10 and 36-11

On September 3, 2020, the Company issued a convertible promissory note in the principal amount of $733,500, with an original issue discount of $183,500, which could be drawn in several tranches. On September 3, 2020, the first tranche executed the first tranche in the principal amount of $122,400, less original issue discount of $30,000, which matured on January 3, 2021 (Note 36-1).

On November 3, 2020, the Company executed the second tranche in the principal amount of $120,000, less original issue discount of $30,000, which matured on March 3, 2021 (Note 36-2). On December 29, 2020, the Company executed the third tranche in the principal amount of $120,000, less original issue discount of $30,000, which matured on April 29, 2021 (Note 36-3).

Notes 37-1, 37-2 and 37-3

On September 3, 2020, the Company issued a convertible promissory note in the principal amount $200,000, with original issue discount of $50,000, which could be drawn in several tranches. On September 3, 2020, the Company executed the first tranche in the principal amount of $67,000, less original issue discount of $17,000, which matured on June 30, 2021 (Note 37-1).

On November 2, 2020, the Company executed the second tranche in the principal amount of $66,500, less original issue discount of $16,500, which matured on August 31, 2021 (Note 37-2).

On December 29, 2020, the Company executed the third tranche in the principal amount of $66,500, less original issue discount of $16,500, which matured on September 30, 2021 (Note 37-3). Notes 37-1, 37-2 and 27-3 are currently in default and accrue interest at a default interest rate of 18% per annum.

Note 38

On February 9, 2021, the Company issued a convertible promissory note in the principal amount $103,500, which matured on February 9, 2022. Note 38 is currently in default and accrues interest at a default interest rate of 22% per annum.

F-56

Note 39

On April 26, 2021, the Company issued a convertible promissory note in the principal amount $153,500, which matured on May 10, 2022. Note 19 is currently in default and accrues interest at a default interest rate of 22% per annum.

Note 40-1, 40-2, 40-3 and 40-4

On September 22, 2022, the Company issued a convertible promissory note in the principal amount of $2,600,000 in exchange for total of $4,791,099 of defaulted promissory notes balances (Note 40-1).

On November 4, 2022, the Company executed a second tranche under this note principal amount of $68,667, less original issue discount and fee of $18,667 (Note 40-2).

On November 28, 2022, the Company executed the third tranche under this note in the principal amount of $68,667, less original issue discount and fee of $18,667 (Note 40-3).

On November 28, 2022, the Company executed a fourth tranche under this note in the principal amount of $68,667, less original issue discount and fee of $18,667 (Note 40-4). Notes 40-1, 40-2, 40-3 and 40-4 mature on the first anniversary of issuance and accrued interest at a rate of 10% per annum.

11.	CAPITAL STOCK

Preferred Stock

The Company has designated multiple series of preferred stock, including 4 shares of series A preferred stock, 3,000,000 shares of series B preferred stock, 500 shares of series C preferred stock, 1,000,000 shares of series E preferred stock, preferred stock, 800,000 shares of series F-1 preferred stock, 500,000,000 shares of series I preferred stock, 10,000,000 shares of series J preferred stock, 100,000,000 shares of series L preferred stock, 3,000,000 shares of series N senior convertible preferred stock, 5,000 shares of series R preferred stock and 5,000,000 shares of series X senior convertible preferred stock.

The following is a description of the rights and preferences of each series of preferred stock.

Redeemable Preferred Stock

The Company recognized Series N Senior Convertible Preferred Stock and Series X Senior Convertible Preferred Stock as mezzanine equity since the redeemable preferred stock may be redeemed at the option of the holder, but is not mandatorily redeemable.

F-57

Series N Senior Convertible Preferred Stock

Ranking. The series N senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series N senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series N senior convertible preferred stock; and (iii) junior to all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company and each class or series that is expressly made senior to the series N senior convertible preferred stock.

Dividend Rights. Holders of series N senior convertible preferred stock are entitled to dividends at a rate per annum of 12.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series N senior convertible preferred stock), such rate shall increase by 8% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date in cash or common stock at the Company’s discretion. Dividends payable in common stock shall be calculated based on a price equal to eighty percent (80%) of the volume weighted average price for the common stock on the Company’s principal trading market (the “VWAP”) during the five (5) trading days immediately prior to the applicable dividend payment date.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of the Company or its subsidiaries, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including the common stock, each holder of outstanding series N senior convertible preferred stock shall be entitled to receive an amount of cash equal to 115% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

Voting Rights. Holders of series N senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series N senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series N senior convertible preferred stock, which majority must include SILAC Insurance Company so long as it holds any shares of series N senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to the Company’s (or Nova’s) creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which will be used to redeem the series N senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series N senior convertible preferred stock, voting as a separate class, is required prior to the Company’s (or Nova’s) creation or issuance of any senior securities.

F-58

Conversion Rights. Each shares of series N senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price of $0.012 per share (subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all assets, mergers, consolidations or similar transactions); provided that in no event shall the holder of any series N senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series N senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to the Company.

Redemption Rights. The Company may redeem the series N senior convertible preferred stock at any time by paying in cash therefore a sum equal to 115% of the stated value of $4.00 per share, plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the certificate of designation. In addition, any holder may require the Company to redeem some or all of its shares of series N senior convertible preferred stock on the same terms after a period of twelve months from the date of issuance; provided, however, that such redemption right shall only be exercisable if the Company raises at least $5,000,000 or the common stock is trading on the Nasdaq Stock Market or the New York Stock Exchange.

Series X Senior Convertible Preferred Stock

Ranking. The series X senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series X senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series X senior convertible preferred stock; and (iii) junior to the series N senior convertible preferred stock, all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company and each class or series that is expressly made senior to the series X senior convertible preferred stock.

Dividend Rights. Holders of series X senior convertible preferred stock are entitled to dividends at a rate per annum of 10.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series X senior convertible preferred stock), such rate shall increase by 5% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities, including the series N senior convertible preferred stock, or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of the Company or its subsidiaries, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including the common stock, each holder of outstanding series N senior convertible preferred stock shall be entitled to receive an amount of cash equal to 100% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

F-59

Voting Rights. Holders of series X senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series X senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series X senior convertible preferred stock, which majority must include Leonite Capital LLC so long as it holds any shares of series X senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to the creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which will be used to redeem the series X senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series X senior convertible preferred stock, voting as a separate class, is required prior to the creation or issuance of any senior securities.

Conversion Rights. Each shares of series X senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing (the “Fixed Price”). The Fixed Price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all assets, mergers, consolidations or similar transactions, as well as a price based antidilution adjustment, pursuant to which, subject to certain exceptions, if the Company issues common stock at a price lower than the Fixed Price, the Fixed Price shall decrease to such lower price. Notwithstanding the foregoing, in no event shall the holder of any series X senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series X senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to the Company.

Redemption Rights. Commencing on September 22, 2023, any holder may require the Company to redeem its shares by the payment in cash therefore of a sum equal to 100% of the stated value of $4.00 per share, plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the certificate of designation; provided however, that in the event that the Company completes a public offering prior to the redemption date, then any holder may only cause the Company to redeem any outstanding series X senior convertible preferred stock by paying such redemption price in twelve (12) equal monthly installments with the first such payment due on the date that is six (6) months following the date that the Company completes such public offering.

Non-redeemable Preferred Stock

Series A Preferred Stock

Each share of series A preferred stock is entitled to a number of votes and converts to a number of shares equal to the sum of all shares of common stock and series B preferred stock issued and outstanding, divided by the number shares of series A preferred stock held. Holders of series A preferred stock do not have any dividend, liquidation or redemption rights.

Series B Preferred Stock

Each share of series B preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series B preferred stock is convertible into two (2) shares of common stock (subject to adjustment for forward stock splits but not reverse stock splits). Holders of series B preferred stock do not have any dividend, liquidation or redemption rights.

F-60

Series C Preferred Stock

Each share of series C preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series C preferred stock is convertible into 100,000 shares of common stock (subject to adjustment for forward stock splits but not reverse stock splits). If the Company lists on an exchange, it has the right to repurchase these shares at a purchase price of $50,000 per share. Holders of series C preferred stock do not have any dividend, liquidation or redemption rights.

Series D Preferred Stock

Each share of series D preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series D preferred stock is convertible into two (2) shares of common stock. Holders of series D preferred stock do not have any dividend, liquidation or redemption rights.

Series E Preferred Stock

Each share of series E preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series E preferred stock is convertible into two (2) shares of common stock. Holders of series E preferred stock do not have any dividend, liquidation or redemption rights.

Series F Preferred Stock

Each share of series F preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series F preferred stock is convertible into two (2) shares of common stock. Holders of series F preferred stock do not have any dividend, liquidation or redemption rights.

Series F-1 Preferred Stock

Each share of series F-1 preferred stock is convertible into two (2) shares of common stock. Holders of series F-1 preferred stock do not have any voting, dividend, liquidation or redemption rights.

Series H Preferred Stock

Each share of series H preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series H preferred stock is convertible into two (2) shares of common stock. Holders of series H preferred stock do not have any dividend, liquidation or redemption rights.

Series I Preferred Stock

Each share of series I preferred stock is entitled to five (5) votes on all matters submitted to a vote of stockholders. Each share of series I preferred stock is convertible into two (2) shares of common stock. Holders of series I preferred stock do not have any dividend, liquidation or redemption rights.

Series J Preferred Stock

Each share of series J preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series J preferred stock is convertible into two (2) shares of common stock. Holders of series J preferred stock do not have any dividend, liquidation or redemption rights.

F-61

Series K Preferred Stock

Each share of series K preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series K preferred stock is convertible into 1.25 shares of common stock. Holders of series K preferred stock do not have any dividend, liquidation or redemption rights.

Series L Preferred Stock

Each share of series L preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series L preferred stock is convertible into two (2) shares of common stock. Holders of series L preferred stock do not have any dividend, liquidation or redemption rights.

Series R Preferred Stock

Each share of series R preferred stock is entitled to one (1) vote on all matters submitted to a vote of stockholders. Each share of series B preferred stock is convertible into one (1) shares of common stock (subject to adjustment for forward stock splits but not reverse stock splits). Holders of series R preferred stock do not have any dividend, liquidation or redemption rights.

Preferred Stock Transactions

During the year ended December 31, 2022, the Company executed the following transactions:

•	In the second quarter of 2022, 37,500 shares of series D preferred stock were cancelled and exchanged for 37,500 shares of series B preferred stock and 37,500 shares of series H preferred stock were cancelled and exchanged for 37,500 shares of series B preferred stock.

•	On September 7, 2022, the Company issued 818,750 shares of series J preferred stock in connection with the acquisition of Nova. See also Note 2.

•	On September 12, 2022, the Company issued 375,000 shares of series X preferred stock for $1,500,000. See Note 9 for further discussion.

•	On October 10, 2022, the Chief Operating Officer received 18,750 shares of series B preferred stock in exchange for the settlement of employment at the fair value of $1 per share.

•	On October 31, 2022, the Company entered into a Buyback Agreement, pursuant to which the managers of AHI purchased back AHI and returned 175,045 shares of series F preferred stock issued to them, which were remitted to treasury, in exchange for 67,500 shares of series B preferred stock. There was a loss on disposal in the amount of $217,769 which represented net assets and liabilities at the time of sale back.

F-62

•	On November 11, 2022, the Company issued 15,000 shares of series B preferred stock series B to Eric Raper, Investor in exchange for $15,000 at the fair value of $1 per share.

•	On December 15, 2022, the Company issued 10,000 shares of series B preferred stock series B to Gregg E Russell, Investor in exchange for $10,000 at the fair value of $1 per share.

During the year ended December 31, 2021, the Company executed the following transactions:

•	On February 11, 2021, the Chairman of the Board and the Chief Executive Officer each converted 62,500 shares of series I preferred stock into 25,000,000 shares of common stock for a total of 125,000 shares of series I preferred stock converted into 50,000,000 shares of common stock.

•	On March 29, 2021, $265,000 in principle from convertible debt and conventional debt and $298,195 in accrued interest was converted into 140,799 shares of series B preferred stock.

•	On May 31, 2021, the Company issued 894,834 shares of series J preferred stock in connection with the acquisition of Nova. See also Note 3.

•	On July 22, 2021, the Chief Operating Officer received 61,000 shares of series B preferred stock in exchange for accrued salaries of $244,000.

•	On December 28, 2021, the Chairman of the Board and Chief Executive Officer each forfeited and surrendered for no consideration 90,000,000 shares of series I preferred stock totaling 180,000,000 shares.

•	On December 31, 2021, the Company entered into a Buyback Agreement, pursuant to which the managers of Key Tax purchased back Key Tax and returned 325,244 shares of series G preferred stock. There was a loss on disposal in the amount of $1,201,169 which represented net assets and liabilities at the time of sale back.

Common Stock

During the year ended December 31, 2022, the Company executed the following transactions:

•	As part of the Red Rock settlement, the Company issued 658,666,666 shares of common stock (see Note 12).

•	The settlement also required the previous owners to relinquish 35,000,000 shares of common stock resulting in a gain to the Company of $35,000

•	The Red Rock settlement required the previous owners to relinquish warrants for 25,000 shares of common stock.

During the year ended December 31, 2021, the Company executed the following transactions:

•	The Company issued 109,234,241 shares of common stock upon conversion of certain convertible notes.

•	The Company issued 50,000,000 shares of common stock in exchange for 125,000 shares of series I preferred stock.

•	The Company issued 1,627,031 shares of common stock in exchange for professional services.

F-63

12.	WARRANTS

The table below sets forth warrant activity during the years ended December 31, 2022 and 2021:

	Number of Warrants	Weighted Average Exercise Price
Stock Warrants
Balance at January 1, 2022	244,452,143	$0.02
Granted	–	–
Exercised	–	–
Expired	(8,894,287)	0.146
Balance at December 31, 2022	235,557,856	0.015
Warrants Exercisable at December 31, 2022	235,557,856	$0.015

	Number of Warrants	Weighted Average Exercise Price
Stock Warrants
Balance at January 1, 2021	14,274,477	$0.105
Granted	231,481,466	0.015
Exercised	–	–
Expired	(1,303,800)	0.030
Balance at December 31, 2021	244,452,143	0.020
Warrants Exercisable at December 31, 2021	235,481,466	$0.020

13.	DISCONTINUED OPERATIONS

The Company and We3 managers entered into a resignation, release and buyback agreement and addendum, effective October 31, 2022, pursuant to which We3 managers purchased We3 in exchange for returning 175,045 shares of series F preferred stock. There was a loss on disposal in the amount of $217,769 on October 31, 2022 which represented net assets and liabilities at the time of sale back.

On May 1, 2018, the Company entered into a stock for stock purchase agreement with the sellers of Red Rock and a related management agreement to manage Red Rock. The terms and conditions of those agreements were subsequently violated causing the transaction to be reversed and dissolved on May 31, 2019. Red Rock reverted to its previous ownership, the Company canceled the shares of series K preferred stock related to the aborted acquisition and the Company filed notice with the State of Florida of the dissolution.

F-64

On October 4, 2020, the Company filed a lawsuit in Florida seeking to nullify agreements with six individuals. In violation of the management agreement entered into by the Company and Ihsane (Jay) Jahid in connection with the Company’s acquisition of Red Rock, the Company alleges that Mr. Jahid engaged in self-interested, self-serving conduct utilizing the Company’s goodwill to enter into certain convertible note agreements with Matt Kanuck, Rita Home & Investment, LLC, Taoufik Litefti, Khalid Ahroum, and Iham Taharraoui without the legal authority to bind the Company. The Company alleges that it did not authorize Mr. Jahid to enter into the subject agreements with the five other defendants, was not aware that Mr. Jahid had done so, Mr. Jahid was acting outside of the scope of his authority when he caused the Company to enter into the agreements, the five other defendants knew or should have known that Mr. Jahid did not have the authority to bind the Company to the obligations contemplated by the subject agreements, and any rights that the five other defendants claim under the agreements with Mr. Jahid are controverted by the management agreement that was in place between the Company and Mr. Jahid and therefore cannot form the basis for any breach of contract claims against the Company. The parties are currently engaged in settlement negotiations.

On April 26, 2021, the Company filed a lawsuit against investors in Red Rock seeking a judgement declaring that convertible secured notes issued to them by Red Rock purportedly convertible into the Company’s common stock to be null and void, and defendants subsequently filed a counterclaim. On July 29, 2022, the parties entered into a mediated settlement agreement whereby defendants agreed to dismiss all claims against the Company related to the notes and accrued interest in the amount of $510,418 and further agreed to cancel and return common stock and warrants issued to claimants in a related 2020 settlement. The Company agreed to issue defendants 592,000,000 shares of common stock. As a result of the settlement agreement, the convertible notes and accrued interest were written-off in the third quarter of 2022 resulting in a gain of $510,417 which is recorded in discontinued operations. As of December 31, 2022, in a separate settlement and additional 66,666,666 shares were added to the settlement for a total of 658,666,666 shares issued and recorded in common stock for $658,666, additional paid in capital for $(409,775). The settlement also required the previous owners to relinquish 35,000,000 shares of common stock.

Prior to the settlement, the Company continued to carry Red Rock liabilities on its balance sheet including accounts payables and accrued expenses of $1,872,086, convertible notes payable of $240,000, accrued interest of $214,318 and a derivative liability of $378,877 as of September 30, 2021. The derivative liability is a function of the convertible notes and accrued interest and the accounts payable and accrued expenses of $1,872,086 is deemed to be the responsibility of the current owners of Red Rock and was written-off by the Company in the third quarter of 2021 resulting in a gain of $328,718, which is recorded in discontinued operations.

	December 31,
	2022	2021

Net liabilities of discontinued operations
Cash	$–	$15,019
Accounts receivable	–	18,397
Residential housing	–	319,856
(Accumulated depreciation)	–	(139,397)
Accounts payable and accrued expenses	–	(2,264)
Accrued interest	–	(231,318)
Convertible debt	–	(240,000)
Derivative liability	–	–
Net liabilities of discontinued operations	$–	$(259,707)

F-65

	Year Ended December 31,
	2022	2021

Gain (Loss) from discontinued operations
Revenue	$133,217	$129,803
Cost of sales	(65,209)	(79,953)
Selling, general and administrative expenses	(63,534)	(85,872)
Interest expense	(39,100)	(68,378)
Change in derivative liability	–	37,793
Loss on divestiture of subsidiary	(217,769)	–
Gain no change in estimate	(4,474)	(13,279)
Gain on elimination of derivative liability	–	378,877
Gain on settlement of debt	–	–
Gain on reversal of Red Rock liability	510,418	1,872,086
Loss on settlement	(212,600)	–
Gain from discontinued operations	$40,949	$2,171,077

Loss from discontinued operations of We3, divested on October 31, 2022, which are presented in total as discontinued operations in the Company’s Consolidated Statement of Operations for the years ended December 31, 2022 and 2021, are as follows:

	Year Ended December 31,
	2022	2021

Gain (Loss) from discontinued operations
Revenue	$133,217	$129,803
Cost of sales	(65,209)	(79,953)
Selling, general and administrative expenses	(63,534)	(85,871)
Loss on divestiture of subsidiary	(217,769)	–
Gain no change in estimate	(4,474)	(13,279)
(Loss) from discontinued operations	$(217,769)	$(49,300)

14.	GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS, NET

The following table shows the Company’s goodwill balances by reportable segment. The Company reviews goodwill for impairment on a reporting unit basis annually and whenever events or changes in circumstances indicate the carrying value of goodwill may not be recoverable. During the years ended December 31, 2022 and 2021, the Company recognized goodwill impairment in the amount of $2,092,048 and $0, respectively. The Company based this decision on impairment testing of the underlying assets, expected cash flows, decreased asset value and other factors.

F-66

The following table shows goodwill balances by reportable segment:

	Affordable Housing Rentals	Financial Services	Healthcare	Total

Gross carrying value at December 31, 2021	$–	$2,092,048	$5,666,608	$7,758,656
Accumulated impairment	–	–	–	–
Carrying value at December 31, 2021	–	2,092,048	5,666,608	7,758,656
Accumulated impairment	–	(2,092,048)	–	(2,092,048)
Carrying value at December 31, 2022	$–	$–	$5,666,608	$5,666,608

15.	COMMITMENTS AND CONTINGENCIES

Leases

ASC 842, “Leases”, requires that a lessee recognize the assets and liabilities that arise from operating leases, A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transaction, lessees and lessors are required to recognize and measure leases at either the effective date (the “effective date method”) or the beginning of the earliest period presented (the “comparative method”) using a modified retrospective approach. Under the effective date method, the Company’s comparative period reporting is unchanged. In contrast, under the comparative method, the Company’s date of initial application is the beginning of the earliest comparative period presented, and the Topic 842 transition guidance is then applied to all comparative periods presented. Further, under either transition method, the standard includes certain practical expedients intended to ease the burden of adoption. The Company adopted ASC 842, January 1, 2020, using the effective date method and elected certain practical expedients allowing the Company not to reassess:

•	whether expired or existing contracts contain leases under the new definition of a lease;

•	lease classification for expired or existing leases; and

•	whether previously capitalized initial direct costs would qualify for capitalization under Topic 842.

The Company also made the accounting policy decision not to recognize lease assets and liabilities for leases with a term of 12 months or less.

The Company recorded operating lease expense of $301,321 and $185,831 for the years ended December 31, 2022 and 2021, respectively.

The Company has operating leases with future commitments as follows:

Amount
2023	$148,192
2024	62,355
2025	16,631
Total	$227,178

F-67

Employees

The Company agreed to pay $360,000 per year and a $200,000 of target annual incentive granted in December 2021 and 2022 to the Chief Executive Officer based on his employment agreement since July 1, 2020 of which currently 50% is paid in cash and 50% is accrued. The Company previously paid the Chief Executive Officer $300,000 per year. The total outstanding accrued compensation as of December 31, 2022 and 2021 were $1,870,500 and $1,385,000, respectively.

The Company agreed to pay $360,000 per year and a $200,000 of target annual incentive in December 2021 and 2022 to the Chairman of the Board based on his employment agreement since July 1, 2020 of which currently 50% is paid in cash and 50% is accrued. The Company previously paid the Chairman of the Board $300,000 per year. The total outstanding accrued compensation as of December 31, 2022 and December 31, 2021 were $1,863,000 and $1,400,000, respectively.

The Company agreed to pay $120,000 per year to the Chief Operating Officer based on his amended employment agreement executed on May 15, 2019. In the third quarter of 2021, the Chief Operating Officer received 61,000 shares of series B preferred stock in exchange for accrued salaries of $244,000. In September 6, 2022, the Chief Operating Officer received 18,750 shares of series B preferred stock in exchange for services. On October 10, 2022, the Company issued 18,750 shares of series B preferred stock at the fair value of $1 per share in exchange for the accrued salaries of $159,000 resulting in a gain on accrued compensation settlement of $140,250. The total outstanding accrued compensation as of December 31, 2022 and December 31, 2021 was $0 and $159,000, respectively.

The Company agreed to pay $156,000 per year to the previous Chief Financial Officer based on his amended employment agreement executed on May 15, 2021. The total outstanding accrued compensation as of December 31, 2022 and December 31, 2021 was $17,057.

The Company entered into a Management Agreement effective May 31, 2021 for compensation to the principals of Nova in the form of an annual base salaries of $372,000 to one of the 3 doctors, $450,000 to the second, and $372,000 to the third doctor.

Collectively, as a group, such principals will receive an annual cash bonus and stock equity set forth below, which will be conditioned upon the Company achieving 100% of the annual objectives of financial performance goals as set forth below.

Year	Minimum Annual Nova EBITDA	Cash Annual Bonus	Series J Preferred Stock
2022	$2.0M	$120,000	120,000 Shares
2022	$2.4M	$150,000	135,000 Shares
2023	$3.7M	$210,000	150,000 Shares
2024	$5.5M	$300,000	180,000 Shares
2025	$8.0M	$420,000	210,000 Shares

On May 31, 2019, Platinum Tax Defenders entered into an employment agreement with a manager with a term of 5 years, whereby Platinum Tax Defenders provides for compensation of $17,333 per month along with a bonus incentive if financial performance measures were met. The contract was terminated December 31, 2021.

16.	LEGAL PROCEEDINGS

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. Management is not currently aware of any such legal proceedings or claims that it believes will have a material adverse effect on the Company’s business, financial condition, or operating results.

F-68

17.	INCOME TAXES

At December 31, 2022, the Company had federal and state net operating loss carry forwards of approximately $27,858,733 that expire in various years through the year 2038. Due to operating losses, there is no provision for current federal or state income taxes for the years ended December 31, 2022 and 2021.

Due to operating losses, there is no provision for current federal or state income taxes for the years ended December 31, 2022 and 2021.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at December 31, 2022 and 2021 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $5,991,000 and $4,991,000, respectively, less a valuation allowance in the amount of approximately $5,991,000 and $4,991,000, respectively. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in both 2022 and 2021. The valuation allowance increased by approximately $1 million from the year ended December 31, 2022.

The Company’s total deferred tax asset as of December 31, 2022 and 2021 is as follows:

	2022	2021
Deferred tax assets	$5,991,000	$4,991,000
Valuation allowance	(5,991,000)	(4,991,000)
Net deferred tax asset	$–	$–

F-69

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law by President Trump. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018, while also repealing the deduction for domestic production activities, implementing a territorial tax system, and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. U.S. GAAP requires that the impact of tax legislation be recognized in the period in which the law was enacted. The provisional amounts incorporate assumptions made based upon the Company’s current interpretation of the Tax Reform Act and may change as the Company receives additional clarification and implementation guidance.

18.	SEGMENT REPORTING

The Company has four reportable operating segments as determined by management using the “management approach” as defined by the authoritative guidance on Disclosures about Segments of an Enterprise and Related Information:

(1)	Affordable Housing (AHI) (Divested as of October 31, 2022)

(2)	Tax Resolution Services (Platinum Tax and Key Tax (Divested as of December 31, 2021)

(3)	Real Estate (Edge View)

(4)	Healthcare (Nova)

These segments are a result of differences in the nature of the products and services sold. Corporate administration costs, which include, but are not limited to, general accounting, human resources, legal and credit and collections, are partially allocated to the three operating segments. Other revenue consists of nonrecurring items.

The Affordable Housing segment leases and sells mobile homes as an option for a homeowner wishing to avoid large down payments, expensive maintenance costs, large monthly mortgage payments and high property taxes and insurance which is a common trait of brick-and-mortar homes. Additionally, if bad credit is an issue preventing potential homeowners from purchasing a traditional house, the Company will provide a "lease to own" option so people secure their family home.

The Tax Resolution Services segment provides tax resolution services to individuals and companies that have federal and state tax liabilities. The company collects fees based on efforts to negotiate and assist in the settlement of outstanding tax debts.

The Real Estate segment consists of Edge View, which owns 30 prime acres of land; 23.5 acres zoned MDR (Medium Density Residential) with 12 lots already platted and 48 lots zoned HDR (High Density Residential), 4 acres of dedicated river front property zoned for recreation on the Salmon River, Idaho’s premier whitewater river and 2.5 acres zoned for commercial use. All land is in the city limits of Salmon and adjacent to the Frank church Wilderness Park (the largest wilderness park in the lower 48 states).

The Healthcare segment provides a full range of diagnostic and surgical services for injuries and disorders of the skeletal system and associated bones, joints, tendons, muscles, ligaments, and nerves.

F-70

Management uses numerous tools and methods to evaluate and measure of its subsidiaries’ success. To help succeed, management retains the prior owners of the subsidiaries and allow them to do what they do best is run the business. Additionally, management monitors key metrics primarily revenues and net income from operations.

	As of December 31,
	2022	2021 (Restated)
Assets:
Financial Services	$8,577	$2,897,272
Healthcare	12,692,531	12,443,820
Real Estate	592,557	611,900
Others	59,692	(655,953)
Consolidated assets	$13,353,357	$15,297,039

	Years Ended December 31,
	2022	2021 (Restated)
Revenues:
Financial Services	$1,305,077	$4,313,167
Healthcare	10,693,196	5,413,890
Real Estate	–	152,000
Consolidated revenues	$11,998,273	$9,879,057

Cost of Sales:
Financial Services	$397,347	$1,942,411
Healthcare	4,060,034	1,746,561
Real Estate	–	79,481
Consolidated cost of sales	$4,457,381	$3,768,453

Income (Loss) from operations from subsidiaries
Financial Services	$(122,857)	$187,027
Healthcare	5,845,052	3,272,241
Real Estate	(19,345)	68,744
Income (loss) from operations from subsidiaries	$5,702,850	$3,528,012

Loss from operations from Cardiff Lexington	$(4,010,866)	$(1,865,888)
Total income (loss) from operations	$1,691,984	$1,662,124

Income (Loss) before taxes
Financial Services	$(2,219,832)	$794,778
Healthcare	74,880	1,714,627
Real Estate	(19,345)	68,744
Corporate, administration and other non-operating expenses	(3,265,224)	(1,911,856)
Consolidated income (loss) before taxes	$(5,429,521)	$666,293

F-71

19.	SUBSEQUENT EVENTS

The Company has evaluated its operations subsequent to December 31, 2022 to the date these consolidated financial statements were available to be issued and determined the following subsequent events and transactions required disclosure in these consolidated financial statements.

On the various dates in January and February 2023, the Company converted $58,800 of various convertible debts, $5,873 in accrued interests and $1,390 in penalties and fees into 118,682,378 shares of the Company’s common stock.

On May 25, 2023, the Company issued 3,150 shares of Series B Preferred Stock to Zia Choe, Interim Chief Financial Officer. These shares were fully vested upon grant.

On June 5, 2023, the Company executed a seventh tranche under Convertible Note 40 in the principal amount of $136,667, less original issue discount and fee of $39,167.

On June 22, 2023, 8,200,562 shares of series K preferred stock were cancelled in connection with terminated acquisition of Red Rock.

F-72

               Shares of Common Stock

Cardiff Lexington Corporation

______________________

PROSPECTUS

______________________

Craft Capital Management LLC	R.F. Lafferty & Co., Inc.

, 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, NYSE American listing fee and FINRA filing fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee		$1,077.21
NYSE American listing fee		*
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Printing and related fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

*To be filed by amendment.

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our amended and restated bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our amended and restated bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

To the maximum extent permitted by law, our amended and restated articles of incorporation eliminate or limit the liability of our directors to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director.

II-1

We have entered or intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated articles of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated articles of incorporation and amended and restated bylaws.

We are in the process of obtaining standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The underwriting agreement, filed as Exhibit 1.1 to this registration statement, will provide for indemnification, under certain circumstances, by the underwriter of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

Subsequent to March 31, 2023, we issued 156,000,000 shares of common stock upon conversion of certain convertible notes.

On July 24, 2023, we issued 5,000 shares of series E preferred stock as compensation for the property manager of Edge View.

On May 25, 2023, we issued 3,150 shares of series B preferred stock to Zia Choe, Interim Chief Financial Officer.

During the three months ended March 31, 2023, we issued 118,682,378 shares of common stock upon conversion of certain convertible notes.

On October 31, 2022, we issued 67,500 shares of series B preferred stock to the owners of AHI in connection with the buyback agreement described elsewhere in this prospectus.

On September 22, 2022, we issued a consolidated senior secured convertible promissory note in the principal amount of $2,600,000 to Leonite Capital LLC. Leonite Capital LLC subsequently advanced additional funds under this note. As of the date of this prospectus, the principal amount outstanding is $3,238,167. Each advance matures one year from the date of issuance; provided that such maturity date shall be extended to the date that is eighteen months from the closing of this offering if such offering is completed prior to the maturity date. The note bears interest at a rate of 10% per annum; provided that upon an event of default (as defined in the note), such rate shall increase to the lesser of 15% or the maximum legal rate. The holder of the note may, in its sole discretion, elect to convert any outstanding and unpaid principal portion of the note and any accrued but unpaid interest on such portion into our common stock at a conversion price equal to the lower of (i) the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, with such fixed price being subject to standard adjustments, including a price-based antidilution adjustment in the event that we issue securities at a lower price than such fixed conversion price (subject to certain exceptions).

On September 12, 2022, we issued 375,000 shares of series X senior convertible preferred stock for $1,500,000.

II-2

On September 7, 2022, we issued 818,750 shares of series J preferred stock for $3,275,000.

On July 29, 2022, we issued an aggregate of 592,000,000 shares of common stock as part of the settlement with Red Rock described elsewhere in this prospectus.

On June 28, 2022, we issued 66,666,666 shares of common stock to Red Rock as part of the settlement described elsewhere in this prospectus.

In the second quarter of 2022, we issued 37,500 shares of series B preferred stock in exchange for the cancellation of 37,500 shares of series D preferred stock and 37,500 shares of series B preferred stock in exchange for the cancellation of 37,500 shares of series H preferred stock.

During the nine months ended September 30, 2022, we issued 84,028,411 shares of common stock upon the conversion of certain convertible notes payable.

On July 22, 2021, we issued 61,000 shares of series B preferred stock in exchange for accrued salaries of $244,000.

On May 31, 2021, we issued 894,834 shares of series J preferred stock for $3,579,334.

On May 31, 2021, we issued 868,056 shares of series N preferred stock for $3,000,000.

On May 31, 2021, we issued a five-year warrant to SILAC Insurance Company for the purchase of 231,481,466 shares of common stock at an exercise price of $0.015.

May 25, 2021, we issued 1,275,427 shares of common stock for services.

On April 26, 2021, we issued a convertible promissory note in the principal amount of $153,500 to Power Up Lending Group Ltd. Power Up Lending Group Ltd. subsequently advanced additional funds under this note and $168,866 in principal remains outstanding. This note matured on the first anniversary of the date of issuance and accrues interest at a rate of 6% per annum; provided that any amount of principal or interest which is not paid within one (1) year after the maturity date shall bear interest at a rate of 22% per annum. The holder of the note may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to 62% of the average of the two (2) lowest closing prices of our common stock during the fifteen (15) trading days prior to the conversion date.

On March 29, 2021, we issued 140,799 shares of series B preferred stock upon the conversion of $265,000 in principle and $298,195 in accrued interest from convertible debt.

On February 11, 2021, we issued 50,000,000 shares of common stock in exchange for 125,000 shares of series I preferred stock.

On February 9, 2021 we issued a convertible promissory note in the principal amount of $103,500 to Power Up Lending Group Ltd. Power Up Lending Group Ltd. subsequently advanced additional funds under this note and $47,200 in principal remains outstanding. This note matured on the first anniversary of the date of issuance and accrues interest at a rate of 6% per annum; provided that any amount of principal or interest which is not paid within one (1) year after the maturity date shall bear interest at a rate of 22% per annum. The holder of the note may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to 62% of the average of the two (2) lowest closing prices of our common stock during the fifteen (15) trading days prior to the conversion date.

During year ended December 31, 2021, we issued 109,234,241 shares of common stock upon the conversion of certain convertible notes.

During year ended December 31, 2021, we issued 1,627,031 shares of common stock in exchange for professional services.

On November 5, 2020, we issued 18,000 shares of common stock to an investor relations advisor for services.

II-3

On September 3, 2020, we issued a senior secured convertible promissory note in the principal amount of up to $200,000 to GHS Investments, LLC, which amount was advanced in several advances, and of which $340,000 in principal remains outstanding. Each advance matures nine months from the date of issuance bears interest at a rate of 10% per annum; provided that upon an event of default (as defined in the note), such rate shall increase to 18%. The holder may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to the lower of $0.1100 or the closing price of our common stock on the day prior to such conversion. In addition, this note shall automatically convert into our common stock on the date that our common stock commences trading on NYSE American at a conversion price equal to 90% of the public offering price for this offering.

On August 24, 2020, we issued 163,814 shares of common stock to a financial advisor for services.

During year ended December 31, 2020, we issued 5,014,697 shares of common stock upon conversion of certain convertible notes payable.

No underwriters were involved in these issuances. We believe that each of the above issuances was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of Cardiff Lexington Corporation
3.2	Certificate of Designation of Series A Preferred Stock of Cardiff Lexington Corporation
3.3	Certificate of Designation of Series B Preferred Stock of Cardiff Lexington Corporation
3.4	Certificate of Designation of Series C Preferred Stock of Cardiff Lexington Corporation
3.5	Certificate of Designation of Series E Preferred Stock of Cardiff Lexington Corporation
3.6	Certificate of Designation of Series F-1 Preferred Stock of Cardiff Lexington Corporation
3.7	Certificate of Designation of Series I Preferred Stock of Cardiff Lexington Corporation
3.8	Certificate of Designation of Series J Preferred Stock of Cardiff Lexington Corporation
3.9	Certificate of Designation of Series L Preferred Stock of Cardiff Lexington Corporation
3.10	Certificate of Designation of Series N Senior Convertible Preferred Stock of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed on June 6, 2023)
3.11	Certificate of Designation of Series R Preferred Stock of Cardiff Lexington Corporation
3.12	Certificate of Designation of Series X Senior Convertible Preferred Stock of Cardiff Lexington Corporation
3.13	Amended and Restated Bylaws of Cardiff Lexington Corporation (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed on June 6, 2023)
4.1*	Form of Representatives’ Warrant (included in Exhibit 1.1)
4.2	Common Stock Purchase Warrant issued by Cardiff Lexington Corporation to SILAC Insurance Company on May 21, 2021 (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K filed on June 6, 2023)
5.1*	Opinion of Sherman & Howard L.L.C. as to the legality of the shares
10.1	Management Agreement, dated June 4, 2021, among by Cardiff Lexington Corporation, Nova Ortho and Spine, PLLC and Dr. Marc D Brodsky, Michael Wycoki, Jr., PA and Dr. Kevin Fitzgerald (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 7, 2021)
10.2	Securities Exchange and Purchase Agreement, dated September 22, 2022, among Cardiff Lexington Corporation, We Three, LLC, d/b/a Affordable Housing Initiative, Edge View Properties, Inc., Platinum Tax Defenders, Nova Ortho and Spine, PLLC and Leonite Capital LLC (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed on June 6, 2023)

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10.3	Consolidated Senior Secured Convertible Promissory Note issued by Cardiff Lexington Corporation to Leonite Capital LLC on September 22, 2022, as amended (incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K filed on June 6, 2023)
10.4	Pledge and Security Agreement, dated September 22, 2022, among Cardiff Lexington Corporation, We Three, LLC, d/b/a Affordable Housing Initiative, Edge View Properties, Inc., Platinum Tax Defenders, Nova Ortho and Spine, PLLC and Leonite Fund I, LP (incorporated by reference to Exhibit 10.4 to the Annual Report on Form 10-K filed on June 6, 2023)
10.5	Securities Purchase Agreement, dated June 1, 2021, between Cardiff Lexington Corporation and SILAC Insurance Company (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K filed on June 6, 2023)
10.6	Guaranty, dated June 1, 2021, by Nova Ortho and Spine, PLLC in favor of SILAC Insurance Company (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K filed on June 6, 2023)
10.7	Security Agreement, dated June 1, 2021, between Nova Ortho and Spine, PLLC and SILAC Insurance Company (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K filed on June 6, 2023)
10.8	Security and Stock Pledge Agreement, dated June 1, 2021, between Cardiff Lexington Corporation and SILAC Insurance Company (incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K filed on June 6, 2023)
10.9	Securities Purchase Agreement, dated September 3, 2020, between Cardiff Lexington Corporation and GHS Investments, LLC (incorporated by reference to Exhibit 10.9 to the Annual Report on Form 10-K filed on June 6, 2023)
10.10	Senior Secured Convertible Promissory Note issued by Cardiff Lexington Corporation to GHS Investments, LLC on September 3, 2020 (incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K filed on June 6, 2023)
10.11	Security and Pledge Agreement, dated September 3, 2020, between Cardiff Lexington Corporation and GHS Investments, LLC (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K filed on June 6, 2023)
10.12	Convertible Promissory Note issued by Cardiff Lexington Corporation to Power Up Lending Group Ltd. on April 16, 2021 (incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K filed on June 6, 2023)
10.13	Convertible Promissory Note issued by Cardiff Lexington Corporation to Power Up Lending Group Ltd. on February 9, 2021 (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K filed on June 6, 2023)
10.14	8% Convertible Secured Redeemable Note issued by Cardiff Lexington Corporation to GHS Investments, LLC on November 8, 2019 (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed on July 19, 2023)
10.15	Convertible Promissory Note issued by Cardiff Lexington Corporation to Greentree Financial Group, Inc. on January 24, 2017 (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K filed on June 6, 2023)
10.16	Convertible Promissory Note issued by Cardiff Lexington Corporation to Greentree Financial Group, Inc. on September 12, 2016 (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K filed on June 6, 2023)
10.17†	Employment Agreement, dated July 15, 2020, between the Cardiff Lexington Corporation and Alex Cunningham (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed on March 31, 2021)
10.18†	Employment Agreement, dated July 15, 2020, between Cardiff Lexington Corporation and Daniel Thompson (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K filed on March 31, 2021)
10.19*	Form of Independent Director Agreement between Cardiff Lexington Corporation independent directors
10.20*	Form of Indemnification Agreement between Cardiff Lexington Corporation directors and officers
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on June 6, 2023)
23.1	Consent of Grassi & Co., CPAs, P.C.
23.2*	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 filed on July 19, 2023)
99.1	Consent of Gillard B. Johnson, III (director nominee) (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-1 filed on July 19, 2023)
99.2	Consent of Cathy Pennington (director nominee) (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-1 filed on July 19, 2023)
99.3	Consent of L. Jack Staley (director nominee) (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-1 filed on July 19, 2023)
107	Exhibit Filing Fees

__________

*	To be filed by amendment

† Executive compensation plan or arrangement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 3, 2023.

CARDIFF LEXINGTON CORPORATION

By:	/s/ Alex Cunningham
Alex Cunningham Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alex Cunningham	Chief Executive Officer and Director (principal executive officer)	August 3, 2023
Alex Cunningham

*	Interim Chief Financial Officer (principal financial and accounting officer)	August 3, 2023
Zia Choe

*	Chairman of the Board	August 3, 2023
Daniel Thompson

* By: /s/ Alex Cunningham

Alex Cunningham

Attorney-In-Fact

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